SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                                 Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Silicon Graphics International Corp.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	1.	Title of each class of securities to which transaction applies:
	2.	Aggregate number of securities to which transaction applies:
	3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	4.	Proposed maximum aggregate value of transaction:
	5.	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	6.	Amount Previously Paid:
	7.	Form, Schedule or Registration Statement No.:
	8.	Filing Party:
	9.	Date Filed:

900 North McCarthy Blvd.

Milpitas, California 95035

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Silicon Graphics International Corp., a Delaware corporation (the “Company”). The meeting will be held on Tuesday, December 9, 2014 at 9:00 AM local time at our executive offices located at 900 North McCarthy Blvd., Milpitas, California 95035 (the “Annual Meeting”) for the following purposes:

1. To elect the Board’s seven nominees for director named herein to serve until the next annual meeting and until their successors are duly elected and qualified;

2. To approve the adoption of the Company’s 2014 Omnibus Incentive Plan;

3. To approve the Company’s Amended and Restated Employee Stock Purchase Plan;

4. To ratify the selection by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 26, 2015;

5. To approve a non-binding, advisory resolution on executive compensation; and

6. To conduct any other business properly brought before the Annual Meeting and any postponement(s) or adjournment(s) thereof.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is October 17, 2014. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to Be Held on December 9, 2014 at 9:00 AM local time at our executive offices located at 900 North McCarthy Blvd., Milpitas, California 95035.

The proxy statement and annual report to stockholders

are available at http://investors.sgi.com/annuals.cfm

By Order of the Board of Directors,

/s/ Jennifer W. Pileggi
Jennifer W. Pileggi
Corporate Secretary

Milpitas, California

October 24, 2014

You are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting, please complete, date, sign and return the enclosed proxy card, or vote via the Internet or over the telephone as instructed in these materials, as promptly as possible in order to ensure your representation at the Annual Meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

900 North McCarthy Blvd.

Milpitas, California 95035

PROXY STATEMENT

October 24, 2014

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why am I receiving these materials?

We have sent you these proxy materials because the Board of Directors (the “Board”) of Silicon Graphics International Corp. (sometimes referred to as the “Company” or “SGI”) is soliciting your proxy to vote at the 2014 Annual Meeting of Stockholders, including at any adjournments or postponements of the meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone. In addition, we are sending our stockholders an annual report that will accompany this proxy statement in accordance with SEC rules.

We intend to mail these proxy materials on or about October 30, 2014 to all stockholders of record entitled to vote at the Annual Meeting.

How do I attend the Annual Meeting?

The meeting will be held on Tuesday, December 9, 2014 at 9:00 AM local time at our executive offices located at 900 North McCarthy Blvd., Milpitas, California 95035. Information on how to vote at the Annual Meeting is discussed below.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on October 17, 2014 will be entitled to vote at the Annual Meeting. On this record date, there were 34,582,559 shares of common stock outstanding and entitled to vote.

Stockholders of Record: Shares Registered in Your Name. If on October 17, 2014 your shares were registered directly in your name with SGI’s transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy via the Internet or over the telephone as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank. If on October 17, 2014 your shares were held not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar financial institution, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that financial institution. The financial institution holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, because you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a “legal proxy” from your broker or other agent.

What am I voting on?

There are five matters scheduled for a vote:

•	Election of our seven nominees for director;

•	Approval of the adoption of our 2014 Omnibus Incentive Plan (the “2014 Plan”);

•	Approval of our Amended and Restated Employee Stock Purchase Plan;

•	Ratification of the selection by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending June 26, 2015; and

•	A non-binding advisory vote on executive compensation.

What if another matter is properly brought before the meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

You may either vote “FOR” all the nominees to the Board of Directors or you may “WITHHOLD” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “FOR” or “AGAINST” or abstain from voting. The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, you may vote in person at the Annual Meeting, vote by proxy using the enclosed proxy card, or vote by proxy via the Internet or over the telephone. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

•	To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•	To vote over the telephone, dial toll-free 1.800.690.6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 9:00 PM Pacific Time on December 8, 2014 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank. If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received voting instructions with these proxy materials from that organization rather than from SGI. Simply complete and mail the voting instruction form to ensure that your vote is counted. Alternatively, you may vote by telephone or by Internet, as instructed by your broker or bank. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you owned as of October 17, 2014.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “FOR” the election of all seven nominees for director, “FOR” the approval and adoption of the 2014 Plan, “FOR” the approval of the Amended and Restated Employee Stock Purchase Plan, “FOR” the ratification of the selection by the Audit Committee of the Board of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending June 26, 2015, and “FOR” the non-binding, advisory resolution on SGI’s executive compensation. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees and MacKenzie Partners, Inc. (“MacKenzie Partners”) may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies but MacKenzie Partners will be paid its customary fee, which is estimated to not exceed $15,000 plus out-of-pocket expenses, if it solicits proxies. We will also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the proxy cards in the proxy materials and complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or via the Internet.

•	You may send a timely written notice that you are revoking your proxy to SGI’s Corporate Secretary at 900 North McCarthy Blvd., Milpitas, California 95035.

•	You may attend the Annual Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone proxy is the one that is counted.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals due for next year’s Annual Meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing prior to July 2, 2015 to our Corporate Secretary at 900 North McCarthy Blvd., Milpitas, California 95035; provided, however, that if our 2015 Annual Meeting is held before November 9, 2015 or after January 8, 2016, you must provide specified information to us a reasonable time before we begin to print and send our proxy statement for our 2015 annual meeting. Additionally, if you wish to submit a proposal that is not to be included in next year’s proxy materials, or if you wish to nominate a director pursuant to our Bylaws, then you must provide specified information to us between August 11, 2015 and September 10, 2015; provided, however, that if our 2015 annual meeting is held before November 9, 2015 or after January 8, 2016, you must provide that specified information to us not earlier than the 120th day prior to the 2015 annual meeting and not later than the 90th day prior to the 2015 annual meeting or the 10th day following the day on which we first publicly announce the date of the 2015 annual meeting. If you wish to do so, please review our Bylaws, which contain a description of the information required to be submitted as well as additional requirements about advance notice of stockholder proposals and director nominations.

How are votes counted?

Votes will be counted by the inspector of elections appointed for the meeting. With respect to Proposal No. 1 (Election of Directors), the inspector of elections will separately count “FOR” and “WITHHOLD” votes. Directors are elected by a plurality, with the seven nominees obtaining the most votes being elected. Because there is no minimum vote required, abstentions and broker non-votes will be entirely excluded from the vote and will have no effect on its outcome. However, as described in Proposal No. 1 below, we have adopted a majority vote standard under our Bylaws, which means that directors may not be eligible to retain their Board seat if they receive a greater number of “WITHHOLD” than “FOR” votes. Under the majority vote standard, any shares that are not voted, whether by abstention, broker non-votes or otherwise, will not affect the election of directors, except to the extent that the failure to vote for an individual will result in another individual receiving a larger proportion of the votes cast.

With respect to Proposal No. 2 (Adoption of 2014 Plan), Proposal No. 3 (Approval of the Amended and Restated Employee Stock Purchase Plan), Proposal No. 4 (Ratification of Auditors), and Proposal No. 5 (Say-on-Pay), the inspector of elections will separately count “FOR,” “AGAINST” and “ABSTAIN” votes. Each of these proposals must be approved by a majority of the shares present and entitled to vote on the proposal. As a result, abstentions will have the same effect as voting against the proposal, while broker non-votes will have no effect on the vote outcome.

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the New York Stock Exchange, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, including the election of directors, actions relating to equity compensation plans, mergers or stockholder proposals.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the meeting in person or represented by proxy. On the record date, there were 34,582,559 shares outstanding and entitled to vote. Thus, the holders of at least 17,291,280 shares must be present in person or represented by proxy at the meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairman of the meeting or the holders of a majority of the shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final votes are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

What proxy materials are available on the Internet?

This Notice of Annual Meeting and Proxy Statement and the Company’s Annual Report on Form 10-K are available on the Company’s website at http://investors.sgi.com/annuals.cfm.

PROPOSAL 1

ELECTION OF DIRECTORS

SGI’s Board of Directors consists of seven directors. There are seven nominees for director this year. Each director to be elected and qualified will hold office until the next annual meeting of stockholders and until his successor is elected, or, if sooner, until the director’s death, resignation or removal. Each of the nominees listed below is currently a director of the Company who was previously elected by the stockholders. The process by which our Nominating and Corporate Governance Committee (“NCGC”) identifies, evaluates and selects potential director nominees involves a variety of factors and criteria, all of which are described under Nominating and Corporate Governance Committee below.

Although SGI does not have a formal policy regarding director attendance at the Annual Meeting, we have invited all of our directors to attend the Annual Meeting. Three of the seven members of SGI’s Board serving at the time of our 2013 annual meeting of stockholders attended the 2013 annual meeting of stockholders.

Because the number of nominees timely nominated for the Annual Meeting does not exceed the number of directors to be elected at the Annual Meeting, the 2014 election is an “uncontested election” under the Bylaws. As a result, directors will be elected if they receive more “FOR” votes than “Withheld” votes of the shares present in person or represented by proxy at the meeting and entitled to vote generally on the election of directors. Pursuant to SGI’s Bylaws, each of the nominees listed below has tendered an irrevocable resignation as a director, which resignation is conditioned upon both: (a) such director failing to have received more “FOR” votes than “Withheld” votes in an election; and (b) acceptance by the Board of Directors of such resignation.

Nominees

The following is a brief biography of each nominee for director and a discussion of the specific experience and qualifications, attributes or skills of each nominee that led the NCGC to recommend that person as a nominee for director, as of the date of this proxy statement.

Name	Age	Position(s) with the Company
Mr. Jorge L. Titinger	53	President and Chief Executive Officer
Mr. Ronald D. Verdoorn	64	Chairman of the Board of Directors
Mr. Charles M. Boesenberg	66	Director
Mr. Gary A. Griffiths	64	Director
General Michael W. Hagee	70	Director
Mr. Douglas R. King	72	Director
Mr. Hagi Schwartz	52	Director

Jorge L. Titinger joined SGI in February 2012 as our President and Chief Executive Officer and as a member of our Board of Directors. The NCGC concluded that Mr. Titinger should continue to serve as a director of the Company due to his knowledge of our products and services in his role as Chief Executive Officer, as well as his extensive experience in the semiconductor industry. Previously, Mr. Titinger served as President and Chief Executive Officer of Verigy Ltd. (a company in the semiconductor automated test equipment business) from January 2011 to July 2011, as President and Chief Operating Officer from July 2010 to January 2011, and as Chief Operating Officer from June 2008 to July 2010. Verigy was acquired by Advantest Corporation in July 2011, and from such time until October 2011, Mr. Titinger provided transitional services as President and Chief Executive Officer of Verigy, then a subsidiary of Advantest. Prior to Verigy, Mr. Titinger was Sr. Vice President and General Manager of Product Business Groups at Form Factor, Inc. (a company in the computer chip technology business) from November 2007 to June 2008. Mr. Titinger previously held management positions at KLA-Tencor Corporation (a company in the semiconductor equipment industry), Applied Materials, Inc. (a company involved in the business of semiconductor manufacturing) and Hewlett-Packard Company. Mr. Titinger holds a Bachelor of Science degree in Electrical Engineering, a Master of Science degree in Electrical Engineering and a Master of Science degree in Engineering Management, each from Stanford University.

Ronald D. Verdoorn has served as a member of our Board of Directors since March 2005 and as Chairman of our Board since January 2006. Mr. Verdoorn also serves as a member of the Compensation Committee. The NCGC concluded that Mr. Verdoorn should continue to serve as Chairman and a director of the Company due to his extensive experience in the operational and managerial requirements of public technology-based companies. This diverse and extensive experience qualifies Mr. Verdoorn as a highly-skilled contributor to our business, possessing and offering unique expertise regarding our strategic vision, management and operations. From January 2012 until February 2012, Mr. Verdoorn served as our interim Chief Executive Officer. From August to December 2011, Mr. Verdoorn was Chief Executive Officer of Fast Wrap USA LLC, a shrink-wrap company specializing in boat wrap, building wrap and large industrial shrink-wrap projects. From January 1999 to 2002, Mr. Verdoorn served as Executive Vice President of Global Operations for Affymetrix, Inc., a company specializing in the development of technology for acquiring and managing complex genetic information for use in biomedical research, genomics and clinical diagnostics, following which he continued as a consultant until December 2003. From 1997 to 1999, Mr. Verdoorn served as an independent consultant to the hard disk drive industry. From 1983 to 1997, Mr. Verdoorn held a number of positions with Seagate Technology, Inc., most recently as Executive Vice President and Chief Operating Officer of Storage Products. Mr. Verdoorn is also on the Board of Directors of Fast Wrap USA LLC. Mr. Verdoorn holds a B.A. in Sociology from Linfield College in Oregon.

Charles M. Boesenberg has been a member of SGI’s Board of Directors since August 2006 and serves as a member of the Audit Committee. Mr. Boesenberg also served as Chairman of the Compensation Committee until November 2013. The NCGC concluded that Mr. Boesenberg should continue to serve as a director of the Company due to his diverse, extensive experience as a director of public company boards and as a business executive within our industry. Mr. Boesenberg’s previous experience in both business leadership and public company director service extends his range of knowledge, providing the Board with important perspectives as it leads and guides the Company from business and governance perspectives. Mr. Boesenberg served as Executive Chairman of the Board of Directors of Callidus Software, a publicly-traded provider of sales performance management and incentive compensation software, from November 2007 until November 2008 and has served as Non-Executive Chairman of the Board of Directors since November 2008. Mr. Boesenberg has held senior executive positions at IBM and Apple and served as President and/or Chief Executive Officer and Chairman of NetIQ Corporation, Central Point Software, Magellan and Integrated Systems. Mr. Boesenberg also currently serves as an Audit, Compensation and Strategy Committee member at Boingo Wireless, Inc., a publicly-traded Wi-Fi software and services provider. Mr. Boesenberg served as a Director from September 2006 to August 2013 at Keynote Systems, a publicly-traded provider of on-demand test and measurement products for mobile communications, VoIP, streaming and Internet performance, which was acquired by Thoma Bravo in August 2013. Additionally, Mr. Boesenberg served from January 2013 to August 2013 on the Board of Websense, Inc., a provider of Internet security software acquired by Vista Capital in June 2013. Mr. Boesenberg served as Chairman of the Board of Directors at Ancestry.com, a publicly-traded provider of online family history, which was acquired by Permira Funds, from July 2006 until December 2012. He has also previously served on the Boards of Directors of Symantec, Interwoven, Macromedia, Onyx Software, Epicor Software and Maxtor. Mr. Boesenberg holds a B.S. in Mechanical Engineering from the Rose Hulman Institute of Technology and an M.S. in Business Administration from Boston University.

Gary A. Griffiths has been a member of SGI’s Board of Directors since November 2004 and serves as the chairman of the NCGC. Mr. Griffiths also is a member of both the Audit Committee and the Compensation Committee. The NCGC concluded that Mr. Griffiths should continue to serve as a director of the Company due to his extensive executive leadership experience in both large complex and globally established companies, as well as his successful entrepreneurial accomplishments throughout his career. This diversity and expertise contributes to the Board’s ability to provide insights and business guidance as we execute our strategy. In December 2009, Mr. Griffiths co-founded Trapit, Inc., an Internet service that aggregates, filters, and curates personalized web content, as Chief Executive Officer. In July 2008, Mr. Griffiths joined LiteScape Technologies, Inc., a company focused on unifying various communication technologies over VoIP, as Chief Executive Officer and Chairman. Upon the acquisition in May 2007 by Cisco Systems, Inc. of WebEx Communications, Inc., a

provider of web-based conferencing solutions, Mr. Griffiths became a Vice President at Cisco, where he remained until April 2008. Mr. Griffiths joined WebEx in December 2005 as Vice President of Products, and became President of WebEx, where he remained until May 2007. From June 1999 to July 2005, Mr. Griffiths was Chairman, President and Chief Executive Officer at Everdream Corporation, a technology services company. Mr. Griffiths holds a B.S. in Aerospace Engineering from the United States Naval Academy and an M.S. from George Washington University.

General Michael W. Hagee has been a member of SGI’s Board of Directors since February 2008 and has served as the chairman of the Compensation Committee since November 2013. General Hagee is also a member of the NCGC. The NCGC concluded that Mr. Hagee should continue to serve as a director of the Company due to his qualifications which include significant expertise and knowledge of the market segment and customers served by our SGI Federal business. His firsthand experience in successfully leading large, complex organizations also proves invaluable to the growth and management of our diverse global sales and services businesses, qualifying him as a diverse and highly skilled director on our Board. General Hagee is the head of MH Dimension Consulting, specializing in advising, counseling and training in topics such as ethical leadership, team building, mentoring and organizational efficiency. General Hagee retired from the Marine Corps in January 2007. From 2003 to 2006 General Hagee was a member of the Joint Chiefs of Staff as the 33rd Commandant of the United States Marine Corps. Prior to that, he was the Commanding General of the 1st Marine Expeditionary Force. In total, General Hagee served in the U.S. military for more than 43 years. General Hagee holds numerous military, civilian, and foreign decorations, including the Bronze Star with Valor, National Intelligence Distinguished Service Medal, and Defense Distinguished Service Medal. General Hagee graduated with distinction from the U.S. Naval Academy in 1968 with a B.S. in Engineering. General Hagee also holds an M.S. in Electrical Engineering from the U.S. Naval Postgraduate School and an M.A. in National Security and Strategic Studies from the Naval War College. General Hagee currently serves as a member of the Board of Directors of Cobham, plc, a publicly-traded British manufacturing company.

Douglas R. King has been a member of SGI’s Board of Directors since February 2008 and serves as the chairman of the Audit Committee. Mr. King is also a member of the NCGC. The NCGC concluded that Mr. King should continue to serve as a director of the Company due to his extensive financial and accounting expertise. He brings invaluable capabilities in financial understanding, business perspective and auditing issues. Through collaboration with our independent auditors and senior management team, Mr. King provides clarity and focus for the Company’s Audit Committee, allowing this vital function to guide the Company’s compliance with current audit issues. This experience qualifies Mr. King as a highly skilled contributor to our business, the Company and the Board. Mr. King is a Certified Public Accountant with more than 30 years of experience in the accounting industry. Mr. King most recently served as the Managing Partner of the San Francisco office of Ernst & Young LLP, from which he retired in 2002. Currently, Mr. King serves on the Boards of Directors of: SJW Corp (as Chairman of the Audit Committee and member of the Executive Compensation and Finance Committees), Westport Innovations Inc. (as Chairman of the Audit Committee and member of the Governance and Strategy Committees) and of the private company Adaptive Spectrum and Signal Alignment, Inc. Prior to that, Mr. King served as a Director, Chairman of the Audit Committee and a member of the Governance, Compensation and Special Committees of Marvell Technology Group and a Director, Chairman of the Audit Committee and member of the Governance Committee of Fuel Systems Solutions, Inc. Mr. King has a B.S. in Psychology and Business from the University of Wisconsin (Madison) and an M.B.A. from the University of Arkansas.

Hagi Schwartz has been a member of SGI’s Board of Directors since August 2004 and is a member of the Audit Committee. The NCGC concluded that Mr. Schwartz should continue to serve as a director of the Company due to his financial expertise and significant audit and financial reporting knowledge, including his experience as Chief Financial Officer and service as a director on the boards of directors of several prominent public companies in our industry. Mr. Schwartz’s success as a venture capitalist across a variety of technology interests, both domestically and internationally, also provides the Board with a seasoned entrepreneurial perspective, together with a valuable network of contacts around the world. This diverse and extensive experience qualifies

Mr. Schwartz as a highly skilled contributor to our business, and as an expert resource to our Board and Company. Mr. Schwartz is a Venture Partner at Western Technology Investment. Since February 2005, Mr. Schwartz has been a Managing Director of Magnolia Capital, an investment advisory firm. From February 2003 to August 2005, Mr. Schwartz was Chief Financial Officer of HyperRoll, Inc., a provider of high-performance database aggregation and summarization software. From September 2000 to July 2002, Mr. Schwartz was Chief Financial Officer of ATRICA, Inc., a telecommunications company. From October 1999 to May 2000, Mr. Schwartz was Chief Financial Officer at Noosh, Inc., a print management software company. From January 1996 to September 1999, Mr. Schwartz served as Vice President of Finance and Chief Financial Officer of Check Point Software, Inc., a software company. Mr. Schwartz currently serves on the Board of Directors of Collective Inc. and is the Chairman of its Audit Committee, and served on the Board of Directors of BigFix, Inc., through its successful acquisition by IBM. Mr. Schwartz has a B.A. in Economics and Accounting from Bar-Ilan University. Mr. Schwartz was a Managing Director of Magnolia Capital Partners, which provided corporate advisory services to its clients in Israel and the United States. Mr. Schwartz is a founder of Pretty Simple Solutions, a provider of a cloud-based Capitalization Table Management system.

The Board of Directors Recommends a Vote “For” Each Named Nominee.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES

Independence of the Board of Directors

As required under the NASDAQ Stock Market (“NASDAQ”) listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board. The Board consults with the Company’s legal counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of NASDAQ, as in effect from time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and SGI and its senior management and its independent auditors, the Board affirmatively has determined for fiscal 2014 that the following directors are independent directors within the meaning of the applicable NASDAQ listing standards: Mr. Boesenberg, Mr. Griffiths, General Hagee, Mr. King, Mr. Schwartz and Mr. Verdoorn. In making its determination, the Board found that none of these directors or nominees for director has a material or other disqualifying relationship with SGI. Mr. Titinger, our President and Chief Executive Officer, is not an independent director.

Board Leadership Structure

SGI’s Board of Directors has an independent Board Chair, Mr. Verdoorn, who has authority, among other things, to call and preside over Board meetings, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the Board Chair has substantial ability to shape the work of the Board. The Company believes that separation of the positions of Board Chair and Chief Executive Officer reinforces the independence of the Board in its oversight of the business and affairs of the Company. In addition, the Company believes that having an independent Board Chair creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of the Company and its stockholders, enhancing the effectiveness of the Board as a whole.

Role of Board in Risk Oversight

SGI’s management team is responsible for identifying and reviewing risks facing our company, including, without limitation, strategic, operational, financial and regulatory risks, and meets regularly as part of such responsibility to review and discuss our risk exposure on a day-to-day basis. The Board does not have a standing risk management committee, but rather administers this oversight function through the Board as a whole, as well as through various standing committees of the Board that address risks inherent in their respective areas of oversight. In particular, SGI’s Board oversees strategic risk exposure, while SGI’s Audit Committee is responsible for considering and discussing major financial risk exposures and the steps management has taken to monitor and control these exposures (including the development of guidelines and policies to govern the process by which risk assessment and management is undertaken). The Audit Committee regularly reviews enterprise risk management programs and initiatives and monitors compliance with securities and financial regulations, in addition to overseeing the documentation and testing of internal controls over financial reporting in compliance with the Sarbanes-Oxley Act. SGI’s NCGC oversees the implementation of the corporate governance guidelines. As discussed more fully below, SGI’s Compensation Committee assesses and monitors whether the Company’s compensation policies and programs has the potential to encourage excessive risk-taking. To the extent any risks identified by a standing committee of the Board are deemed to be material to SGI’s strategic, operational, financial or regulatory matters, or otherwise merit discussion by the full Board, the matter may be discussed with the whole Board.

The Audit Committee of the Board meets at least quarterly to review SGI’s major financial risk exposures in connection with various matters, including the filing of SGI’s periodic reports with the SEC. The Compensation Committee of the Board meets regularly as well to review overall compensation strategy and policies and related matters. The NCGC of the Board meets at least twice a year to review and discuss its areas of oversight and related risk exposures in such areas. The Board and its committees periodically receive risk management updates through business reports from management provided at meetings of the Board or its committees throughout the year. Following consideration of the information provided by management, the Board provides feedback and makes recommendations, as needed, to help minimize our risk exposure.

The Compensation Committee reviewed the Company’s compensation programs and has concluded that SGI’s compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. SGI management assessed the Company’s executive and broad-based compensation and benefits programs on a worldwide basis to determine if the programs’ provisions and operations create undesired or unintentional risk of a material nature, and delivered a report of their assessment to the Compensation Committee. This risk assessment process included a review of program policies and practices; program analysis to identify risk and risk control related to the programs; and determinations as to the sufficiency of risk identification; the balance of potential risk to potential reward; risk control and the support of the programs and their risks to Company strategy. Although we reviewed all material compensation programs, we focused this review on the programs with variability of payout, with the ability of a participant to directly affect payout and the controls on participant action and payout. Base salary and performance-based compensation are generally uniform in design and operation throughout the Company and with all levels of employees. The Company’s compensation policies and practices are centrally designed and administered, and are substantially identical throughout the Company. Field sales and service personnel are paid primarily on a commission basis, but all of our officers, including officers for sales and service, are paid under the programs and plans for non-sales employees.

Based on the foregoing, we believe that our compensation policies and practices do not create inappropriate or unintended significant risk to the Company as a whole. We also believe that our incentive compensation arrangements provide incentives that: do not encourage risk-taking beyond the organization’s ability to effectively identify and manage significant risks; are compatible with effective internal controls and the risk management practices of SGI; and are supported by the oversight and administration of the Compensation Committee with regard to executive compensation programs.

Information Regarding Committees of the Board of Directors

During the course of the last fiscal year, the Board had three committees: an Audit Committee, a Compensation Committee and a NCGC. Each of the committees has authority to engage legal counsel or other advisors or consultants as it deems appropriate to carry out its responsibilities. The Board of Directors has determined that each member of each committee meets the applicable NASDAQ rules and regulations regarding “independence” and that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.

Audit Committee

The Audit Committee of the Board oversees our corporate accounting and financial reporting process. For this purpose, the Audit Committee performs several functions. The Audit Committee’s responsibilities include the following:

•	Overseeing the integrity of the Company’s financial statements, accounting and financial reporting processes and systems of internal control over financial reporting;

•	Evaluating the performance of, and assessing the qualifications and independence of, the independent auditors;

•	Determining and approving the engagement of the independent auditors;

•	Determining whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors;

•	Reviewing and approving the retention of the independent auditors to perform any proposed permissible non-audit services;

•	Monitoring the rotation of partners of the independent auditors on SGI’s audit engagement team as required by law;

•	Conferring with management and the independent auditors regarding the effectiveness of internal controls over financial reporting;

•	Reviewing SGI’s major financial risk exposures in connection with various matters, including the filing of our periodic reports with the SEC;

•	Establishing procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and

•	Reviewing our annual audited financial statements and quarterly financial statements with management and our independent auditors.

Four directors currently comprise the Audit Committee: Messrs. King (Chairman), Boesenberg, Griffiths and Schwartz. The Board has adopted a written Audit Committee Charter, which can be found on our investor website at investors.sgi.com under Governance Documents.

The Board annually reviews the NASDAQ listing standards definition of independence for Audit Committee members and has determined that all members of our Audit Committee are independent (as independence is currently defined in Rule 5605(c)(2)(A)(i) and (ii) of the NASDAQ listing standards). The Board has determined that each of Messrs. King, Boesenberg, Griffiths and Schwartz qualify as “audit committee financial experts,” as defined in applicable SEC rules. The Board made a qualitative assessment of Messrs. King’s, Boesenberg’s, Griffiths’ and Schwartz’s level of knowledge and experience based on a number of factors, including: Mr. King’s past experience as a managing partner at Ernst & Young, LLP, and his experience as an audit committee member and chairman for numerous public companies; Mr. Boesenberg’s professional experience as the president and/or chief executive officer of various companies and his experience as an audit committee member and financial expert at other publicly traded companies; Mr. Griffiths’ professional experience as the chief executive officer of various companies; and Mr. Schwartz’s past professional experience as the chief financial officer of various companies.

Compensation Committee

The Compensation Committee reviews and approves the Company’s overall compensation strategy and policies, as set out more fully below.

The Compensation Committee of the Board is comprised of three non-employee directors of SGI: Messrs. Hagee (Chairman), Griffiths and Verdoorn, each of whom the Board has determined to be “independent” as defined by the listing standards of NASDAQ. In addition, all Compensation Committee members who approve “qualified performance-based compensation” awards are “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), to allow SGI a tax deduction for certain employee compensation exceeding $1,000,000 per individual. All Compensation Committee members are also “outside directors” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934 (the “Exchange Act”) to allow SGI to exempt certain option grants and similar transactions from the short-swing profits prohibition of Section 16 of the Exchange Act. The Compensation Committee has delegated the authority to the New Hire Stock Option Committee, under the leadership of the CEO, to approve non-officer new hire option grants, within certain parameters set by the committee. The Board has adopted a written Compensation Committee Charter, which can be found on our investor website at investors.sgi.com under Governance Documents.

The duties and responsibilities of the Compensation Committee include:

•	Overseeing SGI’s overall compensation strategy and policies and assessing whether SGI’s compensation structure establishes appropriate incentives for management and employees;

•	Assessing material adverse risks facing the Company arising from the Company’s compensation policies and practices, and considering ways to address those risks;

•	Reviewing, modifying (as necessary) and approving corporate performance goals and objectives relevant to the compensation of SGI’s executive officers and senior management and evaluating the performance of such individuals in light of those goals and objectives;

•	Evaluating and recommending to the Board the compensation plans and programs advisable for the Company and establishing policies with respect to equity compensation arrangements;

•	Reviewing and making recommendations to the Board with respect to stockholder approval of executive compensation, the frequency of such stockholder votes and “golden parachute” arrangements;

•	Reviewing and making recommendations to the Board with respect to stockholder proposals related to compensation matters;

•	Reviewing and approving the terms of employment agreements, severance arrangements, change-of-control protections and any other compensatory arrangements for our executive officers and other senior management;

•	Determining and approving the compensation and other terms of employment of our CEO, including analyzing competitive market data, determining the corporate goals and objectives relevant to his compensation, and evaluating his performance in light of those goals and objectives;

•	Reviewing compensation programs and determining the compensation of our executive officers;

•	Reviewing compensation programs and determining the compensation of our Board members;

•	Evaluating and, in certain cases, amending and administering our general compensation plans, including bonus plans, equity incentive and stock purchase plans, and similar programs;

•	Reviewing, discussing and assessing the Compensation Committee’s own performance at least annually; and

•	Preparing and reviewing SGI’s Compensation Discussion and Analysis and related disclosures that are required to be included in our annual proxy statement in accordance with the rules and regulations of the SEC.

The Compensation Committee has full access to all our books, records, facilities and personnel as deemed necessary or appropriate by any member of the Compensation Committee to discharge his responsibilities under its charter. The Compensation Committee has the authority to obtain, at our expense, advice and assistance from internal or external legal, accounting or other advisors and consultants. In addition, the Compensation Committee has sole authority to retain and terminate any compensation consultant to assist in the evaluation of director, chief executive officer or senior executive compensation, including sole authority to approve such consultant’s reasonable fees and other retention terms, all at our expense. The Compensation Committee has the authority to incur other reasonable expenditures for external resources that the Compensation Committee deems necessary or appropriate in the performance of its duties, as addressed by The Dodd-Frank Wall Street Reform and Consumer Protection Act.

In fiscal 2014, the Compensation Committee retained the services of an independent compensation consultant, Radford, an Aon Hewitt Company (“Radford”) for advice regarding the compensation of our directors and executive officers. The Compensation Committee believes that having an independent evaluation of director compensation and executive officer compensation is a valuable tool for the Compensation Committee and our stockholders. Radford has not been engaged to perform any other work for SGI. The Compensation Committee has considered Radford’s independence as its compensation consultant by taking into account the factors prescribed by the NASDAQ listing rules. Based on such evaluation, the Compensation Committee determined that Radford is independent and that no conflict of interest exists. The Compensation Committee utilizes the Company’s general counsel to advise the Compensation Committee as needed and has continued to engage Radford in fiscal 2015 to advise it regarding director and executive compensation programs and related matters.

The Compensation Committee, in consultation with Radford, reviews our compensation practices, policies and programs for all employees, including the named executive officers, to assess the risks associated with such practices, policies and programs. The risk-mitigating factors considered by the Compensation Committee, in addition to those described in the section above entitled Role of Board in Risk Oversight, include:

•	the use of different types of compensation that provide a balance of short-term and long-term incentives with fixed and variable components;

•	SGI’s stock ownership guidelines for executive officers;

•	caps on bonus awards to limit windfalls; and

•	directors, executive officers and designated insiders must obtain permission from SGI’s General Counsel before the sale of any shares of SGI common stock, which may occur only during an open trading period, except pursuant to approved 10b5-1 plans.

The specific determinations of the Compensation Committee with respect to executive compensation for fiscal year 2014 are described in greater detail in the Compensation Discussion and Analysis section of this proxy statement.

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee served as an officer or employee of SGI during fiscal 2014. No member of our Board or our Compensation Committee served as an executive officer of another entity that had one or more of our executive officers serving as a member of that entity’s board or compensation committee.

Nominating and Corporate Governance Committee

The NCGC of the Board is responsible for the following, among other things:

•	Identifying, reviewing and evaluating candidates to serve as directors of SGI;

•	Reviewing and evaluating incumbent directors;

•	Selecting candidates for election to the Board;

•	Serving as a point of communication between Board candidates, non-committee directors and management;

•	Making recommendations to the Board regarding the membership of the committees of the Board;

•	Reviewing and recommending criteria and policies relating to service and tenure of Board members;

•	Assessing the performance of the Board;

•	Reviewing with the Company’s CEO plans for succession to the offices of the Company’s executive officers and making recommendations to the Board with respect to the selection of individuals to succeed to such positions; and

•	Developing a set of corporate governance principles for SGI.

The Board has adopted a written NCGC Charter, which can be found on our investor website at investors.sgi.com under Governance Documents. Three directors comprise the NCGC: Mr. Griffiths (Chairman), General Hagee and Mr. King. All members of the NCGC are independent (as independence is currently defined in Rule 5605(a)(2) of the NASDAQ listing standards).

The NCGC believes that nominees for director of SGI should possess the following minimum criteria: be able to read and understand basic financial statements and have the highest personal integrity and ethics. The NCGC also intends to consider the following additional criteria for nominees for director of SGI: the candidate’s possession of relevant expertise upon which to be able to offer advice and guidance to management; sufficient time to devote to the affairs of SGI; demonstrated excellence in his or her field; the ability to exercise sound business judgment; and the commitment to rigorously represent the long-term interests of our stockholders. The NCGC evaluates candidates for director nominees in the context of the current composition of the Board, the operating requirements of SGI and the long-term interests of stockholders. In conducting this assessment, the NCGC considers the criteria for director qualifications set by the Board, as well as diversity (which may include diversity of professional experience, education, skills and opinions, as well as diversity of personal background), skills and such other factors as it deems appropriate given the current needs of the Board and SGI to maintain a balance of knowledge, experience and capability. The NCGC does not have a formal policy with respect to diversity; however, the Board and NCGC believe that it is essential that the Board members represent diverse viewpoints. In considering candidates for the Board, the NCGC considers the entirety of each candidate’s credentials in the context of these standards. Further, in the case of incumbent directors whose terms of office are set to expire, the NCGC reviews such directors’ overall service to SGI during their term, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair such directors’ independence. In the case of new director candidates, the NCGC also determines whether the nominee must be independent for NASDAQ purposes, which determination is based upon applicable NASDAQ listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary.

The NCGC then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The NCGC conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The NCGC meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote. To date, the NCGC has not retained any third-party search firm to assist in the process of identifying or evaluating director candidates.

The NCGC will consider director candidates recommended by stockholders that meet the criteria set forth in the Company’s Bylaws. The NCGC did not receive any proposals from stockholders with respect to director nominees in connection with this year’s Annual Meeting. The NCGC does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether the candidate was recommended by a stockholder or not. Stockholders who wish to recommend individuals for consideration by the NCGC to become nominees for election to the Board may do so by delivering a written recommendation to the NCGC at the following address: Silicon Graphics International Corp. at 900 North McCarthy Blvd., Milpitas, California 95035 in accordance with the requirements set forth in SGI’s Bylaws. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record owner of our stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. Any such recommendation must also meet the notice and timing requirements outlined in our Bylaws.

Meetings of the Board of Directors

The Board of Directors met 6 times during the last fiscal year. Each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he served.

As required under applicable NASDAQ listing standards, the Company’s independent directors regularly met in executive sessions at which only independent directors were present.

The following table provides membership and meeting information for fiscal 2014 for the Board and each of the Board’s committees:

Type of Meeting Held	Number of Meetings
Board	6
Audit Committee (“AUD”)	9
Compensation Committee (“COM”)	8
NCGC (“NOM”)	2

Director	Board Meetings Attended	Committee Meetings Attended
Jorge L. Titinger	6	N/A
Ronald D. Verdoorn	6	8 of 8 COM
Charles M. Boesenberg (1)	6	4 of 4 AUD 3 of 3 COM
Gary A. Griffiths	6	8 of 9 AUD 8 of 8 COM
Michael W. Hagee (2)	5 of 6	2 of 2 NOM 5 of 5 COM
Douglas R. King	6	2 of 2 NOM 9 of 9 AUD
Hagi Schwartz	4 of 6	2 of 2 NOM 9 of 9 AUD

(1)	Mr. Boesenberg became a member of the Audit Committee in November 2013 and simultaneously ceased service as a member of the Compensation Committee.
(2)	General Hagee became Chairman of the Compensation Committee in November 2013.

Stockholder Communications with the Board of Directors

Our Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors. Stockholders wishing to communicate with the Board or an individual director may send a written communication addressed as follows: SGI Board Communication, 900 North McCarthy Blvd., Milpitas, California 95035. Any communication sent must state the number of shares owned by the security holder making the communication. Our corporate secretary will review each communication and forward such communication to the Board or to any individual director to whom the communication is addressed unless the communication is in the nature of advertising, promotions of a product or service, unduly frivolous, hostile, threatening or similarly inappropriate, in which case our corporate secretary shall discard the communication.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

The Board serves as our ultimate decision-making body, except with respect to matters reserved for the decision of our stockholders. The Board has adopted Corporate Governance Guidelines to assist in the performance of its responsibilities.

The Corporate Governance Guidelines provide, among other things, and in addition to the corporate governance matters described above, as follows:

1.	The Board of Directors, which is elected annually (we do not have a staggered board), will periodically review the appropriate size of the Board.

2.	It is the policy of the Board of Directors that our Chairman of the Board and Chief Executive Officer shall be different individuals, and if our Chairman of the Board is not an independent director, that we will have an independent director serve as our Lead Independent Director.

3.	Non-management directors may serve as a board member on no more than four additional public companies, and our Chief Executive Officer can serve as a board member on no more than two additional public companies. In addition, no member of our Audit Committee can serve on the audit committee of more than two additional public companies without the prior approval of our Chairman of the Board.

4.	In uncontested elections, if a Board member receives more “withheld” votes than “for” votes, then our NCGC will recommend to the Board of Directors whether to accept the resignation of such director, and the Board will accept the resignation absent compelling circumstances to the contrary. Further, the director subject to that determination will not participate in the decision as to whether to accept the resignation.

5.	Directors who retire from their employment or materially change their position must notify the Chairman of the Board and the Company’s General Counsel. The NCGC and the Board will then evaluate whether the individual continues to satisfy the Board’s membership criteria in light of his or her new occupational status. The director who is changing his or her job responsibility will not participate in the NCGC recommendation or Board action on this evaluation. Such director is expected to ensure that other existing and planned future commitments do not materially interfere with the member’s service as a director of SGI and are consistent with SGI’s conflict-of-interest policies.

6.	Directors are expected to participate in continuing education programs as necessary in order to maintain the necessary level of expertise to perform their responsibilities as directors.

7.	The NCGC, in conjunction with either the Chairman or the Lead Independent Director (as applicable), will conduct an annual self-evaluation and self-assessment of the Board, its committees and its members.

Stockholders may request a free copy of the guidelines by submitting a written request to Silicon Graphics International Corp., Attention: Corporate Secretary, 900 North McCarthy Blvd., Milpitas, California 95035. These guidelines can be found on our investors’ website at investors.sgi.com under Governance Documents.

Code of Business Conduct & Ethics

We have adopted the SGI Code of Business Conduct and Ethics that applies to all officers, directors and employees, including the principal executive officer, principal financial officer and principal accounting officer. The Code of Business Conduct & Ethics can be found on our investor website at investors.sgi.com under Governance Documents.

Stockholders may request a free copy of the code by submitting a written request to Silicon Graphics International Corp., Attention: Corporate Secretary, 900 North McCarthy Blvd., Milpitas, California 95035. If we make any substantive amendments to our Code of Business Conduct and Ethics or grant any waiver from a provision of the code to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.

Stock Ownership Guidelines

Our Stock Ownership Guidelines provide that the Company’s CEO and each non-employee director who has served on the Board for at least one year are expected to own shares of SGI’s common stock with a market value at least as high as three times the amount of base salary and annual base cash retainer, respectively. Our stock ownership guidelines also provide that other executive officers own shares of SGI common stock with a market value of at least one time the amount of such officer’s base salary. Per our policy, unvested restricted stock and unvested restricted stock units are included for purposes of ownership levels, but unexercised stock options are not. As of the date of this Proxy Statement, each of our directors and named executive officers is in compliance with our guidelines.

Pursuant to our Insider Trading Policy, officers, directors and other designated insiders may not engage in hedging or monetization transactions or similar arrangements with respect to our stock.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS (1)

The primary purpose of the Audit Committee is to assist the Board in its general oversight of SGI’s financial reporting process. The Audit Committee’s function is more fully described in its charter, which can be found on our investor website at investors.sgi.com under Governance Documents. The Audit Committee reviews the charter on an annual basis. The Board annually reviews the NASDAQ listing standards’ definition of independence for audit committee members and has determined that each member of the Audit Committee meets that standard.

Our management has primary responsibility for preparing our financial statements, ensuring the integrity of such data and establishing the financial reporting process, including our systems of internal controls. Deloitte & Touche LLP, our independent registered public accounting firm, is responsible for performing an audit of our consolidated financial statements, and expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles in the United States. The Audit Committee’s responsibility is to oversee and review this process.

In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended June 27, 2014 with management of the Company, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee has discussed with the independent auditors its judgments as to the quality, not just the acceptability, of our accounting principles and such other matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. The Audit Committee has also received the written disclosures and the letter from the independent accountants required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence, and has discussed with the independent accountants the independent accountants’ independence.

Based on the foregoing, and in reliance on the reviews and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 27, 2014.

Respectfully submitted,

The Audit Committee of the Board of Directors

Douglas R. King (Chairman)

Charles Boesenberg

Hagi Schwartz

Gary A. Griffiths

(1)	The material in this report is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of SGI under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PROPOSAL 2

ADOPTION OF THE 2014 OMNIBUS INCENTIVE PLAN

On October 17, 2014, our Board unanimously adopted and approved the 2014 Omnibus Incentive Plan (the “2014 Plan”), and is submitting the 2014 Plan to stockholders for your adoption and approval. The Board believes our interests are best advanced by providing equity-based incentives to certain individuals responsible for our long-term success by encouraging such persons to remain in the service of the Company and to align the financial objectives of such individuals with those of our stockholders.

The Company currently administers its equity-based compensation programs under the 2005 Equity Incentive Plan and the 2005 Non-Employee Director Stock Option Plan (the “Existing Plans”). As of the record date, 2,059,453 shares remained available for issuance under the Existing Plans. Because the Existing Plans are soon expiring and we anticipate that our equity-based compensation needs will soon exceed the remaining shares available under the Existing Plans, the Board adopted the 2014 Plan.

The 2014 Plan, if approved, will provide for the issuance of 3,300,000 shares, which as of the record date represents approximately 9.5% of the Company’s outstanding common equity. If the 2014 Plan is approved, no additional awards will be granted under either of the Existing Plans from and after the date of such approval.

Why You Should Vote for the 2014 Plan

The Board recommends that our stockholders approve the 2014 Plan because it believes appropriate equity incentives are important to attract and retain the highest caliber of employees, non-employee directors and other service providers, to link incentive reward to Company performance, to encourage employee and director ownership in our Company, and to align the interests of participants to those of our stockholders. The approval of the 2014 Plan will enable us to continue to provide such incentives; without approval we may be faced with the challenge of attracting and retaining key individuals needed to reach our business objectives. If this were to occur, we may need to increase our use of cash compensation, which may negatively impact our profitability and erode stockholder value.

Company Considerations

When approving the 2014 Plan, the Board and the Compensation Committee considered various factors, including potential dilution, burn rate, overhang and historical grant practices. The Company measures potential dilution as the total number of shares subject to equity awards granted less cancellations and other shares returned to the reserve, divided by total common shares outstanding at the end of the year. Our annual dilution under all our currently existing equity incentive plans for fiscal 2014 was 2.6% and our three-year average annual dilution for the three most recently completed fiscal years was 3.9%.

We actively manage our long-term dilution by limiting the number of shares subject to equity awards that we grant annually, commonly expressed as a percentage of total shares outstanding and referred to as burn rate. Burn rate is another measure of dilution that shows how rapidly a company is depleting its shares reserved for equity compensation plans, and differs from annual dilution because it does not take into account cancellations and other shares returned to the reserve. We have calculated the burn rate under the Existing Plans on a June-to-June basis for the past three years, as set forth in the following table:

Time Period	Options Granted	Full-Value Shares Granted	Total Granted = Options+Adjusted Full-Value Shares	Weighted Average Number of CSO	Burn Rate
June 2013 - June 2014 (Fiscal 2014)	0	1,237,967	1,856,951	34,260,000	5.42%
June 2012 - June 2013 (Fiscal 2013)	154,000	991,239	1,640,859	32,909,000	4.99%
June 2011 - June 2012 (Fiscal 2012)	1,220,500	791,650	2,407,975	31,653,000	7.61%

The three-year average burn rate (calculated from June 2011 through June 2014) is 6.0%.

An additional metric that we use to measure the cumulative impact of our equity program is overhang (number of shares subject to equity awards outstanding but not exercised or settled, plus number of shares available to be granted, divided by total common shares outstanding at the end of the year). Our overhang as of September 26, 2014 was 17.6%. If the 2014 Plan is approved, our overhang as of that date would increase to 21.2%.

In fiscal 2012, 2013 and 2014, the Company made equity award grants under the Existing Plans totaling approximately 2,012,150, 1,145,239, and 1,237,967 shares, respectively. The Company estimates, based on historical grant dates, that the availability of 3,300,000 shares under the 2014 Plan would provide a sufficient number of shares to enable the Company to continue to make awards at historical average annual rates for two to three years. In approving the share pool under the 2014 Plan, the Compensation Committee determined that reserving shares sufficient for two to three years of new awards at historical grant rates is in line with the practice of our peer public companies.

The following are the factors that were material to the evaluation of the Board and Compensation Committee, in determining acceptable and targeted levels of dilution: competitive data from relevant peer companies, the current and future accounting expense associated with our equity award practices, and the influence of stockholder advisory firms like Institutional Stockholder Services (“ISS”). Our equity programs are revisited at least annually and assessed against these (and other) measures.

Promotion of Good Corporate Governance Practices

The Board believes that the 2014 Plan will promote the interests of stockholders and is consistent with principles of good corporate governance, including:

•	Independent Committee. The 2014 Plan will be administered by our Compensation Committee, which is composed entirely of independent directors who meet the NASDAQ standards for independence.

•	No Discounted Stock Options or SARs. All stock option and stock appreciation rights (“SAR”) awards under the 2014 Plan must have an exercise or base price that is not less than the fair market value of the underlying common stock on the date of grant.

•	No Repricing. Other than in connection with a corporate transaction affecting the Company, the 2014 Plan prohibits any repricing of stock options or SARs without stockholder approval.

•	Performance Awards. Under the 2014 Plan, the Compensation Committee may grant performance-based awards intended to qualify as exempt performance-based compensation under Section 162(m) of the Code as well as other performance-based awards.

Key Data

The following table includes information regarding all of our outstanding equity awards and shares available for future awards under our equity plans and equity award agreements as of September 26, 2014 (and without giving effect to this Proposal 2):

Outstanding stock options	1,478,410
Outstanding restricted stock awards	—
Outstanding restricted stock unit awards	2,646,789
Other outstanding equity awards	—
Total shares subject to outstanding awards as of September 26, 2014	4,125,199
Proposed shares available for future awards under the 2014 Plan	3,300,000

Section 162(m) of the Code

The Board believes that it is in our best interests and the best interests of our stockholders to provide for an equity incentive plan under which compensation awards made to our executive officers can qualify for deductibility by us for federal income tax purposes. Accordingly, the 2014 Plan has been structured in a manner such that awards granted under it can satisfy the requirements for “performance-based” compensation within the meaning of Section 162(m) of the Code. In general, under Section 162(m), in order for us to be able to deduct compensation in excess of $1,000,000 paid in any one year to our chief executive officer or any of our three other most highly compensated executive officers (other than our chief financial officer), such compensation must qualify as “performance-based.” One of the requirements of “performance-based” compensation for purposes of Section 162(m) is that the material terms of the performance goals under which compensation may be paid be disclosed to and approved by our stockholders. For purposes of Section 162(m), the material terms include (i) the employees eligible to receive compensation, (ii) a description of the business criteria on which the performance goal is based and (iii) the maximum amount of compensation that can be paid to an employee under the performance goal. With respect to the various types of awards under the 2014 Plan, each of these aspects is discussed below, and stockholder approval of the 2014 Plan will be deemed to constitute approval of each of these aspects of the 2014 Plan for purposes of the approval requirements of Section 162(m). Although stockholder approval is one of the requirements for exemption under Section 162(m), even with stockholder approval there can be no guarantee that compensation will be treated as exempt performance-based compensation under Section 162(m). Furthermore, our Compensation Committee will continue to have authority to provide compensation that is not exempt from the limits on deductibility under Section 162(m).

Summary of the 2014 Omnibus Incentive Plan

The following is a description of the material features of the 2014 Plan. The complete text of the 2014 Plan is attached hereto as Appendix A to this proxy statement. The following discussion is qualified in all respects by reference to Appendix A.

Purpose. The purpose of the 2014 Plan is to advance the Company’s interests by providing for the grant to participants of stock-based and other incentive awards.

Eligibility. The Compensation Committee selects participants from among key employees, directors, consultants and advisors of the Company and its affiliates. Eligibility for options intended to be incentive stock options (“ISOs”) is limited to employees of the Company or certain affiliates. As of September 26, 2014, approximately 1,093 employees and 6 independent directors would be eligible to participate in the 2014 Plan.

Share Reserve. Subject to stockholder approval, the maximum number of shares of common stock that may be issued pursuant to awards granted under the 2014 Plan is 3,300,000, plus any shares of common stock subject to awards made under the Existing Plans as of the date of approval by stockholders that subsequently cease to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in nonforfeitable shares of common stock). Any shares of common stock issued pursuant to options or stock appreciation rights under the 2014 Plan will be counted against this limit on a one-for-one basis and any shares of common stock issued pursuant to awards under the 2014 Plan other than options or stock appreciation rights will be counted against the above limit as 1.5 shares for every one share issued pursuant to such award. The share reserve is subject to adjustments to reflect stock dividend, stock split or combination of shares, recapitalization or other change in the Company’s capital structure and certain transactions as provided in the 2014 Plan.

If the 2014 Plan is approved by stockholders, no further awards will be granted under the Existing Plans after the date of such approval. In addition, if the 2014 Plan is approved by stockholders, the number of shares available under the 2014 Plan will be reduced by the shares subject to awards granted under the Existing Plans after October 1, 2014 and prior to approval of the 2014 Plan as if such awards had been granted under the 2014 Plan.

Shares of common stock issued under the 2014 Plan may be authorized but unissued shares of common stock or previously issued common stock acquired by the Company. Shares of common stock underlying awards which expire or otherwise terminate, or become unexercisable without having been exercised or which are forfeited to or repurchased by the Company due to failure to vest will again become available for grant under the 2014 Plan. Additionally, shares that are withheld by the Company in satisfaction of tax withholding with respect to an award other than stock options or SARs, and any shares of common stock underlying awards settled in cash will also become available for grant under the 2014 Plan. Any shares of common stock that again become available for grant shall be added back as one share if such shares were subject to options or stock appreciation rights, and as 1.5 shares if such shares were subject to awards other than options or stock appreciation rights.

Notwithstanding the foregoing, shares of common stock subject to an award may not again become available for grant under the 2014 Plan (and will not be added to the 2014 Plan in respect of awards under the Existing Plans) if such shares are: (i) shares that were subject to a stock-settled stock appreciation right and were not issued upon the net settlement or net exercise of such stock appreciation right, (ii) shares delivered to or withheld by the Company to pay the exercise price of an option, (iii) shares delivered to or withheld by the Company to pay the withholding taxes related an option or stock appreciation right, or (iv) shares repurchased on the open market with the proceeds of an option exercise.

Administration. The 2014 Plan is administered by the Compensation Committee, who has the authority to, among other things, interpret the 2014 Plan, determine eligibility for, grant and determine the terms of awards under the 2014 Plan, and to do all things necessary or appropriate to carry out the purposes of the 2014 Plan. The Compensation Committee’s determinations under the 2014 Plan are conclusive and binding.

Individual Limits. The maximum number of shares for which options may be granted under the 2014 Plan and the maximum number of shares of stock subject to SARs which may be granted under the 2014 Plan to any person in any calendar year is, in each case, 1,000,000 shares. The maximum number of shares subject to other awards under the 2014 Plan that may be granted to any person in any calendar year is 1,000,000 shares. The maximum amount that may be paid to any person in any calendar year with respect to cash awards under the 2014 Plan is $3,000,000. Notwithstanding the forgoing, in the calendar year in which an individual first becomes employed by the Company (not including any service as a non-employee member of the Board), the maximum number of shares subject to options, stock appreciation rights and other awards granted to such employee and the maximum dollar amount payable to such employee under cash awards may be up to two hundred percent (200%) of each of the foregoing limits. The maximum number of shares of common stock that may be issued in satisfaction of the exercise or surrender of ISOs granted under the 2014 Plan is 3,300,000 shares.

Types of Awards. The 2014 Plan provides for grants of options, SARs, restricted and unrestricted stock, stock units, performance awards, cash awards and other awards convertible into or otherwise based on shares of our stock. Dividend equivalents may also be provided in connection with awards under the 2014 Plan, other than an award of options or SARs, for which dividend equivalents will not be provided. The 2014 Plan also permits that grant of any other award that is convertible into or otherwise based on the Company’s common stock.

Stock Options and SARs: The 2014 Plan provides for the grant of ISOs, non-qualified stock options (“NSOs”), and SARs. The exercise price of an option, and the base price against which a SAR is to be measured, may not be less than the fair market value (or, in the case of an ISO granted to a ten percent stockholder, 110% of the fair market value) of a share of common stock on the date of grant. Our Compensation Committee determines when stock options or SARs become exercisable and the terms on which such awards remain exercisable. Stock options and SARs will generally have a maximum term of ten years.

Restricted and Unrestricted Stock: A restricted stock award is an award of common stock subject to forfeiture restrictions, while an unrestricted stock award is not subject to restrictions.

Stock Units: A stock unit award is denominated in shares of common stock and entitles the participant to receive stock or cash measured by the value of the shares in the future. The delivery of stock or cash under a stock unit may be subject to the satisfaction of performance or other vesting conditions.

Performance Awards: A performance award is an award the vesting, settlement or exercisability of which is subject to specified performance criteria.

Cash Awards: A cash award is an award denominated in cash.

Vesting. The vesting of any award granted under the 2014 Plan will occur when and in such installments and/or pursuant to the achievement of such performance criteria, in each case, as the Compensation Committee, in its sole and absolute discretion, shall determine.

Termination of Service. The Compensation Committee determines the effect of termination of employment or service on an award. Unless otherwise provided by the Compensation Committee, upon a termination of employment or service, all unvested options and other awards requiring exercise will terminate and all other unvested awards will be forfeited.

Qualifying Performance Criteria. The 2014 Plan provides that grants of performance awards may be made based upon, and subject to achieving, “performance objectives” over a specified performance period. Performance objectives with respect to those awards that are intended to qualify as “performance-based compensation” for purposes of Section 162(m) are limited to an objectively determinable measure of performance relating to any, or any combination of, the following (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; operating or gross margin; operating income; net income (before or after taxes); net operating income; net operating income after tax; pre-and after-tax income; pre-tax profit; cash flow, determined in the aggregate or on a per share basis); operating cash flow; sales or revenue targets; bookings; increases in revenue or product revenue; expenses and cost reduction goals; improvement in or attainment of expense or working capital levels; economic value added (or an equivalent metric); debt reduction; implementation or completion of projects or processes; sales of particular products or services; customer acquisition, retention or satisfaction; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings.

To the extent consistent with the requirements for satisfying the performance-based compensation exception under Section 162(m), our Compensation Committee may provide in the case of any award intended to qualify for such exception that one or more of the performance objectives applicable to an award will be adjusted in an objectively determinable manner to reflect events (for example, acquisitions and divestitures) occurring during the performance period of such award that affect the applicable performance objectives.

Prior to grant, vesting or payment of a performance award that is intended to qualify as “performance-based compensation” under Section 162(m), the Compensation Committee will certify whether the applicable performance criteria have been attained and such determinations will be final and conclusive.

Transferability. Awards under the 2014 Plan may not be transferred except by will or by the laws of descent and distribution, unless (for awards other than ISOs) otherwise provided by the Compensation Committee.

Acceleration. The Compensation Committee may at any time accelerate the vesting or exercisability of an award granted under the 2014 Plan, regardless of any adverse or potentially adverse tax consequences resulting from such acceleration.

Corporate Transactions. In the event of a consolidation, merger or similar transaction, a sale or transfer of all or substantially all of the Company’s assets or a dissolution or liquidation of the Company, our Compensation Committee may, among other things, provide for the continuation or assumption of outstanding awards, for new grants in substitution of outstanding awards, for the accelerated vesting or delivery of shares under awards or for a cash-out of outstanding awards, in each case on such terms and with such restrictions as it deems appropriate. Except as our Compensation Committee may otherwise determine, awards not assumed will vest in full, subject to certain provisions set forth in the 2014 Plan.

Adjustment. In the event of certain corporate transactions (including, but not limited to, a stock dividend, stock split or combination of shares, recapitalization or other change in the Company’s capital structure), the Compensation Committee will make appropriate adjustments to the maximum number of shares that may be delivered under and the individual limits included in the 2014 Plan, and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to awards, the exercise prices of such awards or any other terms of awards affected by such change. The Compensation Committee may also make the types of adjustments described above to take into account distributions to stockholders and events other than those listed above if it determines that such adjustments are appropriate to avoid distortion in the operation of the 2014 Plan.

Term. No awards will be made after the tenth anniversary of the 2014 Plan’s adoption by our Board, but previously granted awards may continue beyond that date in accordance with their terms.

Amendment and Termination. The Compensation Committee can amend the 2014 Plan or outstanding awards, or terminate the 2014 Plan as to future grants of awards, except that the Compensation Committee will not be able alter the terms of an award if it would affect materially and adversely a participant’s rights under the award without the participant’s consent (unless expressly provided in the 2014 Plan or reserved by the Compensation Committee at the time of grant). Stockholder approval will be required for any amendment to the extent such approval is required by law, including the Code or applicable stock exchange requirements.

U.S. Tax Consequences

The following is a brief description of the anticipated federal income tax treatment that generally will apply to awards granted under the 2014 Plan, based on federal income tax laws in effect on the date of this proxy statement. The exact federal income tax treatment of awards will depend on the specific circumstances of the grantee. No information is provided herein with respect to estate, inheritance, gift, state, or local tax laws, although there may be certain tax consequences upon the receipt or exercise of an award or the disposition of any acquired shares under those laws. Grantees are advised to consult their personal tax advisors with regard to all consequences arising from the grant or exercise of awards, and the disposition of any acquired shares.

Incentive Stock Options. Pursuant to the 2014 Plan, employees may be granted options which are intended to qualify as ISOs under the provisions of Section 422 of the Code. Generally, the optionee is not taxed and the Company is not entitled to a deduction on the grant or the exercise of an ISO. If the optionee sells the shares acquired upon the exercise of an ISO (“ISO Shares”) at any time after the later of (a) one year after the date of transfer of shares to the optionee pursuant to the exercise of such ISO and (b) two years after the date of grant of such ISO (the “ISO holding period”), then the optionee will recognize capital gain or loss equal to the difference between the sales price and the exercise price paid for the ISO Shares, and the Company will not be entitled to any deduction. However, if the optionee disposes of the ISO Shares at any time during the ISO holding period, then (a) the optionee will recognize capital gain in an amount equal to the excess, if any, of the sales price over the fair market value of the ISO Shares on the date of exercise, (b) the optionee will recognize ordinary income equal to the excess, if any, of the lesser of the sales price or the fair market value of the ISO Shares on the date of exercise, over the exercise price paid for the ISO Shares, (c) the optionee will recognize capital loss equal to the excess, if any, of the exercise price paid for the ISO Shares over the sales price of the ISO Shares, and (d) the Company will generally be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the optionee.

Nonqualified Options. The grant of a nonqualified stock option (“NSO”) is generally not a taxable event for the optionee. Upon exercise of the option, the optionee will generally recognize ordinary income in an amount equal to the excess of the fair market value of the stock acquired upon exercise of the NSO (“NSO Shares”) over the exercise price of such option, and the Company will be entitled to a deduction equal to such amount. A subsequent sale of the NSO Shares generally will give rise to capital gain or loss equal to the difference between the sales price and the sum of the exercise price paid for such shares plus the ordinary income recognized with respect to such shares.

Stock Appreciation Rights. A grantee is not taxed on the grant of a stock appreciation right. On exercise, the grantee recognizes ordinary income equal to the cash or the fair market value of any shares received. We are entitled to an income tax deduction in the year of exercise in the amount recognized by the grantee as ordinary income.

Restricted Stock, Restricted Stock Units, Performance Awards. Grantees of restricted stock, restricted stock units, and performance awards do not recognize income at the time of the grant. When the award vests or is paid, grantees generally recognize ordinary income in an amount equal to the fair market value of the stock or units at such time, and we will receive a corresponding deduction. However, no later than 30 days after a participant receives an award of restricted stock, the participant may elect to recognize taxable ordinary income in an amount equal to the fair market value of the shares at the time of receipt. Provided that the election is made in a timely manner, when the restrictions on the shares lapse, the participant will not recognize any additional income. If the participant forfeits the shares to us (e.g., upon the participant’s termination prior to vesting), the participant may not claim a deduction with respect to the income recognized as a result of the election. Dividends paid with respect to unvested shares of restricted shares generally will be taxable as ordinary income to the participant at the time the dividends are received.

Section 409A. Section 409A imposes an additional 20% income tax, plus, in some cases, a further income tax in the nature of interest, on nonqualified deferred compensation that does not comply with deferral, payment-timing and other formal and operational requirements specified in Section 409A and related regulations and that is not exempt from those requirements. Stock options and SARs granted under the 2014 Plan are intended to be exempt from Section 409A. The 2014 Plan gives the Compensation Committee the flexibility to prescribe terms for other awards that are consistent with the requirements of, or an exemption from, Section 409A.

Certain Change of Control Payments. Under Section 280G of the Code, the vesting or accelerated exercisability of options or the vesting and payments of other awards in connection with a change of control of a corporation may be required to be valued and taken into account in determining whether participants have received compensatory payments, contingent on the change in control, in excess of certain limits. If these limits are exceeded, a substantial portion of amounts payable to the participant, including income recognized by reason of the grant, vesting or exercise of awards, may be subject to an additional 20% federal tax and may be non-deductible to the Company.

Section 162(m). Stock options, SARs and certain performance awards under the 2014 Plan are generally intended to be exempt or eligible for exemption from the deductibility limits of Section 162(m). However, as discussed above, the Compensation Committee will have discretionary authority to provide compensation that is not exempt from the limits on deductibility under Section 162(m).

New Plan Benefits

Our executive officers and directors have an interest in approval of the 2014 Plan because it relates to the issuance of equity awards for which executive officers and directors may be eligible. The benefits that will be awarded or paid under the 2014 Plan to executive officers cannot currently be determined. Awards granted under the 2014 Plan to executive officers are within the discretion of the Compensation Committee, and the Compensation Committee has not determined future awards or who might receive them.

The Board of Directors Recommends A Vote “FOR” Proposal 2.

PROPOSAL 3

APPROVAL OF THE AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

We are asking our stockholders to approve an amendment and restatement of our 2005 Employee Stock Purchase Plan, which we refer to as the ESPP, to authorize an additional 2,000,000 shares of common stock for issuance under the ESPP.

The ESPP gives eligible employees the opportunity to purchase shares through payroll deductions at a discount from the market price. The ESPP previously contained an “evergreen” provision that automatically authorized increases in the number of shares for issuance on the first business day of each calendar year. With this proposal, we are removing the evergreen provision under the ESPP such that there will be no further automatic increases in the share pool upon adoption by stockholders. If the amendment and restatement of the ESPP is not adopted by the stockholders, the share pool under the ESPP is likely to be insufficient to supply the amount of shares we expect to be required in the future due to our significant growth in employees and the increase in participation from employees since the ESPP was adopted. We believe this to be the case even if this Proposal 3 were not adopted and the last evergreen addition would occur January 1, 2015 as originally structured under the ESPP.

The amendment and restatement you are being asked to approve will increase the authorized shares for issuance under the ESPP, enabling us to meet the anticipated demand for shares under the ESPP through 2018, and will make certain clarifying changes to the administrative provisions of the ESPP. This will allow us to continue to make the benefits of the ESPP available to eligible employees, which our Board and management believe is an important element of the total compensation and benefits we offer to assist in the retention of our current employees and to attract new employees, and to continue to provide our employees with incentives to contribute to our future success by providing an opportunity to purchase shares of our common stock.

Company Considerations

When approving the amendment to the ESPP, the Board and the Compensation Committee considered various factors, including potential dilution and burn rate. The Company measures potential dilution under the ESPP as the total number of shares issuable under the ESPP, divided by total common shares outstanding at the end of the year. The potential dilution from the proposed share reserve under the ESPP is 7.5%, based on the number of common shares outstanding as of the record date.

We monitor our long-term dilution as a result of the ESPP by tracking the number of shares actually purchased and issued under the ESPP on an annual basis, expressed as a percentage of total shares outstanding and referred to as burn rate. Burn rate is another measure of dilution that shows how rapidly a company is depleting its shares reserved for equity compensation plans. Our burn rate for fiscal 2014 was 1.6%.

In fiscal 2012, 2013 and 2014, the number of shares purchased and issued under the ESPP equaled 508,132, 485,707, and 540,448 shares, respectively. The Company estimates, based on its current burn rate, that the availability of 2,000,000 additional shares would provide a sufficient additional number of shares to enable the Company to continue to provide benefits under the ESPP for at least the next four years. In approving the increase to the share pool under the ESPP, the Compensation Committee determined that reserving shares sufficient for approximately four years of new purchases at historical rates is in line with the practice of our peer public companies.

Summary of the 2005 Employee Stock Purchase Plan

The following is a summary of the principal provisions of the ESPP. The material change proposed is to increase the number of shares authorized for issuance by 2,000,000. The annual “evergreen” provision will be removed from the ESPP effective upon adoption of this Proposal 3 by our stockholders and no further automatic additions will occur. This summary is qualified in its entirety by reference to the full text of the amended and restated ESPP, which is attached as Appendix B to this proxy statement. To the extent that there is a conflict between this summary and the actual terms of the ESPP, the terms of the ESPP will govern.

The ESPP, including the right of participants to make purchases under the ESPP, is intended to qualify as an “Employee Stock Purchase Plan” under the provisions of Section 421 and 423 of the Code. The provisions of the ESPP shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of those sections of the Code. The ESPP is not a qualified deferred compensation plan under Section 401(a) of the Code, and is not subject to the provisions of ERISA.

Plan History. Our ESPP was approved by the Board in January 2005 and was subsequently approved by our stockholders on April 27, 2005. The Board approved amendments to the ESPP in October 2011 and our stockholders approved such amendments in December 2011. Since the ESPP’s inception, 3,029,051 shares have been issued and, as of the record date, 382,719 shares were available for future issuance.

Purpose. The purpose of the ESPP is to provide our employees with a convenient means of acquiring an equity interest in the Company through payroll deductions, to enhance such employees’ sense of participation in our affairs, and to provide an incentive for continued employment.

Share Reserve. The ESPP authorizes the issuance of shares of common stock, and if this proposal is approved, the shares of common stock available for grant under the ESPP, pursuant to purchase rights granted to our employees or to employees of any of our designated affiliates, will be increased by 2,000,000 shares. We are amending the ESPP to remove the evergreen provision and upon approval by our stockholders, no further automatic increases to the share pool will occur. Accordingly, upon adoption by the stockholders, the ESPP will have a fixed share reserve and any increases to such reserve will be voted on by our stockholders periodically.

Administration. Our Board has delegated its authority to administer the ESPP to our Compensation Committee. The Compensation Committee has full power and authority to establish, amend and revoke rules and regulations to administer the ESPP, to interpret the provisions of the ESPP, and subject to the express terms of the ESPP, to establish the terms of offerings under the ESPP. The decisions of the Compensation Committee will be final and binding on all participants.

Eligibility. Generally, all regular employees, including executive officers, employed by us or by any of our designated affiliates may participate in the ESPP. Employees may have to satisfy one or more of the following service requirements before they may participate in the ESPP, as determined by our Board: (1) customarily employed for more than 20 hours per week, (2) customarily employed for more than five months per calendar year, or (3) continuous employment with us or one of our designated affiliates for a period of time not to exceed two years. As of the record date, approximately 980 employees were eligible to participate in the ESPP.

Offering. The ESPP is implemented by offerings of rights to eligible employees. Under the ESPP, we may specify offerings with a duration of not more than 27 months, and may specify shorter purchase periods within each offering. Each offering will have one or more purchase dates on which shares of common stock will be purchased for employees participating in the offering. If we specify in the applicable offering documents, an offering may be cancelled under certain circumstances, including adverse changes in accounting rules. Currently, the plan offering periods are 24 months in duration.

Payroll Deductions and Stock Purchases. Eligible employees may contribute, normally through payroll deductions, up to 15% of their earnings for the purchase of common stock under the ESPP. Unless otherwise determined by our Board, common stock will be purchased for accounts of employees participating in the ESPP at a price per share equal to the lower of: (1) 85% of the fair market value of a share of our common stock on the first date of an offering, or (2) 85% of the fair market value of a share of our common stock on the date of purchase.

Reset Feature. If the fair market value of a share of our common stock on any purchase date within a particular offering period is less than the fair market value on the start date of that offering period, then the employees in that offering period will automatically be transferred and enrolled in a new offering period which will begin on the next day following such a purchase date.

Limitations. Eligible employees may be granted purchase rights only if the purchase rights, together with any other purchase rights granted under the ESPP, do not permit such employee’s rights to purchase our stock to accrue at a rate that exceeds $25,000 of the fair market value of such stock for each calendar year in which such purchase rights are outstanding. No employee will be eligible for the grant of any purchase rights under the ESPP if immediately after such rights are granted, such employee has voting power over 5% or more of our outstanding capital stock measured by vote or value.

Termination. At any time prior to the end of the offering, except as provided otherwise in the offering, a participant may terminate his or her payroll deductions under the ESPP and withdraw from the offering by delivering a notice of withdrawal in such form as the Company may provide. Upon such withdrawal from the offering, the Company will distribute to such participant all of his or her accumulated payroll deductions and/or other contributions (reduced to the extent, if any, such deductions have been used to acquire shares of common stock for the participant) under the offering, and such participant’s purchase right in the offering will be automatically terminated. A participant’s withdrawal from an offering will have no effect upon such participant’s eligibility to participate in any other offerings under the ESPP, but such participant will be required to deliver a new enrollment form in order to participate in subsequent offerings. The participant’s purchase right will immediately terminate upon his or her cessation of employment for any reason. Any payroll deductions that the participant may have made for the purchase period in which such cessation of employment occurs will be refunded and will not be applied to the purchase of Company common stock. Unless otherwise specified in an offering, the Company will have no obligation to pay interest on payroll deductions and other contributions under the ESPP.

Transferability. Neither payroll deductions or other contributions credited to a participant’s account, nor any purchase rights granted under the ESPP will be transferable by a participant other than by will or the laws of descent and distribution, or by a beneficiary designation and, during a participant’s lifetime, will be exercisable only by such participant.

Changes to Capital Structure. In the event that there is a specified type of change in our capital structure, such as a stock split, the number of shares reserved under the ESPP and the number of shares and purchase price of all outstanding purchase rights will be appropriately adjusted.

Corporate Transactions. In the event of certain significant corporate transactions, any then-outstanding rights to purchase our stock under the ESPP will be assumed, continued or substituted for by any surviving or acquiring entity (or its parent company). If the surviving or acquiring entity (or its parent company) elects not to assume, continue or substitute for such purchase rights, then the participants’ accumulated contributions will be used to purchase shares of our common stock within ten business days prior to such corporate transaction, and such purchase rights will terminate immediately thereafter.

U.S. Tax Consequences

The following is a general summary as of the date of this proxy statement of the United States federal income tax consequences to the Company and participants in the ESPP. The federal tax laws may change and the federal, state, and local tax consequences for any participant will depend upon his or her individual circumstances. This summary is not intended to be exhaustive or constitute tax advice.

The ESPP and the right of participants to make purchases under the ESPP are intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant, and no deductions will be allowable to the Company, at the time of grant of the option or the purchase of shares. Taxable income will not be recognized until either there is a sale or other disposition of the shares acquired under the ESPP or in the event the participant should die while still owning the purchased shares.

If the shares are sold or disposed, including by way of gift, at least two years after the offering date (the first day of the offering period during which shares were purchased) and more than one year after the date on which shares were transferred to the employee, then the lesser of (a) the excess of the fair market value of the shares on the date of option exercise over the purchase price paid for the shares, referred to as the “option price,” or (b) fifteen percent of the fair market value of the shares on the offering date, will be treated as ordinary income to the participant. The employee’s basis of the stock will be increased by the amount of the compensation income recognized. Any further gain or loss upon such disposition will be treated as long-term capital gain or loss. If the shares are sold and the sales price is less than the option price, there is no ordinary income and the participant has a capital loss for the difference.

If the shares are sold or disposed of, including by way of gift or by exchange in connection with the exercise of an incentive stock option, before the expiration of the holding periods described above, then the excess of the fair market value of the shares on the date of option exercise over the option price will be treated as ordinary income to the participant. This excess will constitute ordinary income in the year of sale or other disposition even if no gain is realized on the sale or a gratuitous transfer of the shares is made. The basis of the option stock will be increased by the amount of the compensation income recognized. Any further gain or loss recognized in connection with any such sale or exchange will be treated as capital gain or loss and will be treated as short-term capital gain or loss if the shares have been held less than one year.

If shares are sold or disposed of before the expiration of the statutory holding periods, we are generally entitled to a tax deduction in an amount equal to the ordinary income recognized by the participant in connection with such sale or disposition.

The foregoing summary of the effect of federal income taxation upon the participant and us with respect to the shares purchased under the ESPP does not purport to be complete. Reference should be made to the applicable provisions of the Internal Revenue Code. In addition, the summary does not discuss the tax implications of a participant’s death or the provisions of the income tax laws of any municipality, state, or foreign country in which the participant may reside.

New Plan Benefits

Each of our current executive officers identified in this proxy statement qualifies for participation under the ESPP. If this proposal is approved, 2,000,000 additional shares of our common stock will be available for sale under the ESPP. Participation in the ESPP is voluntary and depends upon each eligible employee’s election to participate and his or her determination as to the level of payroll deductions. Accordingly, future purchases by executive officers and other eligible employees under the ESPP are not determinable.

The Board of Directors Recommends A Vote “FOR” Proposal 3.

PROPOSAL 4

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee of the Board has selected Deloitte & Touche LLP (“Deloitte”) as the Company’s independent auditors for the fiscal year ending June 26, 2015 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Deloitte has audited the Company’s financial statements since our inception as a Delaware corporation in December 2002, and before that it audited SGI’s predecessor entities. Representatives of Deloitte are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither SGI’s Bylaws nor other governing documents or law require stockholder ratification of the selection of Deloitte as SGI’s independent auditors. However, the Audit Committee of the Board is submitting the selection of Deloitte to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm in the future. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of SGI and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Deloitte. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

Principal Accountant Fees and Services

The following table presents fees for professional audit services rendered by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the “Deloitte Entities”) for the audit of our annual financial statements and fees billed for all other services rendered by the Deloitte Entities for the fiscal years ended June 27, 2014 (“2014”) and June 28, 2013 (“2013”).

	2014	2013
	(In Thousands)
Audit Fees (a)	1,891	1,729
Audit-related Fees	—	—
Tax Fees (b)	66	151
All Other Fees (c)	22	34

Total Fees	1,979	1,914

(a)	Consists of the audit of our annual financial statements, the audit of our internal control over financial reporting, review of financial statements included in our Quarterly Reports on Form 10-Q, and services that are normally provided by the independent registered public accounting firm in connection with statutory audit and regulatory filings, for those fiscal years.
(b)	Consists of fees for tax consulting services not directly related to the audit billed in 2014 and 2013.
(c)	Consists of fees for accounting research tools and other miscellaneous fees for consulting services not directly related to the audit.

All fees described above were approved by the Audit Committee.

Pre-Approval Policies and Procedures

As required by Section 10A(i)(1) of the Exchange Act, all non-audit services to be performed by SGI’s principal accountants must be approved in advance by the Audit Committee of the Board, subject to certain exceptions relating to non-audit services accounting for less than five percent of the total fees paid to its principal accountants which are subsequently ratified by the Audit Committee (the De Minimus Exception). The Audit Committee has established procedures by which the Chairperson of the Audit Committee may pre-approve such services provided the Chairperson reports the details of the services to the full Audit Committee at its next regularly scheduled meeting and the fees for such services prior to such report do not exceed $50,000 in the aggregate. None of the non-audit services described above were performed pursuant to the De Minimus Exception during fiscal 2014.

The Audit Committee has determined that the rendering of the services other than audit services by Deloitte is compatible with maintaining the principal accountant’s independence.

The Board of Directors Recommends A Vote “FOR” Proposal 4.

PROPOSAL 5

ADVISORY VOTE ON EXECUTIVE COMPENSATION

SGI has a “pay-for-performance” philosophy that forms the foundation of all decisions regarding compensation of SGI’s named executive officers. This compensation philosophy, and the program structure approved by the Compensation Committee, is central to our ability to attract, retain and motivate individuals who can achieve superior financial results. We believe this approach, which has been used consistently over the years, has resulted in SGI’s ability to attract and retain the executive talent necessary to guide SGI during periods of tremendous growth and transformation as well as periods of refocusing efforts to increase stockholder value. Our executive compensation program seeks to accomplish these goals in a way that rewards performance and is aligned with our stockholders’ long-term interests by emphasizing long-term equity awards as well as achievement of various financial and operational goals.

The Compensation Discussion and Analysis section of this proxy statement describes our executive compensation program and the decisions made by the Compensation Committee in fiscal 2014 in more detail. Highlights of the program include the following:

•	The Compensation Committee approved a short-term incentive plan or 2014 Performance for Results Bonus (the “2014 PFR”) for fiscal 2014. Upon achievement of certain performance factors at various levels, the 2014 PFR was designed to pay semi-annual cash bonuses to our executive officers, as described below under “Annual Variable Cash Incentive Compensation—Bonus.” In addition, the 2014 PFR provided for an annual adjustment if semi-annual payments were less than payments would have been had such bonuses been determined and paid on an annual rather than semi-annual basis.

•	The Compensation Committee approved annual time-based and performance-based restricted stock unit grants for our executive officers. These grants were based on long-term value, aimed to achieve total direct compensation at the 50th percentile and are further described below under “Long Term Equity Incentive Compensation.”

We believe the compensation program for our named executive officers is an important component of maximizing our future success by rewarding executives for company performance.

We are asking for stockholder approval of the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules, which disclosures include the disclosures under “Compensation Discussion and Analysis,” the compensation tables and notes thereto and related narrative discussions.

In accordance with Section 14A of the Exchange Act, SGI is asking stockholders to approve the following non-binding, advisory resolution at the 2014 Annual Meeting of Stockholders:

RESOLVED, that the compensation paid to SGI’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and notes thereto and related narrative discussions, is hereby APPROVED.

This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on the Board. Although non-binding, the Board and the Compensation Committee value the opinions of our stockholders and will review and consider the voting results when evaluating our executive compensation program. SGI’s stockholders will vote annually to approve, on an advisory (non-binding) basis, a resolution on executive compensation. The Company anticipates that the next stockholder advisory vote will occur in December 2015.

The Board of Directors Recommends A Vote “FOR” Proposal 5.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of September 30, 2014 by: (1) each director and nominee for director; (2) each of the executive officers named in the Summary Compensation Table; (3) all our executive officers and directors as a group; and (4) all those known by us to be beneficial owners of more than five percent of our common stock. We do not have any class of equity securities outstanding other than our common stock. Unless otherwise indicated below, the address of each person listed on the table is c/o Silicon Graphics International Corp., 900 North McCarthy Blvd., Milpitas, California 95035.

	Beneficial Ownership (1)
	Number of Shares	Percent (%) of Total
Name and Address of Beneficial Owner
5% Holders:
FMR LLC (2)	4,288,474	12.1%
Wasatch Advisors, Inc. (3)	2,978,067	8.4%
BlackRock, Inc. (4)	2,671,828	7.6%
The Vanguard Group, Inc. (5)	2,551,843	7.2%
Corbyn Investment Management Inc./MD (6)	1,834,091	5.2%

Named Executive Officers:
Jorge L. Titinger (7)	186,996	*
Robert J. Nikl (8)	58,969	*
Cassio Conceicao (9)	33,203	*
Jennifer Pileggi (10)	48,723	*
Mekonnen Asrat (11)	13,071	*

Former Executive Officers:
Anthony Carrozza (12)	25,708	*

Directors:
Charles M. Boesenberg (13)	111,289	*
Gary A. Griffiths (14)	113,300	*
Hagi Schwartz (15)	107,707	*
Ronald D. Verdoorn (16)	152,332	*
Douglas R. King (17)	101,416	*
Michael W. Hagee (18)	91,675	*
All current directors and executive officers as a group (11 persons) (19)	1,018,681	2.9%

*	Represents beneficial ownership of less than one percent of the outstanding shares of common stock.
(1)	This table is based upon information supplied by officers and directors and upon information gathered by SGI about principal stockholders known to us based on Schedules 13D and 13G filed with the Securities and Exchange Commission (the “SEC”) and other information we reasonably believe to be accurate. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 35,361,545 shares outstanding on September 30, 2014, adjusted as required by rules promulgated by the SEC. All shares of common stock subject to options currently exercisable or exercisable within 60 days of September 30, 2014 are deemed to be outstanding for the purpose of computing the percentage of ownership of the person holding such options, but are not deemed to be outstanding for computing the percentage of ownership of any other person.

(2)	Based on information set forth in a Schedule 13G/Amendment No. 4 filed with the SEC on January 10, 2014 by FMR LLC and Edward C. Johnson 3d. The Schedule 13G/Amendment No. 4 reports that FMR LLC and Edward C. Johnson 3d beneficially own the indicated shares. FMR LLC has sole voting power over 2,000 shares and sole dispositive power over all the shares. Edward C. Johnson 3d has no voting power over the shares and sole dispositive power over all the shares. The business address of FMR LLC is 245 Summer Street, Boston, MA 02210.
(3)	Based on information set forth in a Schedule 13D/Amendment No. 5 filed with the SEC on March 5, 2014 by Wasatch Advisors, Inc., as investment advisor (the “Advisor”), the Wasatch Long/Short Fund (the “Fund”), and the Active Portfolio Multi-Manager Alternatives Strategies Fund, Columbia, sub-advised by Wasatch Advisers. The Schedule 13D/Amendment No. 5 was also filed by Michael Shinnick and Ralph Shive, the named portfolio managers of the Fund, in which capacity they share voting control and dispositive power over certain of the shares. Each of Mr. Shinnick and Mr. Shive disclaim beneficial ownership of the Shares except to the extent of his pecuniary interest therein. The Schedule 13D/Amendment No. 5 reports that the Advisor beneficially owns the indicated shares with sole voting power over 2,721,341 shares, shared voting power over 256,726 shares and sole dispositive power over all the shares. The business address of the filers is 505 Wakara Way, 3rd Floor, Salt Lake City, UT 84108.
(4)	Based on information set forth in a Schedule 13G/Amendment No. 4 filed with the SEC on January 3, 2014, by BlackRock, Inc. The Schedule 13G/Amendment No. 4 reports that BlackRock, Inc. beneficially owns the indicated shares and has sole voting and dispositive power over the shares. The address of BlackRock, Inc. is 40 East 52nd Street, New York, NY 10022.
(5)	Based on information set forth in a Schedule 13G/Amendment No. 2 filed with the SEC on February 11, 2014 by The Vanguard Group, Inc. The Schedule 13G/Amendment No. 2 reports that The Vanguard Group, Inc. beneficially owns the indicated shares with sole voting power over 47,116 shares, sole dispositive power over 2,506,027 shares and shared dispositive power over 45,816 shares. The business address of The Vanguard Group, Inc. is 100 Vanguard Blvd. Malvern, PA 19355.
(6)	Based on information set forth in a Schedule 13G filed with the SEC on January 16, 2014 by a group consisting of Corbyn Investment Management, Inc. and Greenspring Fund, Inc. The Schedule 13G reports that Corbyn Investment Management, Inc. et al beneficially own the indicated shares and have sole voting and dispositive power over the shares. The business address of the filers is Suite 108, 2330 W. Joppa Road, Lutherville, Maryland 21093.
(7)	Includes 108,333 shares issuable upon the exercise of options exercisable within 60 days of September 30, 2014 and 25,093 shares issuable upon the vesting of restricted stock unit awards within 60 days of September 30, 2014.
(8)	Includes 41,667 shares issuable upon the exercise of options exercisable within 60 days of September 30, 2014 and 5,706 shares issuable upon the vesting of restricted stock unit awards within 60 days of September 30, 2014.
(9)	Includes 4,093 shares issuable upon the vesting of restricted stock unit awards within 60 days of September 30, 2014.
(10)	Includes 39,583 shares issuable upon the exercise of options exercisable within 60 days of September 30, 2014 and 2,031 shares issuable upon the vesting of restricted stock unit awards within 60 days of September 30, 2014.
(11)	Includes 6,667 shares issuable upon the exercise of options exercisable within 60 days of September 30, 2014 and 375 shares issuable upon the vesting of restricted stock unit awards within 60 days of September 30, 2014.
(12)	Includes 24,375 shares issuable upon the exercise of options exercisable within 60 days of September 30, 2014.
(13)	Includes 91,664 shares issuable upon the exercise of options exercisable within 60 days of September 30, 2014.
(14)	Includes 89,581 shares issuable upon the exercise of options exercisable within 60 days of September 30, 2014.
(15)	Includes 88,957 shares issuable upon the exercise of options exercisable within 60 days of September 30, 2014.

(16)	Includes 99,582 shares issuable upon the exercise of options exercisable within 60 days of September 30, 2014.
(17)	Includes 92,416 shares issuable upon the exercise of options exercisable within 60 days of September 30, 2014.
(18)	Includes 82,416 shares issuable upon the exercise of options exercisable within 60 days of September 30, 2014.
(19)	Includes 765,241 shares issuable upon the exercise of options exercisable within 60 days of September 30, 2014 and 37,298 shares issuable upon vesting of restricted stock unit awards within 60 days of September 30, 2014.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that our executive officers and directors and persons who own more than 10% of a registered class of equity securities, file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10% stockholders are required by SEC rules to furnish to us copies of all forms they file. Based solely on our review of the copies of such forms that we received and written representations from certain reporting persons, we believe that all Section 16(a) filing requirements applicable to our executive officers, directors and 10% stockholders were complied with during our fiscal year 2014, with the exception of Mekonnen Asrat, our Chief Accounting Officer, and Jennifer Pileggi, our Senior Vice President, General Counsel and Corporate Secretary, both of whom, due to administrative error on the part of the Company, failed to timely file Form 4s reporting the vesting and partial withholding for tax purposes of restricted stock awards.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of June 27, 2014 with respect to shares of our common stock that may be issued under our existing equity compensation plans as of that date.

Plan category	Number of securities to be issued upon exercise of options		Weighted average exercise price of outstanding options	Number of available securities remaining for future issuance
Equity compensation plans approved by stockholders (1)	2,533,420	(3)	$11.04	3,484,090	(4)
Equity compensation plans not approved by stockholders (2)	771,839		$9.75	196,116
Total	3,305,259		$10.53	3,680,206

(1)	Consists of these plans: our 2005 Equity Incentive Plan (the “2005 Plan”), 2005 Non-Employee Directors’ Stock Option Plan (the “Directors’ Plan”) and the 2005 Employee Stock Purchase Plan (the “Purchase Plan”).
(2)	Consists of one plan: our 2006 New Recruit Equity Incentive Plan (the “2006 Plan”). See Note 15 of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended June 27, 2014 for a description of this plan.
(3)	Excludes purchase rights accruing under the Purchase Plan. Under the Purchase Plan, each eligible employee may purchase up to $25,000 worth of SGI’s common stock (determined on the basis of the fair market value per share on the date or dates such rights are granted) at each semi-annual purchase date (February 14th and August 14th of each year) at a purchase price per share equal to eighty-five percent (85%) of the lower of (a) the closing selling price per share of common stock on the date immediately preceding the start date of the offering period in which that semi-annual purchase date occurs and (b) the closing selling price per share of common stock on the semi-annual purchase date.
(4)	Includes shares available for future issuance under the 2005 Plan, the Directors’ Plan and the Purchase Plan. As of June 27, 2014, an aggregate of 2,810,074, 81,666 and 592,350 shares of common stock were available for issuance under the 2005 Plan, the Directors’ Plan and the Purchase Plan, respectively.

2005 Plan. Our 2005 Plan contains an “evergreen” provision, pursuant to which the number of shares of common stock available for issuance under such plan automatically increases on January 1st each year, by the lesser of:

•	4% of the total number of shares of common stock outstanding on the date immediately preceding the date of increase;

•	the greatest number of shares of common stock that could be added to the 2005 Plan as of that date without causing the number of shares not already subject to outstanding stock awards under the 2005 Plan as of that date to exceed 7% of the fully diluted number of shares of common stock on the day prior to the determination, which fully diluted number includes all shares available for issuance under all of our equity compensation plans, whether or not subject to stock awards; and

•	such smaller number as may be determined by our Board prior to that date.

In accordance with the above, on January 1, 2014, the number of shares of common stock available for issuance under the 2005 Plan automatically increased by 798,805 shares. If Proposal No. 2 is approved, then no further evergreen increases would be made under the 2005 Plan and no future grants will be made under this plan.

Directors’ Plan. The number of shares of common stock available for issuance under the Directors’ Plan automatically increases on January 1st each year by the number of shares of common stock subject to options granted during the preceding calendar year. We have not granted any awards under this plan since May 2009, and we do not anticipate granting shares under the plan in the foreseeable future. If Proposal No. 2 is approved, then no further evergreen increases would be made under the Directors’ Plan and no future grants will be made under this plan.

Purchase Plan. The number of shares of common stock available for issuance under the Purchase Plan automatically increases on January 1st each year by the by the lesser of:

•	1% of the total number of shares of common stock outstanding on the date immediately preceding the date of increase;

•	400,000 shares;

•	the greatest number of shares of common stock that could be added to the purchase plan as of such date without causing the number of shares that may be sold under the purchase plan as of that date to exceed 3% of the number of shares of common stock outstanding on December 31st of the preceding calendar year; and

•	such smaller number as may be determined by our Board prior to that date.

In accordance with the above, on January 1, 2014, the number of shares of common stock available for issuance under the Purchase Plan automatically increased by 365,263 shares. If Proposal No. 3 is approved, then no further evergreen increases would be made under this plan.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Compensation of Directors

Each non-employee director of the Company is entitled to receive an annual retainer for Board participation and an annual retainer for committee participation. Board and committee chairs receive additional compensation for their chair duties. We also reimburse our non-employee directors for all reasonable expenses incurred in attending meetings of the Board and its committees. In addition, Board members receive annual equity awards for their service to the Company. During fiscal 2014, the Compensation Committee retained Radford to assist in a periodic review of annual retainers, fees and stock awards for Board and committee members.

Director Compensation for Fiscal 2014

The following table shows, for the fiscal year ended June 27, 2013, certain information with respect to the compensation of all non-employee directors of SGI.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	All Other Compensation ($) (3)	Total ($)
Mr. Ronald D. Verdoorn	78,000	127,459	13,196	219,127
Mr. Charles M. Boesenberg	56,875	127,459	9,287	193,621
Mr. Gary A. Griffiths	73,000	127,459	—	200,459
General Michael W. Hagee	59,375	127,459	—	186,834
Mr. Douglas R. King	74,000	127,459	—	201,459
Mr. Hagi Schwartz	55,000	127,459	13,576	196,035

(1)	This column represents annual director fees, non-employee chairman fees, committee chairman fees and other committee member fees earned in fiscal 2014. Excludes fees paid in fiscal 2014 but earned in fiscal 2013. The table below provides additional detail on the cash compensation payable to our non-employee directors.
(2)	Pursuant to the Company’s long-term equity incentive plan, Board members received equity awards for their service to the Company on the first business day of the month after the Company’s 2013 annual meeting of stockholders for fiscal 2013. Each Board member received a grant of RSUs, targeted at $120,000 and calculated by dividing $120,000 by the 60-day average closing price of the Company’s common stock for the 60 days immediately prior to the grant date. These RSUs will vest in full on the earlier of (a) the next annual meeting of stockholders and (b) one year from the date of grant, subject to continuous service to the Company. As of June 27, 2014, the aggregate number of shares of the Company’s common stock underlying outstanding RSU awards for each non-employee director was 9,569.
(3)	Consists of amounts paid for our contribution to the payment of the director’s medical, dental and vision insurance premiums.

Cash compensation payable to our non-employee directors for the fiscal year ended June 27, 2014 was as follows:

Annual Retainer for Board Members:	$45,000
Annual Retainers for Committee Participation—
Audit Committee Chairperson:	$24,000
Other Audit Committee members:	$10,000
Compensation Committee Chairperson:	$15,000
Other Compensation Committee members:	$8,000
Nominating Committee Chairperson:	$10,000
Other Nominating Committee members:	$5,000
Annual Retainer for Non-Employee Chairman of the Board:	$25,000

All retainer payments are paid quarterly in arrears, and are pro-rated for any partial quarters served. In addition, we also reimburse our non-employee directors for all reasonable expenses incurred in attending meetings of the Board and its committees.

COMPENSATION DISCUSSION AND ANALYSIS

This “Compensation Discussion & Analysis” section sets forth the approach, rationale, background and methods of our executive compensation practices for our named executive officers for our fiscal year ended June 27, 2014. The purpose of this discussion is to provide the context necessary to understand the compensation of our named executive officers, which is detailed in the tables and narratives that follow.

Overview

Compensation of our executive officers is intended to attract, motivate and retain highly qualified individuals with the leadership skills necessary to achieve SGI’s annual and long-term business objectives and to create stockholder value. The Compensation Committee has the responsibility for establishing and overseeing our executive officer compensation programs pursuant to the following objectives:

•	Executive officers should be fairly compensated for the value of work provided, including the achievement of specific Company goals and objectives.

•	Executive officers’ total direct compensation (consisting of salary, annual cash incentive compensation and long-term equity incentive compensation) should be competitive with market practices.

•	Compensation of the executive officers should align their interests with the interests of SGI’s stockholders by providing the executive officers with long-term equity incentive compensation opportunities and promoting stock ownership, and thereby discouraging behavior that leads to excessive risk taking.

•	A significant portion of the compensation of executive officers should be at risk, provided such risk does not lead to excessive risk taking by executive officers, and should vary based on SGI’s financial and operational performance as well as each executive officer’s level of responsibility and individual performance at SGI.

•	The executive officer compensation programs should be implemented in an objective and non-discriminatory manner.

To achieve these objectives, the Compensation Committee implements and maintains compensation plans that tie a portion of each executive’s overall compensation to individual and Company performance. The Compensation Committee strives to create an executive compensation program that is competitive with the executive compensation paid by comparable public technology companies.

Executive Compensation Practices

The table below highlights our current compensation practices, including the practices we have implemented because we believe they drive performance and the practices we have not implemented because we do not believe they would serve the long-term interests of our stockholders. We do not believe that any of our compensation programs create risks that are reasonably likely to result in a material adverse impact to the Company.

Executive Compensation Practices We Have Implemented	Executive Compensation Practices We Have Not Implemented
We review general market data and data relative to our Peer Group of companies when making executive compensation decisions.	We do not overly rely on stock options to compensate our executive officers, as we believe that over reliance on stock options may create short-term incentives that create excess risks for the Company reasonably likely to pose material adverse consequences.

We use a mix of time-based and performance-based long-term equity awards to promote ownership in our stock and align executive officers’ interests with those of our stockholders.	We do not pay dividend equivalents on unvested restricted stock units, including performance-based restricted stock units.

Executive Compensation Practices We Have Implemented	Executive Compensation Practices We Have Not Implemented

We seek to mitigate any potential excessive risk taking by executive officers by utilizing caps on potential payments, reasonable retention provisions, performance targets and appropriate Board and management processes to identify and manage risk.

We do not provide golden parachute excise tax gross-ups.

We maintain stock ownership guidelines requiring our executive officers to maintain positions in our stock that help align their interests with the interests of our stockholders.	We do not provide significant additional benefits (such as supplemental executive retirement plans) to executive officers that differ from those provided to all other employees.

We generally provide for accelerated equity vesting after a change in control only if an employee is also terminated within a stated period of time following the change in control (known as a “double trigger acceleration”).	We do not provide for accelerated equity vesting solely upon a change in control (known as “single trigger acceleration”).

Our Compensation Committee benefits from the use of an outside, independent compensation consulting firm that it retains.	The Compensation Committee does not allow its compensation-consulting firm to provide any other services to the Company.

Executive Summary

We believe we will continue to grow our core business and enhance stockholder value by delivering superior technical solutions and continuing to execute on our long-term operating goals. During fiscal 2014, we made the strategic decision to exit legacy cloud infrastructure accounts to focus on the growing HPC market; and our federal revenue declined largely as a result of the federal government’s shut down in the fall of calendar 2013 and the continued delay of expected orders into calendar 2014. These items produced an overall decline in our revenue for fiscal 2014 compared to fiscal 2013, which is reflected in the Company’s performance incentive compensation results for fiscal 2014. Our core revenue, including HPC, high performance data analytics and data management and services, however, was up 15% in fiscal 2014 compared to fiscal 2013, excluding our federal business. Given the growth in our core business in fiscal 2014 and the pick-up we saw in our federal business near the end of fiscal 2014, we believe that we are well-positioned to execute key initiatives, achieve our financial and strategic objectives and grow our business in fiscal 2015 and beyond.

Looking back at fiscal 2014, when the Compensation Committee designed and implemented compensation programs in August 2013, it performed a comprehensive executive compensation review, including an analysis of base salary, annual cash incentive compensation and long-term equity compensation. In performing this review, the Compensation Committee carefully considered data provided by the independent consulting firm of Radford. Radford was charged with conducting a competitive analysis of our executive compensation and evaluating the competitiveness of our compensation practices against our Peer Group, as further discussed below under “Consultants and Market Positioning Philosophy.” Radford compared the components of executive compensation for each of our executive officers against the median Peer Group results, and made recommendations to the Compensation Committee based on these results. The Compensation Committee considers the 50th percentile for total direct compensation to be fair compensation consistent with other companies with which we compete for executive talent. As a result of this competitive analysis, the Compensation Committee took the following actions in August 2013:

•

The Compensation Committee approved a short-term incentive plan or 2014 Performance for Results Bonus (the “2014 PFR”) for fiscal 2014. Upon achievement of certain performance factors at various levels, the 2014 PFR was designed to pay semi-annual cash bonuses to our executive officers, as described below under “Annual Variable Cash Incentive Compensation—Bonus.” In addition, the 2014

PFR provided for an annual adjustment if semi-annual payments were less than payments would have been had such bonuses been determined and paid on an annual rather than semi-annual basis.

•	The Compensation Committee approved annual time-based and performance-based restricted stock unit grants for our executive officers and are further described below under “Long Term Equity Incentive Compensation.”

In fiscal 2014, the Compensation Committee insisted on a close relationship between executive pay and Company performance and continued to emphasize a mix of performance-based, short-term and long-term incentive compensation to reinforce the concept of pay-for-performance among the Company’s executives. The Company’s 2014 PFR was designed to reward executives for Company performance. Under the 2014 PFR, for a bonus to be earned and payable, the Company’s revenue and non-GAAP operating income had to be within a range of respective percentages. For fiscal 2014, the Compensation Committee used the criteria of revenue and non-GAAP operating income to reflect the Company’s fiscal 2014 business plan. Achievement of the performance criteria would have resulted in a payout and failure to meet threshold requirements would have resulted in no bonus. No bonuses were paid to executive officers under the 2014 PFR, as the Company did not achieve the threshold performance criteria established by the Compensation Committee and Board. The Company’s long-term incentive plan also was designed to reward executives for Company performance. In fiscal 2014, the Company granted an equal mix of time-based restricted stock units and performance-based restricted stock units. Performance-based restricted stock units had a significant risk element given that vesting of such restricted stock units would occur only upon the satisfaction of certain vesting criteria related to fiscal 2014 Company revenue and non-GAAP operating income. No vesting of performance-based restricted stock unit grants was awarded to any executive officer at the end of fiscal 2014 and such awards were forfeited in their entirety, as the Company did not achieve the threshold performance criteria established by the Compensation Committee and Board. For more information regarding the Company’s short-term and long-term incentive plans, please see the sections entitled, “Annual Variable Cash Incentive Compensation—Bonus” and “Long-Term Equity Incentive Compensation.”

“Say on Pay” Advisory Vote on Executive Compensation

We held our first annual advisory vote on executive compensation, commonly known as “Say-on-Pay,” at our 2011 Annual Meeting of Stockholders. We also held an advisory vote on executive compensation at each of our 2012 and 2013 Annual Meetings of Stockholders, and expect to hold these votes on an annual basis in the future, including at the 2014 Annual Meeting of Stockholders. While these votes are not binding, we believe that it is important for our stockholders to have an opportunity to express their views regarding our executive compensation programs and philosophy as disclosed in our proxy statement on an annual basis. The Compensation Committee values our stockholders’ opinions and the Board and the Compensation Committee will consider the outcome of the vote when making future compensation decisions for our named executive officers. In addition to an annual advisory vote on executive compensation, we are committed to ongoing engagement with our stockholders on executive compensation matters generally.

Excluding abstentions and broker non-votes, approximately 90% of the votes cast on the advisory vote on executive compensation voted in favor of our executive compensation as disclosed in our 2013 Proxy Statement. The Board and the Compensation Committee considered this outcome favorable and believed it conveyed our stockholders’ support of our existing executive compensation philosophy and programs. As a result, the Compensation Committee did not make any specific changes to our executive compensation programs or pay-for-performance philosophy.

Determining Executive Compensation

The Compensation Committee determines all aspects of the compensation for our executive officers.

Consultants and Market Positioning Philosophy

As discussed above, Radford served as the Compensation Committee’s outside compensation adviser for fiscal 2014. Our outside compensation adviser provided the following services:

•	Assisting in the selection of our Peer Group companies.

•	Providing compensation analysis of executive and director compensation data.

•	Recommending how to best structure short-term and long-term incentives to provide competitive compensation and align the interests of senior management, the Company and its stockholders.

•	Helping the Compensation Committee interpret compensation data.

•	Reviewing our management’s compensation recommendations.

•	Consulting with us regarding the total compensation packages of newly hired officers.

•	Advising on the reasonableness and effectiveness of our executive officer compensation levels and programs.

To support its objective of providing an executive compensation program that is sufficiently competitive to attract and retain key executives, the Compensation Committee evaluated executive compensation information from specific groups of comparable companies.

Use of Comparative Compensation Data

As described above, the Compensation Committee’s executive compensation review for fiscal 2014 included an analysis of base salary, annual cash incentive compensation and equity compensation.

In determining our executive compensation for fiscal 2014, the Compensation Committee utilized the findings provided in a compensation assessment report prepared by Radford. Radford identified a group of peer companies to assess the competitiveness of our executive officers’ compensation as compared to executives with similar titles and responsibilities at companies with which SGI competes for talent to be used in connection with compensation decisions for fiscal 2014. This group of companies is referred to in this proxy statement as the “Peer Group.” The Peer Group includes companies of similar size and industry focus and scope as SGI. Radford developed this list through research of security analyst reports and a selection of companies in specific industry segments based on specific financial and non-financial criteria. The Compensation Committee reviews the Company’s Peer Group annually.

For fiscal 2014, Radford considered a combination of the following criteria to identify the companies to be included in the Peer Group: (i) SGI’s last fiscal year Peer Group; (ii) peers identified by the Company; and (iii) peers determined by Institutional Shareholder Services’ peer group selection methodology. Radford further refined its method for determining the Peer Group by focusing on companies that represented a cross-section of public companies in the server, network software, semiconductor and telecommunications sectors with comparable attributes to the Company, in four areas: (a) annual revenue performance; (b) market capitalization; (c) net income/operating income; and (d) headcount. The Compensation Committee believed that use of this methodology produced the appropriate Peer Group. Radford reviewed and informed the Compensation Committee of the compensation practices of the companies in this group, so that the Compensation Committee could understand the compensation landscape in the technology market when determining the total compensation of SGI’s executive officers based on the scope of job responsibilities or the breadth of the organizations managed by executives holding the same or similar titles. Radford also reviewed the Peer Group set forth in our last-filed proxy statement to determine whether any modifications were warranted for fiscal 2013 and determined that certain modifications were necessary.

With this focus and for these reasons, and acting based on information provided by Radford, the Compensation Committee adopted the following Peer Group for fiscal 2014:

Coherent, Inc.

Comtech Telecommunications Corp.

Cray Inc.

Electronics for Imaging, Inc.

Emulex Corporation

Intersil Corporation

Ixia

Microsemi Corporation

Netgear, Inc.

Omnivision Technologies, Inc.

PMC-Sierra, Inc.

QLogic Corporation

Quantum Corporation

Super Micro Computer, Inc.

Synaptics Incorporated

TriQuint Semiconductor, Inc.

Viasat, Inc.

Radford meets with members of senior management to learn about our business operations and strategies, key performance metrics and target goals, and the labor and capital markets in which we compete. Radford factored this information into its compensation recommendations to the Compensation Committee.

The Compensation Committee consulted with Radford to determine the appropriate allocation between annual base salary, annual target bonus and equity incentive awards for our executive officers. Rather than relying on a fixed policy for the allocation of compensation elements, however, the Compensation Committee made its decisions based on data derived from comparable compensation vehicles utilized by Peer Group companies. The Compensation Committee further considered the appropriate amount of total direct compensation and sought to strike a balance among all forms of compensation.

In fiscal 2014, SGI targeted the 50th percentile, defined as the middle point of relevant Peer Group market data discussed herein, for target total direct compensation, and reviewed each element of compensation, including base salary, target annual incentive opportunity, target total cash compensation and target total long-term incentive. The Compensation Committee determined this was an appropriate target market position to enable SGI to attract and retain the level of executive talent it believes will improve operational performance and stockholder value.

The Compensation Committee also periodically reviews the competitiveness of the executive officers’ severance, change-in-control stipulations, and the broad-based employee benefit plans in which executive officers participate.

Role of our Chief Executive Officer and Management in Compensation Determinations

The Compensation Committee consults with management regarding both executive and non-executive employee compensation plans and programs, including administering our equity incentive plans. SGI’s CEO typically makes assessments and recommendations to the Compensation Committee on whether there should be adjustments to annual base salary, annual cash incentive compensation and long-term equity incentive compensation of executive officers. The Compensation Committee reviews such recommendations, but makes its decisions in its sole discretion with input from the CEO and other executives as necessary. Accordingly, in addition to the information regarding compensation paid to executives with similar titles and responsibilities at the companies in the Peer Group, the Compensation Committee also takes into account each of the following individual factors (which are provided to the Compensation Committee by our CEO, with the support of management representatives from finance, legal and human resources) when determining the compensation for our executive officers:

•	individual performance;

•	performance of the Company’s business;

•	succession planning considerations and retention risks;

•	recommendations on the design and structure of cash incentive and long-term equity incentive compensation;

•	information on recruiting and hiring trends and key employment statistics;

•	recommendations on the amount and form of compensation to be paid to all executive officers, including the CEO;

•	strategic importance of the position;

•	scarcity in the market of an individual’s skills and talents;

•	expected future contributions;

•	historical compensation; and

•	other information as requested by the Compensation Committee.

Our CEO, Senior Vice President and General Counsel, and Senior Vice President, Human Resources generally attend Compensation Committee meetings. However, at each meeting in which executive compensation is on the agenda, the Compensation Committee holds an executive session without management (including our CEO) present. In addition, our CEO is not present during the deliberation of, and voting on, his compensation. Also, from time to time the Compensation Committee meets independently, without SGI management present, with its compensation consultants.

Compensation Components

The Compensation Committee divides compensation for our executive officers into the following components:

Component	Purpose	Characteristics
Base Salary	Compensate for level of responsibility, experience and sustained individual performance.	Fixed cash component based on role, experience, performance and market data.

Annual Variable Cash Incentive Compensation	Compensate for achieving pre-established annual or semi-annual financial, operational and strategic performance objectives.	A targeted short-term cash award designed to tie directly to our business plan and provide competitive total cash opportunities that are subject to achievement of specific performance objectives.

Long-Term Equity Incentive Compensation	Compensate for multi-year performance that enhances stockholder value.	Equity-based compensation designed to support multiple objectives.

Discretionary Bonus	Recognize and reward individual contributions to Company success.	Discretionary cash or equity award designed to, among other objectives, reward, retain and motivate.

In addition, we provide our executive officers with typical employee benefits, such as health insurance, 401(k) plan and matching, and employee stock purchase plan on the same terms as other employees. We also provide severance and change in control benefits to all of our named executive officers, but the Compensation Committee does not consider these benefits when making its determinations about other elements of our executive compensation program.

Consistent with SGI’s pay for performance principles, a significant portion of each executive officer’s total direct compensation is determined based upon SGI’s performance as well as the performance of the individual executive officer. SGI does not have a pre-established policy for allocating between fixed and variable compensation or among the different types of variable compensation. However, the allocation is influenced by the Compensation Committee’s assessment of the compensation practices of the companies in the Peer Group and SGI’s short-term and long-term strategic objectives. The Compensation Committee aims to provide total direct compensation at levels sufficient to attract and retain qualified executives. Variable compensation generally consists of annual cash incentive compensation and long-term equity incentives, and represents a significant portion of the total direct compensation opportunity for each executive officer. The Compensation Committee believes that the executive officers’ consistent and sustained performance can have a direct and significant impact on long-term stockholder value and that awarding long-term equity incentives aligns our executive officers’ interests with those of our stockholders.

Base Salary

The Compensation Committee establishes base salaries for our executives based on market compensation paid by companies in the Peer Group for similar positions and based on the following factors: the scope of responsibilities, experience, past performance and objectives for the year. Generally, the Compensation Committee believes that executive base salaries targeted at the 50th percentile of salaries for executives in similar positions and with similar responsibilities at companies in the Peer Group are sufficient to attract and retain qualified executives. In fiscal 2014, the Compensation Committee provided for the following base salary increases to the named executive officers to realign salaries with market levels after taking into account individual responsibilities, performance, experience and objectives for the year, effective as of September 30, 2013. The increases in salaries for Messrs. Titinger and Nikl were primarily driven by the Compensation Committee’s determination to bring Messrs. Titinger and Nikl closer to the 50th percentile based on market information provided by Radford.

Named Executive Officer	Base Salary (1)		% Change
	Fiscal 2013	Fiscal 2014
Jorge Titinger	$500,000	$585,000	17%
Robert Nikl	$350,000	$385,000	10%
Cassio Conceicao	$350,000	$350,000	0%
Jennifer Pileggi	$300,000	$315,000	5%
Mekonnen Asrat	$225,000	$240,000	6.7%

(1)	The base salaries shown above reflect fiscal year-end annualized salary numbers. Anthony Carrozza left the Company in August 2013 and is not reflected in this table. His salary was to remain the same in fiscal 2014 as it was in fiscal 2013 had he remained with the Company.

The Compensation Committee approved fiscal 2015 annual base salaries, effective as of September 29, 2014. Messrs. Titinger and Nikl did not receive any increase in base salary for fiscal 2015 compared to fiscal 2014. However, as part of our routine annual compensation review process, Messrs. Conceicao and Asrat and Ms. Pileggi each received salary increases for fiscal 2015 to bring them closer to the 50th percentile in salary. Mr. Conceicao did not receive a salary increase in fiscal 2014 given his hire in the second half of fiscal 2013, as the Compensation Committee wanted additional time to assess his performance.

Annual Variable Cash Incentive Compensation—Bonus

The Compensation Committee believes that a meaningful portion of the annual cash compensation for each executive officer should be in the form of variable incentive bonuses, which motivate our executive officers towards achievement of annual financial targets set by the Compensation Committee. Our policy is to target annual bonus opportunities at the 50th percentile of the companies in the Peer Group. For fiscal 2014, the metrics used to determine attainment of Mr. Titinger’s personal performance targets were identical to those of the other executive officers and employees participating in corporate bonus plans, thereby maintaining a commonality of business interests across the Company.

Fiscal 2014 Performance for Results Bonus

August 2013, the Compensation Committee established the fiscal 2014 Performance for Results Bonus (the “2014 PFR”) as our performance-based, short-term incentive plan and determined the target bonus amounts for our executive officers. The 2014 PFR provided incentives that are aligned with targeted Company performance without increased risk to the Company. The Compensation Committee selected Company-level financial targets in order to focus executive attention on attaining financial objectives for our business and to foster teamwork among the members of management. The 2014 PFR provided that bonuses were payable semi-annually based upon semi-annual achievement of two key indicators of our performance: revenue and non-GAAP operating income performance targets, as set by the Compensation Committee. The Compensation Committee considered achievement of these performance criteria to most accurately reflect SGI’s current year financial performance and these performance criteria were consistent with SGI’s fiscal 2014 business plan. These two performance criteria served to encourage attention to near-term future revenue and weighting them equally encouraged management to focus on current year financial goals. In addition, using these two criteria consistently permits us to measure the Company’s performance on a year-over-year basis, as well as compare the Company’s performance against the performance of companies with which we compete.

Under the 2014 PFR, for a bonus to be earned and payable for a given semi-annual period, the Company’s semi-annual revenue and non-GAAP operating income each had to be within a range of respective percentages that included a threshold requirement for revenue of 90% and 75% for non-GAAP operating income, corresponding to a payout of 50%. The 2014 PFR also contained maximum targets for revenue of 110% and 125% for non-GAAP operating income, corresponding to a maximum payout of 200% of target. Achievement of the performance criteria resulted in a payout percentage determined in accordance with the 2014 PFR matrix. Failure to meet the threshold requirements would result in no semi-annual bonus amount being paid. Further, at the end of fiscal 2014, the Compensation Committee compared the aggregate percentage of the semi-annual bonus amounts paid during fiscal 2014, with the actual revenue and non-GAAP operating income attained for fiscal 2014 to determine whether a “true-up” payment was necessary pursuant to the terms of the 2014 PFR. A “true-up” payment was to be paid only if the actual semi-annual payments made were less than the payments that would have been made had the payments been paid on an annual basis rather than a semi-annual basis. In August 2014, the Compensation Committee determined that overall 2014 PFR achievement was below established thresholds, and therefore no bonuses were paid under the 2014 PFR.

The Compensation Committee determined that revenue and non-GAAP operating income performance criteria were achieved at the following levels for each semi-annual period for fiscal 2014:

		ACTUAL TARGETS AND RESULTS ($s are in millions)			COMPANY PAYOUT DETERMINATION
		2014 PFR Target (1)	Company Performance	Attainment Result	2014 PFR Rules	Compensation Committee Discretion	Percentage of Target Paid
SA1	REVENUE	$345.0	$263.6	0%	0%	None	0%
	OPERATING INCOME	11.0%	(4.8)%	0%
SA2	REVENUE	$405.0	$266.4	0%	0%	None	0%
	OPERATING INCOME	28.0%	(8.3)%	0%

(1)	Indicates the actual 2014 PFR semi-annual metric target applied, as determined by the Compensation Committee prospectively in accordance with the Company’s annual operating plan, and subject to Compensation Committee discretion.

The following are the target semi-annual and actual semi-annual bonuses paid in fiscal 2014, as well as the annual “true-up” bonus paid in fiscal 2014 to our named executive officers:

Name (1)	Semi-Annual Target Bonus	First Semi-Annual Payment	Second Semi- Annual Payment	Annual True-Up
Jorge Titinger	$292,500	$0	$0	$0
Robert Nikl	$144,375	$0	$0	$0
Cassio Conceicao	$122,500	$0	$0	$0
Jennifer Pileggi	$78,750	$0	$0	$0
Mekonnen Asrat	$48,000	$0	$0	$0

(1)	Anthony Carrozza left the Company in August 2013 and is not reflected in this table. His target semi-annual bonus was equal to $130,000, but he did not receive any payout under the 2014 PFR.

Fiscal 2015 Performance For Results Bonus. In August 2014, the Compensation Committee established the fiscal 2015 Performance For Results Bonus (the “2015 PFR”) as our performance-based incentive plan and determined the target bonus amounts for our executive officers. The 2015 PFR is identical in all respects to the 2014 PFR, except that for a bonus to be earned and payable, the Company’s revenue must be within a range of respective percentages that includes a threshold requirement of 80% corresponding to a payout of 50% of target and a maximum target of 120% corresponding to a maximum payout of 200% of target. The Company’s non-GAAP operating income remains a performance criterion with a threshold of 75% and a maximum target of 125%. The Compensation Committee selected revenue and non-GAAP operating income as the relevant financial targets because the Compensation Committee considers these performance criteria to be consistent with SGI’s fiscal 2015 business plan. These two performance criteria serve to encourage attention to near-term revenue and weighting them equally encourages management to focus on current year financial goals. In addition, using these two criteria consistently permits us to measure the Company’s performance on a year-over-year basis, as well as compare the Company’s performance against the performance of companies with which we compete.

Long-Term Equity Incentive Compensation

The goal of our long-term, equity-based incentive awards is to provide each executive officer with an incentive to manage the Company from the perspective of an owner with an equity stake in the business. The Compensation Committee further believes that long-term performance is achieved through an ownership culture that encourages long-term performance by our executive officers through the use of stock-based awards. In addition, the Compensation Committee believes that having a meaningful equity ownership in the Company assists us in retaining our key employees while also helping to manage risk over time through ownership. In fiscal 2014, the Compensation Committee, acting upon information provided by Radford and consistent with its approach in fiscal 2013, determined that an equal mix of time-based and performance-based restricted stock units should be granted to executive officers as long-term equity incentive compensation. The Compensation Committee believes that a mix of time-based and performance-based awards further incentivizes the achievement of corporate goals and also is an ongoing industry trend.

The Compensation Committee believes that annual equity awards generally create strong incentives to drive future stockholder return, and determines annual equity awards for each executive, in part, with reference to our Peer Group benchmark. In addition to Peer Group benchmarking, the Compensation Committee also considers the following factors when determining equity compensation for our executive officers:

•	each executive’s position within SGI;

•	the level it considers appropriate to create a meaningful opportunity for reward based on increasing stockholder value;

•	the fiscal period’s budget for necessary compensation expense;

•	the executive’s performance;

•	each executive’s potential for future responsibility and promotion;

•	competitive compensation targets for the executive’s position and level of contribution; and

•	the CEO’s assessments and recommendations as to the long-term equity compensation for all of our executive officers.

Fiscal 2014 Long-Term Incentive Plan

The fiscal 2014 annual grant of time-based restricted stock units vest as to 1/16th of the shares every quarter from the date of grant, subject to the executive’s continued service with us. These equity awards granted to our named executive officers are described in the table entitled “Grants of Plan-Based Awards.” The size and terms of the equity awards granted to our executive officers were determined by the Compensation Committee and based upon independent information provided by Radford. The data relied upon by the Compensation Committee included analysis of the then-current, and trending of, equity vehicles and quantitative awards utilized by the Peer Group, as well as the high-technology industry as a whole.

The fiscal 2014 annual grant of performance-based restricted stock units vest only upon the occurrence of certain vesting criteria. For fiscal 2014, performance-based restricted stock units would have vested as to one-fourth of their amount on the third business day following the date that the Company publicly announced financial results for its fiscal year ended June 27, 2014 provided that the Company’s financial results met targets established by the Board for fiscal 2014 revenue and non-GAAP operating income. In general, the performance-based restricted stock unit grants may be increased or decreased depending on the level of attainment by the Company of the performance metrics established by the Board. In order for the performance-based restricted stock units to vest, the Company’s revenue and non-GAAP operating income for fiscal 2014 each needed to be within a range of respective percentages that included threshold requirements of 90% of revenue and 75% of non-GAAP operating income, corresponding to a threshold vesting percentage of 50% of target. The Compensation Committee set maximum matrix targets of 110% of revenue and 125% of non-GAAP operating income to correspond to a maximum vesting percentage of 150% of target. Targets for fiscal 2014 revenue and income were the same as described under the 2014 PFR. Achievement of the aforementioned performance criteria would result in a vesting percentage determined in accordance with a vesting matrix. In August 2014, the Compensation Committee determined vesting of the performance-based restricted stock units at 0% of the fiscal 2014 performance-based restricted stock units awarded August 2013 based on the Company’s level of achievement of revenue and non-GAAP operating income targets established by the Company’s Board of Directors. Because the conditions for initial vesting of the performance-based restricted stock units were not met, the performance-based restricted stock units were cancelled. Equity awards granted to our named executive officers are described in the table entitled “Grants of Plan-Based Awards.” The size and terms of the equity awards granted to our executive officers were determined by the Compensation Committee and based upon independent information provided by Radford. The data relied upon by the Compensation Committee included analysis of the then-current, and trending of, equity vehicles and quantitative awards utilized by the Peer Group, as well as the high-technology industry as a whole.

For fiscal 2014, Messrs. Titinger and Nikl each received additional time-based restricted stock units for fiscal 2014 because neither received grants in fiscal 2013 given the timing of their respective fiscal 2012 hire dates. Mr. Conceicao received a prorated award for fiscal 2014 given his hire date in January 2013.

Fiscal 2015 Long-Term Incentive Plan

In August 2014, the Compensation Committee, based on information provided by Radford, again determined that an equal mix of time-based and performance-based restricted stock units should be granted to executive officers, targeting a percentage of overall compensation. The long-term incentive compensation target amounts for each named executive were calculated based on a sixty-day average of the Company’s stock price. Such long-term incentive grants are comprised of 50% time-based restricted stock units and 50% performance-based restricted stock units, which are targeted at 125% vesting.

The fiscal 2015 time-based restricted stock units and performance-based restricted stock units each have a grant date of August 13, 2014. The time-based awards begin immediate, quarterly vesting over a period of four years, while the performance-based awards initially vest as to one-fourth of their amount on the third business day following Compensation Committee review of the Company’s goal attainment for the fiscal year ending June 26, 2015, so long as (a) the Company’s total stockholder return meets the median total stockholder return of its Peer Group (50% weighting), and (b) the Company’s financial results meet targets established by the Board for certain product sales and bookings for fiscal 2015 (two goals with 25% weighting each). The level of vesting of the performance-based awards may be increased or decreased depending on the level of attainment by the Company of the fiscal 2015 performance metrics established by the Board. Achievement of the aforementioned performance criteria will result in a vesting percentage determined in accordance with a vesting matrix. At attainment of 75% or below, vesting will be at 50%. At 100% attainment, vesting will be at 125%. At 125% attainment or above, vesting will be at 150%. If the conditions for initial vesting of the performance-based awards are met, the remaining portion of the performance-based awards will vest in twelve equal, successive quarterly installments over an additional three years, subject to continued service through each vesting date.

The Compensation Committee and senior management monitor SGI’s equity award policy to ensure that such policy complies with governing regulations and is consistent with good corporate practice. Annual grants to the executive officers are generally made at the Compensation Committee meeting held in the beginning of each fiscal year, after results for the preceding fiscal year become publicly available, enabling the Compensation Committee to consider both the prior year’s performance and expectations for the succeeding year in making grant decisions. However, the Compensation Committee may make grants at any time of the year it deems appropriate. Currently, the Company does not have any holding period requirements for equity grants made to executive officers once shares vest.

Discretionary Bonus

At its discretion, the Compensation Committee may also award bonuses to employees, including named executive officers, to reward for individual achievement or outstanding performance, to motivate for achievement of specific Company or individual goals and/or to promote retention and loyalty to the Company.

Deferred Compensation

Other than participation in the Company’s broad-based tax-qualified 401(k) plan, we do not offer or maintain non-qualified defined benefit plans or other deferred compensation plans for the benefit of our executive officers or any other employees.

Other Employee Benefit Plans

The named executive officers are eligible for the same benefits available to SGI employees generally. For fiscal 2014, these included participation in a tax-qualified 401(k) plan (including the receipt of up to $6,000 per calendar year per participant, including executive officers, as part of our 401(k) matching program), employee stock purchase plan, and group life, health, dental, vision and disability insurance plans. SGI also periodically benchmarks its broad-based employee benefit plans based upon a review of the benefits survey conducted by Radford. SGI aims to provide benefits to its employees that are consistent with market practice.

Severance and Change of Control Arrangements

The Compensation Committee periodically reviews typical industry practices concerning severance and change in control agreements and SGI’s severance and change in control agreements. SGI has entered into agreements with Messrs. Titinger, Nikl, Conceicao and Asrat and Ms. Pileggi that provide for benefits upon termination of employment under certain circumstances, including in connection with a change in control of SGI. SGI also had entered into an agreement with Mr. Anthony Carrozza, the Company’s former head of Sales. These benefits include continued salary, which may be paid over time or in a lump sum, continued health insurance coverage and accelerated vesting of equity awards. SGI provides these benefits as a means of remaining competitive, retaining executive officers, focusing executive officers on stockholder interests when considering strategic alternatives and providing income protection in the event of involuntary loss of employment. Most of these benefits were determined through arms-length negotiations at the time each executive was hired by SGI, and are therefore different for each executive. We have also entered into or amended, severance and change in control agreements with certain executive officers while they were employed by SGI. We entered into or amended these agreements to create parity among our executive officers, and any such agreements have terms similar to those of agreements entered into with executive officers at the time such executive officers were hired. The Compensation Committee agreed to the specific provisions based on the position of the executive officer, the level of severance and change in control benefits held by other executive officers, and its negotiating power in the negotiations. The Compensation Committee maintains a standardized executive employment agreement containing consistent and equitable provisions regarding severance, change of control payments and other terms of employment, together with appropriate provisions designed to protect and benefit SGI in the event of an executive officer’s termination.

A summary of the material terms of these Employment Agreements, together with a quantification of the benefits available under the agreements, may be found in the section entitled, “Executive Compensation—Potential Payments Upon Termination or Change of Control.”

On August 26, 2013, the Company entered into a Separation Agreement with Mr. Carrozza (the “Separation Agreement”). In exchange for a general release of any and all existing, future and potential claims against the Company, Mr. Carrozza became entitled to receive the following benefits upon his termination: (a) separation pay of twelve (12) months of base salary ($300,000) payable in twenty-six (26) equal installments in accordance with the Company’s normal payroll practices; (b) medical, vision and dental COBRA premium reimbursement for Mr. Carrozza and any dependents on the Company’s benefit plans as of termination for up to twelve (12) months immediately following termination; and (c) the ability to exercise any Company derivative equity securities vested as of his separation date for up to twelve (12) months following his separation date.

The quantification of benefits provided to Mr. Carrozza under the Separation Agreement is set forth under the “All Other Compensation” column in the “Executive Compensation—Summary of Compensation” table below.

Stock Ownership

Our Stock Ownership Guidelines provide that the Company’s CEO and each non-employee director who has served on the Board for at least one year are expected to own shares of SGI’s common stock with a market value at least as high as three times the amount of base salary and annual base cash retainer, respectively. Our stock ownership guidelines also provide that other executive officers own shares of SGI common stock with a market value of at least one time the amount of such officer’s base salary. Per our policy, unvested restricted stock and unvested restricted stock units are included for purposes of ownership levels, but unexercised stock options are not. As of the date of this Proxy Statement, each of our directors and named executive officers is in compliance with our guidelines.

No Hedging

Pursuant to our Insider Trading Policy, officers, directors and other designated insiders may not engage in hedging or monetization transactions or similar arrangements with respect to our stock.

Tax Considerations

Section 162(m) of the Code limits deductions for certain executive compensation in excess of $1,000,000 in any fiscal year. Certain types of compensation are deductible only if performance criteria are specified in detail and payments are contingent on stockholder approval of the compensation arrangement. SGI attempts to structure its compensation arrangements in a manner intended to achieve deductibility under Section 162(m) of the Code, unless the benefit of such deductibility is outweighed by the need for flexibility or the attainment of other corporate objectives. Since corporate objectives are not always consistent with the requirements for full deductibility, the Compensation Committee may from time to time, approve compensation arrangements under which payments may not be deductible under Section 162(m) of the Code. Thus, deductibility will not be the sole factor used by the Compensation Committee in ascertaining appropriate levels or modes of compensation.

COMPENSATION COMMITTEE REPORT (1)

The Compensation Committee of the Board of Silicon Graphics International Corp. has reviewed and discussed with management the information contained in the Compensation Discussion and Analysis section (“CD&A”) contained in this proxy statement. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the CD&A be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended June 27, 2014.

COMPENSATION COMMITTEE

General Michael W. Hagee (Chairman)

Gary A. Griffiths

Ronald D. Verdoorn

(1)	The material in this report is not “soliciting material,” is furnished to, but not deemed “filed” with, the Commission and is not deemed to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, other than the Company’s Annual Report on Form 10-K, where it shall be deemed to be “furnished,” whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

EXECUTIVE COMPENSATION

Summary of Executive Compensation

The following table shows the compensation awarded to, paid to, or earned by, our Chief Executive Officer during fiscal 2014, our Chief Financial Officer during fiscal 2014, our three most highly compensated executive officers serving in such capacity at June 27, 2014, and Mr. Carrozza who would have been one of our three most highly compensated executive officers, but for the fact that he was no longer with the Company at the end of the fiscal year. We refer to these employees and, in the case of Mr. Carrozza, former employee collectively as our “named executive officers.”

2014 Summary Compensation Table

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($) (1)(2)		Option Awards ($) (1)		Non-Equity Incentive Plan Compensation ($) (3)		All Other Compensation ($)		Total ($)
Jorge Titinger	2014	563,750		—		2,385,270	(4)	—		—		8,037	(5)	2,957,057
President and Chief Executive Officer	2013	500,000		—		—		—		475,000	(6)	3,933	(7)	978,933
	2012	173,077		163,333		3,325,200	(8)	3,178,500	(9)	—		2,345	(10)	6,842,455

Robert Nikl	2014	376,265		—		975,934	(11)	—		—		7,866	(12)	1,360,065
Chief Financial Officer	2013	350,000		25,000	(13)	—		—		216,125	(6)	5,148	(14)	596,273
	2012	45,769		—		369,600	(15)	700,000	(16)	—		566	(17)	1,115,935

Cassio Conceicao	2014	350,000		—		327,390	(18)	—		—		9,432	(19)	686,822
Executive Vice President	2013	154,808		50,000	(20)	1,798,088	(21)	—		102,947	(6)	2,946	(22)	2,108,789
and Chief Operating	2012	—		—		—		—		—		—		—
Officer (23)

Jennifer Pileggi	2014	311,250		—		389,750	(24)	—		—		7,260	(25)	708,260
Senior Vice President,	2013	300,000		19,000	(13)	413,550		—		142,500	(6)	2,725	(26)	877,775
General Counsel and	2012	236,538		—		54,700	(27)	547,000	(28)	23,625		2,963	(29)	864,826
Corporate Secretary

Mekonnen Asrat	2014	236,250		16,000	(13)	98,040	(30)	—		—		6,135	(31)	356,425
Vice President, Corporate	2013	225,000		55,000	(20)	23,030	(32)	131,600	(33)	74,813	(6)	4,930	(34)	499,373
Controller and Principal	2012	2,596		—		—		—		—		45	(35)	2,641
Accounting Officer (36)

Former Executive Officer:
Anthony Carrozza	2014	139,673	(37)	—		—		—		—		205,042	(38)	344,715
Executive Vice President of Worldwide Sales	2013	300,000		—		465,244		—		309,405	(39)	3,225	(40)	1,077,874
	2012	299,038		—		—		661,050		312,891	(41)	5,327	(42)	1,278,306

(1)	Represents the aggregate grant-date fair value of the awards for the applicable fiscal year calculated in accordance with FASB ASC Topic 718. These amounts do not reflect whether the recipient has actually realized or will realize a financial benefit from the awards, such as by exercising stock options. Information on the valuation assumptions used in the calculation of the grant-date fair value is set forth in Note 17 “Share-Based Compensation” in our Form 10-K for the year ended June 27, 2014.
(2)	In August 2014, the Compensation Committee determined vesting at 0% for performance-based RSUs (“PRSU’s”) granted in August 2013, as the Company did not meet established financial criteria.
(3)	In August 2014, the Compensation Committee determined that no bonuses should be paid under the 2014 PFR, as the Company did not meet established financial criteria.
(4)	Consists of 76,500 RSU shares granted at $15.59 per share which vest in equal quarterly amounts over four years and 76,500 PRSU shares granted at $15.59 per share. See also note 2.
(5)	Consists of $6,000 contributed to match the officer’s contributions to a 401(k) plan, $1,260 paid for life insurance premiums and $777 gross-up taxable fringe.
(6)	Represents the amount paid to the officer pursuant to the Company’s fiscal 2013 Performance Results Bonus.
(7)	Consists of $2,981 contributed to match the officer’s contributions to a 401(k) plan, $504 paid for life insurance premiums and $448 gross-up taxable fringe.
(8)	In connection with his hire, Mr. Titinger was awarded 325,000 restricted stock unit shares vesting over four years: one-quarter on the one year anniversary of his hire date and the remaining amount in equal quarterly installments over the remaining three years; and 15,000 restricted stock unit shares vesting 100% on the one year anniversary of his hire date.
(9)	In connection with his hire, Mr. Titinger was awarded an option to purchase 325,000 shares of the Company’s common stock vesting over four years: one-quarter on the one year anniversary of his hire date and the remaining amount in equal monthly installments over the remaining three years.
(10)	Consists of $2,163 contributed to match the officer’s contributions to a 401(k) plan and $182 paid for life insurance premiums.

(11)	Consists of 31,300 RSU shares granted at $15.59 which vest in equal quarterly amounts over four years and 31,300 PRSU shares granted at $15.59. See also note 2.
(12)	Consists of $6,000 contributed to match the officer’s contributions to a 401(k) plan, $1,260 paid for life insurance premiums and $606 gross-up taxable fringe.
(13)	Represents a discretionary bonus paid to the executive.
(14)	Consists of $4,596 contributed to match the officer’s contributions to a 401(k) plan, $504 paid for life insurance premiums and $48 gross-up taxable fringe.
(15)	In connection with his hire, Mr. Nikl was awarded 60,000 restricted stock unit shares vesting over four years: one-quarter on the one year anniversary of his hire date and the remaining amount in equal quarterly installments over the remaining three years; and 6,000 restricted stock unit shares vesting 100% on the one year anniversary of his hire date.
(16)	In connection with his hire, Mr. Nikl was awarded an option to purchase 125,000 shares of the Company’s common stock vesting over four years: one-quarter on the one year anniversary of his hire date and the remaining amount in equal monthly installments over the remaining three years.
(17)	Consists of $505 contributed to match the officer’s contributions to a 401(k) plan and $61 paid for life insurance premiums.
(18)	Consists of 10,500 RSU shares granted at $15.59 per share which vest in equal quarterly amounts over four years and 10,500 PRSU shares at $15.59 per share. See also note 2.
(19)	Consists of $8,172 contributed to match the officer’s contributions to a 401(k) plan and $1,260 paid for life insurance premiums.
(20)	Represents a signing bonus paid in connection with commencement of employment.
(21)	In connection with his hire, Mr. Conceicao was awarded 55,000 RSU shares and 68,750 PRSU share, assuming 125% vesting. The RSU shares vest over four years, with one-quarter vesting on the one-year anniversary of his hire date and the remaining amount in equal quarterly installments over the remaining three years. The PRSU shares vested upon the Company’s achievement of certain performance criteria based on total revenues and non-GAAP operating income for fiscal 2013. The award vests over four years, with twenty-five percent of the underlying shares vesting on January 21, 2014, and the remaining shares vesting twenty-five percent annually thereafter. The actual number of shares underlying the PRSU award was 135% or 74,333 shares.
(22)	Consists of $2,736 contributed to match the officer’s contributions to a 401(k) plan and $210 paid for life insurance premiums.
(23)	Mr. Conceicao was appointed Executive Vice President and Chief Operating Officer January 18, 2013 and therefore did not receive any compensation for fiscal year 2012.
(24)	Consists of 12,500 RSU shares granted at $15.59 per share which vest in equal quarterly amounts over four years and 12,500 PRSU shares at $15.59 per share. See also note 2.
(25)	Consists of $6,000 contributed to match the officer’s contributions to a 401(k) plan and $1,260 paid for life insurance premiums.
(26)	Consists of $2,221 contributed to match the officer’s contributions to a 401(k) plan and $504 paid for life insurance premiums.
(27)	In connection with her hire, Ms. Pileggi was awarded 5,000 RSU shares, which vest over four years, one-quarter on the one-year anniversary of her hire date and the remaining amount in equal quarterly installments over the remaining three years.
(28)	In connection with her hire Ms. Pileggi was awarded an option to purchase 50,000 shares of the Company’s common stock, which vests over four years, one-quarter on the one-year anniversary of her hire date and the remaining amount in equal monthly installments over the remaining three years.
(29)	Consists of $2,418 contributed to match the officer’s contributions to a 401(k) plan and $545 paid for life insurance premiums.
(30)	Represents 6,000 RSU shares granted at $16.34 per share, which vest in equal quarterly amounts over four years.
(31)	Consists of $5,006 contributed to match the officer’s contributions to a 401(k) plan and $1,129 paid for life insurance premiums.
(32)	In connection with his hire, Mr. Asrat was awarded 3,500 RSU shares vesting 25% on the one-year anniversary of the vesting commencement date and the remaining amount in equal quarterly installments over the remaining three years.
(33)	In connection with his hire, Mr. Asrat was awarded 20,000 non-qualified stock options vesting over four years: one-quarter on the one year anniversary of his hire date and the remaining amount in equal monthly installments over the remaining three years.
(34)	Consists of $4,426 contributed to match the officer’s contributions to a 401(k) plan and $504 paid for life insurance premiums.
(35)	Consists of $39 contributed to match the officer’s contributions to a 401(k) plan and $6 paid for life insurance premiums.
(36)	Mr. Asrat was appointed Vice President and Corporate Controller on June 27, 2012 and therefore had minimal income for FY2012.
(37)	Consists of $115,385 regular salary and paid time off, $24,288 of unused paid time off cashed out.
(38)	Consists of $3,154 contributed to match the officer’s contributions to a 401(k) plan, $10,998 in COBRA payments, $190,385 in severance pay, and $505 paid for life insurance premiums.
(39)	Consists of $247,000 of non-equity bonus plan compensation and sales commissions of $62,405.
(40)	Consists of $2,673 contributed to match the officer’s contributions to a 401(k) plan, $504 paid for life insurance premiums and $48 gross-up taxable fringe.
(41)	Entire amount represents sales commissions.
(42)	Consists of $4,107 contributed to match the officer’s contributions to a 401(k) plan, $726 paid for life insurance premiums and $494 gross-up taxable fringe.

Grants of Plan-Based Awards

The following table shows, for the fiscal year ended June 27, 2014, certain information regarding grants of plan-based awards to the named executive officers:

Grants of Plan-Based Awards in Fiscal 2014

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	Grant Date Fair Value of Stock and Option Awards ($) (4)
Name	Grant Date	Thresh- old ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Mr. Titinger	8/12/13				38,250	95,625	114,750		1,192,635
	8/12/13							76,500	1,192,635
	—	292,500	585,000	1,170,000					—

Mr. Nikl	8/12/13				15,650	39,125	46,950		487,967
	8/12/13							31,300	487,967
	—	144,375	288,750	577,500					—

Mr. Conceicao	8/12/13				5,250	13,125	15,750		163,695
	8/12/13							10,500	163,695
	—	122,500	245,000	490,000					—

Ms. Pileggi	8/12/13				6,250	15,625	18,750		194,875
	8/12/13							12,500	194,875
	—	78,750	157,500	315,000					—

Mr. Asrat	8/14/13							6,000	98,040
	—	48,000	96,000	192,000

Former Executive Officer:
Mr. Carrozza	—	130,000	260,000	520,000				—	—

(1)	Represents amounts eligible to be earned under our 2014 PFR. In August 2014, the Compensation Committee determined that no bonuses should be paid under the 2014 PFR, as the Company did not meet established financial criteria.
(2)	Represents shares eligible to be earned under PRSUs granted in August 2013 pursuant to the 2005 Equity Incentive Plan. In August 2014, the Compensation Committee determined vesting at 0% for PRSU awards granted in August 2013, as the Company did not meet established financial criteria.
(3)	Restricted stock units were granted pursuant to the 2005 Equity Incentive Plan.
(4)	Represents the grant date fair value of such award as determined in accordance with FASB ASC Topic 718.

Employment and Severance Agreements

SGI has entered into employment agreements with each of the named executive officers, as further described below. These agreements generally provide for initial annual base salary, bonus and long-term equity incentives, as may be subsequently amended through action by SGI’s Compensation Committee.

Jorge Titinger. SGI entered into an employment agreement with Mr. Titinger on February 21, 2012, which was amended February 21, 2013. Under the terms of the employment agreement, Mr. Titinger received an initial annual base salary of $500,000 and the right to participate in a short-term incentive performance-based bonus plan based upon the Company’s performance with respect to applicable performance targets as determined by the Compensation Committee of the Board. Pursuant to his employment agreement, Mr. Titinger received an option to purchase up to 325,000 shares of SGI’s common stock, a restricted stock unit award for 325,000 shares of SGI common stock and an award of 15,000 shares of SGI common stock. For a description of the termination and change of control provisions of Mr. Titinger’s employment, see “Potential Payments Upon Termination or Change of Control.”

Robert Nikl. SGI entered into an employment agreement with Mr. Nikl on April 30, 2012, which was amended December 20, 2012. Under the terms of his employment agreement, Mr. Nikl received an initial annual base salary of $350,000 and the right to participate in a short-term incentive performance-based bonus plan based upon the Company’s performance with respect to applicable performance targets as determined by the Compensation

Committee of the Board. Pursuant to his employment agreement, Mr. Nikl received an option to purchase up to 125,000 shares of SGI’s common stock, a restricted stock unit award of 60,000 shares of SGI common stock and an award of 6,000 shares of SGI common stock. For a description of the termination and change of control provisions of Mr. Nikl’s employment, see “Potential Payments Upon Termination or Change of Control.”

Cassio Conceicao. SGI entered into an employment agreement with Mr. Conceicao on January 18, 2013. Under the terms of his employment agreement, Mr. Conceicao received an initial annual base salary of $350,000 and received a signing bonus of $50,000. Mr. Conceicao was also eligible to participate in a short-term incentive performance-based bonus plan based upon the Company’s performance with respect to applicable performance targets as determined by the Compensation Committee of the Board. Pursuant to his employment agreement, Mr. Conceicao received a time-based restricted stock unit award of 55,000 shares of SGI common stock and a performance-based restricted stock unit award of 68,750 shares at target. For a description of the termination and change of control provisions of Mr. Conceicao’s employment, see “Potential Payments Upon Termination or Change of Control.”

Jennifer Pileggi. SGI entered into an employment agreement with Ms. Pileggi on September 19, 2011, which was amended on December 17, 2012 and February 21, 2013. Under the terms of her employment agreement, Ms. Pileggi received an initial annual base salary of $300,000 and the right to participate in a short-term incentive performance-based bonus plan based upon the Company’s performance with respect to applicable performance targets as determined by the Compensation Committee of the Board. Pursuant to her employment agreement, in fiscal 2013 Ms. Pileggi received a restricted stock unit award of 20,000 shares of SGI common stock and a performance-based restricted stock unit award of 25,000 shares at target. For a description of the termination and change of control provisions of Ms. Pileggi’s employment, see “Potential Payments Upon Termination or Change of Control.”

Mekonnen Asrat. SGI entered into an offer letter agreement with Mr. Asrat on June 4, 2012, which was amended on December 17, 2012. Under the terms of his employment agreement, Mr. Asrat received an initial annual base salary of $225,000 and received a signing bonus of $40,000 paid upon the first pay period after successful completion of one year of continuous employment. Mr. Asrat was also eligible to participate in a short-term incentive performance-based bonus plan based upon the Company’s performance with respect to applicable performance targets as determined by the Compensation Committee of the Board. Pursuant to his employment agreement, Mr. Asrat received a time-based restricted stock unit award of 3,500 shares of SGI common stock and an option to purchase up to 20,000 shares of SGI common stock. For a description of the termination and change of control provisions of Mr. Asrat’s employment arrangement, see “Potential Payments Upon Termination or Change of Control.”

Anthony Carrozza. On August 26, 2013, SGI entered into a separation agreement with Mr. Carrozza. In exchange for a general release of any and all existing, future and potential claims against the Company, the Company provided Mr. Carrozza the following benefits upon his termination under the terms of the separation agreement:

•	separation pay of twelve (12) months of base salary ($300,000) payable in twenty-six (26) equal installments in accordance with the Company’s normal payroll practices;

•	medical, vision and dental COBRA premium reimbursement for Mr. Carrozza and any dependents currently on the Company’s benefits plans for up to twelve (12) months immediately following his separation date; and

•	the ability to exercise any Company equity securities vested as of his separation date for up to twelve (12) months following his separation date.

Outstanding Equity Awards at Fiscal Year-End

The following table shows certain information regarding outstanding equity awards at fiscal year-end for the named executive officers.

OUTSTANDING EQUITY AWARDS AT JUNE 27, 2014

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares of Units of Stock That Have Not Vested ($)
Mr. Titinger	74,479		135,417	(1)	9.78	(2)	3/1/22	142,188	(3)	1,345,098
								62,157	(4)	588,005
								76,500	(5)	723,690

Mr. Nikl	28,646		59,896	(1)	5.60		6/1/22	30,000	(3)	283,800
								25,432	(4)	240,587
								31,300	(5)	296,098

Mr. Conceicao	—		—		—		—	37,813	(3)	357,711
								51,563	(6)	487,786
								8,532	(4)	80,713
								10,500	(5)	99,330

Ms. Pileggi	34,375		15,625	(1)	10.94	(2)	10/3/21	1,563	(3)	14,785
								11,250	(7)	106,425
								18,750	(8)	177,375
								10,157	(4)	96,085
								12,500	(5)	118,250

Mr. Asrat	4,584		10,000	(1)	6.58		7/2/22	1,750	(3)	16,555
								4,875	(4)	46,118

Former Executive Officer
Mr. Carrozza	24,375	(9)	—		14.69	(2)	8/23/21	—		—

(1)	The stock option granted March 1, 2012 vests as to 1/4th the shares of common stock subject to the stock option on the first anniversary of the grant date; and then with respect to the remaining shares, the stock option vests in equal monthly installments for the next three years thereafter.
(2)	The exercise price of this option on June 27, 2014 was higher than the fair market value of the Company’s common stock, which was $9.46 per share.
(3)	Represents restricted stock units awarded March 1, 2012, which vest as to 1/4th the shares of common stock subject to the restricted stock units on the first anniversary of the date of grant; and then with respect to the remaining shares, the restricted stock units vest in equal quarterly installments for the next three years thereafter.
(4)	Represents restricted stock units, which vest as to 1/16th the shares of common stock in equal quarterly installments over four years from the vesting commencement date of August 12, 2013.
(5)	In August 2014, the Compensation Committee determined vesting at 0% for PRSU awards granted in August 2013, as the Company did not meet established financial criteria.
(6)	This PRSU award vests over four years, with twenty-five percent of the underlying shares vesting on January 21, 2014, and the remaining shares vesting twenty-five percent annually thereafter. The number of shares underlying the PRSU award was determined by the Compensation Committee to vest at 135% based on the achievement of financial and operational performance criteria.

(7)	Represents RSU award, which vest as to 1/16th the shares of common stock in equal quarterly installments over four years from the vesting commencement date of August 13, 2012.
(8)	This PRSU award vests over four years, with twenty-five percent of the underlying shares vesting on August 12, 2013, and the remaining shares vesting twenty-five percent annually thereafter. The number of shares underlying the PRSU award was determined by the Compensation Committee to vest at 135% based on the achievement of financial and operational performance criteria.
(9)	The shares vest and become exercisable in a series of forty-eight (48) successive equal monthly installments measured from the August 23, 2011.

Option Exercises and Stock Vested

The following table shows certain information regarding option exercises and stock vested during the last fiscal year with respect to the named executive officers:

OPTION EXERCISES AND STOCK VESTED IN FISCAL 2014

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (1) ($)
Mr. Titinger	115,104	993,551	14,343	158,395
			81,250	997,346

Mr. Nikl	20,833	280,433	15,000	183,375
			5,368	64,802

Mr. Conceicao	—	—	18,561	241,479
			17,187	212,055
			1,968	21,733

Ms. Pileggi	—	—	6,750	105,232
			5,000	62,625
			1,562	19,512
			2,343	25,875

Mr. Asrat	5,416	49,967	1,750	22,954
			1,125	12,559

Former Executive Officer
Mr. Carrozza	65,000	287,632	7,593	118,375
	25,500	189,398	938	13,657
			2,813	40,552

(1)	Represents the aggregate market value of the shares on the vesting date.

Post-Employment Compensation

None of our named executive officers participate in or have account balances in qualified or non-qualified defined benefit plans sponsored by us.

Nonqualified Deferred Compensation

None of our named executive officers participate in or have account balances in non-qualified defined benefit plans or other deferred compensation plans maintained by us.

Potential Payments Upon Termination or Change of Control

We have entered into employment agreements with our current named executive officers, as described below, which require us to make payments if we terminate their employment without cause, or if they terminate their employment for good reason, either before or after a change in control of SGI. These arrangements are discussed below. The compensation to which our named executive officers are entitled varies depending on the nature of termination.

Unless otherwise indicated in the descriptions below, in each of these employment agreements:

“cause” is defined as one or more of the following events: (i) the indictment or conviction for a felony or other crime, or any misdemeanor involving moral turpitude; (ii) the commission of any other act or omission involving fraud or intentional deceit with respect to SGI or any of its affiliates or any of their directors, stockholders, partners or members; (iii) any act or omission involving dishonesty that causes material injury to SGI or any of its affiliates or any of their directors, stockholders, partners or members; (iv) gross negligence with respect to SGI or any of its subsidiaries; (v) willful misconduct with respect to SGI or any of its subsidiaries; (vi) any other material breach of the named executive officer’s offer letter agreement or any other agreement referred to in the offer letter (including the non-disclosure agreement); provided, however, that it shall only be deemed cause pursuant to clause (vi) if the named executive officer is given written notice describing the basis of cause and, if the event is reasonably susceptible of cure, the named executive officer fails to cure within thirty (30) days.

“good reason” is defined as one or more of the following conditions that occur without the named executive officer’s written consent; (i) the assignment to the named executive officer, or the removal from the named executive officer, of any duties or responsibilities that results in the material diminution of the named executive officer’s authority, duties or responsibilities in the named executive officer’s current position, including a change in control that results in the named executive officer no longer serving in his or her current position or any similar position; (ii) a material reduction by SGI of the named executive officer’s base salary (provided, that, for each of Mr. Titinger, Mr. Nikl and Ms. Pileggi, this provision is qualified to exclude reductions in base salary that apply broadly to all employees of SGI); (iii) SGI’s material breach of its obligations to the named executive officer under the offer letter agreement; (iv) the named executive officer’s office relocation to a location more than fifty miles from the then present location; or (v) a failure or refusal of a successor to SGI to assume SGI’s obligations under the offer letter agreement; provided, however, that it shall only be deemed good reason pursuant to the foregoing definition if (x) SGI is given written notice from the named executive officer within ninety (90) days following the first occurrence of a condition that the named executive officer considers to constitute good reason and fails to remedy such condition within thirty (30) days following such written notice and (y) the named executive officer resigns from employment within ninety (90) days following the end of the period within which SGI was entitled to remedy the condition constituting good reason but failed to do so.

“change in control” means the occurrence of either of the following events: (i) there is consummated (A) a merger, consolidation or similar transaction involving (directly or indirectly) SGI or (B) a tender offer or exchange offer addressed to the stockholders of SGI and, in either event, immediately after the consummation of such merger, consolidation or similar transaction or such tender or exchange offer, the stockholders of SGI immediately prior thereto do not own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their ownership of the outstanding voting securities of SGI immediately prior to such transaction; or (ii) there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of SGI and its subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of SGI and its subsidiaries to an entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are owned by stockholders of SGI in substantially the same proportions as their ownership of the outstanding voting securities of SGI immediately prior to such sale, lease, license or other disposition. The term change in control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of SGI.

Termination of Employment Without a Change of Control

Jorge L. Titinger. We entered into an offer letter agreement with Mr. Titinger dated February 21, 2012, which was amended February 21, 2013. In the event that SGI terminates Mr. Titinger’s employment without cause or if Mr. Titinger terminates his employment for good reason, Mr. Titinger is entitled to receive severance payments equal to twelve months of his base salary, the full amount of his annual performance bonus at target, the prorated amount of his annual performance bonus at target for the year in which the termination occurred and twelve months of continued medical benefits for him and for his covered dependents. The base salary portion of these payments will be paid in twenty-six equal installments over a period of twelve months as part of SGI’s normal payroll schedule. Mr. Titinger’s entitlement to continued medical benefits will cease if Mr. Titinger becomes eligible for group health insurance coverage through a new employer. Mr. Titinger’s entitlement to these severance payments is conditioned upon Mr. Titinger executing and allowing to become effective a release of all claims in the form satisfactory to us. Mr. Titinger’s entitlement to these severance payments will cease if he materially breaches the obligations in his non-disclosure agreement, the release of claims or any other obligation he may owe to SGI following termination.

Additionally, a portion of all of Mr. Titinger’s unvested stock options and restricted stock unit awards will accelerate and become fully vested in such amount equal to the number of shares that would vest over an additional twenty-four months had he continued to be an employee of SGI for the twenty-four month period.

Per Mr. Titinger’s offer letter agreement, cause is defined as one or more of the following events: (i) the conviction for a felony or plea of no contest, or any misdemeanor involving moral turpitude; (ii) the commission of any other act or omission involving fraud or intentional deceit with respect to SGI or any of its affiliates or any of their directors, stockholders, partners or members; (iii) any act or omission involving dishonesty that causes material injury to SGI or any of its affiliates or any of their directors, stockholders, partners or members; (iv) gross negligence with respect to SGI or any of its subsidiaries that causes material harm to them; (v) willful misconduct with respect to SGI or any of its subsidiaries that causes material harm to them; (vi) any other material breach of the named executive officer’s contractual, statutory or common law obligations to SGI that causes material harm to it; provided, however, that it shall only be deemed cause pursuant to clause (vi) if the named executive officer is given written notice describing the basis of cause and, if the event is reasonably susceptible of cure, the named executive officer fails to cure within thirty (30) days.

Robert Nikl. We entered into an offer letter agreement with Mr. Nikl dated April 30, 2012, which was amended December 20, 2012. In the event that SGI terminates Mr. Nikl’s employment without cause or if Mr. Nikl terminates his employment for good reason, Mr. Nikl is entitled to receive severance payments equal to twelve months of his base salary, the full amount of his annual performance bonus at target, the prorated amount of his annual performance bonus at target for the year in which the termination occurred and twelve months of continued medical benefits for him and for his covered dependents. The base salary portion of these payments will be paid in twenty-six equal installments over a period of twelve months as part of SGI’s normal payroll schedule. Mr. Nikl’s entitlement to continued medical benefits will cease if Mr. Nikl becomes eligible for group health insurance coverage through a new employer. Mr. Nikl’s entitlement to these severance payments is conditioned upon Mr. Nikl executing and allowing to become effective a release of all claims in the form satisfactory to us. Mr. Nikl’s entitlement to these severance payments will cease if he materially breaches the obligations in his non-disclosure agreement, the release of claims or any other obligation he may owe to SGI following termination.

Additionally, a portion of all of Mr. Nikl’s unvested stock options and restricted stock unit awards will accelerate and become fully vested in such amount equal to the number of shares that would vest over an additional twenty-four months had he continued to be an employee of SGI for the twenty-four month period.

Cassio Conceicao. We entered into an offer letter agreement with Mr. Conceicao dated January 18, 2013. In the event that SGI terminates Mr. Conceicao employment without cause or if Mr. Conceicao terminates his employment for good reason, Mr. Conceicao is entitled to receive severance payments equal to twelve months of his base salary, the full amount of his annual performance bonus at target, the prorated amount of his annual performance bonus at target for the year in which the termination occurred and twelve months of continued medical benefits for him and for his covered dependents. The base salary portion of these payments will be paid in twenty-six equal installments over a period of twelve months as part of SGI’s normal payroll schedule. Mr. Conceicao’s entitlement to continued medical benefits will cease if Mr. Conceicao becomes eligible for group health insurance coverage through a new employer. Mr. Conceicao’s entitlement to these severance payments is conditioned upon Mr. Conceicao executing and allowing to become effective a release of all claims in the form satisfactory to us. Mr. Conceicao’s entitlement to these severance payments will cease if he materially breaches the obligations in his non-disclosure agreement, the release of claims or any other obligation he may owe to SGI following termination.

Jennifer Pileggi. We entered into an offer letter agreement with Ms. Pileggi dated September 12, 2011, which was amended on December 17, 2012 and February 21, 2013. In the event that SGI terminates Ms. Pileggi’s employment without cause or if Ms. Pileggi terminates her employment for good reason, Ms. Pileggi is entitled to receive severance payments equal to six months of her base salary, the prorated amount of her annual performance bonus at target for the year in which the termination occurred and six months of continued medical benefits for her and for her covered dependents. The base salary portion of these payments will be paid in thirteen equal installments over a period of six months as part of SGI’s normal payroll schedule. Ms. Pileggi’s entitlement to continued medical benefits will cease if Ms. Pileggi becomes eligible for group health insurance coverage through a new employer. Ms. Pileggi’s entitlement to these severance payments is conditioned upon Ms. Pileggi executing and allowing to become effective a release of all claims in the form satisfactory to us. Ms. Pileggi’s entitlement to these severance payments will cease if she materially breaches the obligations in her non-disclosure agreement, the release of claims or any other obligation she may owe to SGI following termination.

Mekonnen Asrat. SGI entered into an offer letter agreement with Mr. Asrat on June 4, 2012, which was amended on December 12, 2012. In the event that SGI terminates Mr. Asrat’s employment without cause or if Mr. Asrat terminates his employment for good reason, Mr. Asrat is entitled to receive severance payments equal to six months of his base salary and six months of continued medical benefits for himself and his covered dependents. The base salary portion of these payments will be paid in thirteen equal installments over a period of six months as part of SGI’s normal payroll schedule. Mr. Asrat’s entitlement to continued medical benefits will cease if Mr. Asrat becomes eligible for group health insurance coverage through a new employer. Mr. Asrat’s entitlement to these severance payments is conditioned upon Mr. Asrat executing and allowing to become effective a release of all claims in the form satisfactory to SGI. Mr. Asrat’s entitlement to these severance payments will cease immediately if he materially breaches the obligations in his non-disclosure agreement, the release of claims or any other obligation he may owe to SGI following termination.

Anthony Carrozza. On August 26, 2013, SGI entered into a separation agreement with Mr. Carrozza. In exchange for a general release of any and all existing, future and potential claims against the Company, the Company provided Mr. Carrozza the benefits outlined above under the section entitled, “Employment and Severance Agreements.”

Termination of Employment Upon Change in Control

Under all the agreements described below, if the payments would subject the named executive officer to an excise tax pursuant to Section 280G of the Internal Revenue Code, the payments will be reduced to an amount equal to the greatest dollar amount that would not subject the named executive officer to the imposition of the excise tax.

Jorge L. Titinger. Pursuant to Mr. Titinger’s offer letter, if within twelve months following a change in control Mr. Titinger’s employment is terminated without cause or if Mr. Titinger resigns for good reason and if Mr. Titinger signs and allows to become effective a release of all claims, then all of Mr. Titinger’s unvested stock options and restricted stock units will accelerate and become fully vested as of the close of the change in control. In addition, he will continue to be eligible for the severance payments set forth above, with such payments to be paid in one lump sum. Mr. Titinger’s entitlement to these severance payments will cease if he materially breaches the obligations in his non-disclosure agreement, the release of claims or any other obligation he may owe to SGI following termination.

Robert Nikl. Pursuant to Mr. Nikl’s offer letter, if within twelve months following a change in control Mr. Nikl’s employment is terminated without cause or if Mr. Nikl resigns for good reason and if Mr. Nikl signs and allows to become effective a release of all claims, then all of Mr. Nikl’s unvested stock options and restricted stock unit awards will accelerate and become fully vested as of the close of the change in control. In addition, he will continue to be eligible for the severance payments set forth above, with such payments to be paid in one lump sum. Mr. Nikl’s entitlement to these severance payments will cease if he materially breaches the obligations in his non-disclosure agreement, the release of claims or any other obligation he may owe to SGI following termination.

Cassio Conceicao. Pursuant to Mr. Conceicao’s offer letter, if within twelve months following a change in control Mr. Conceicao’s employment is terminated without cause or if Mr. Conceicao resigns for good reason and if Mr. Conceicao signs and allows to become effective a release of all claims, then all of Mr. Conceicao’s unvested stock options and restricted stock unit awards will accelerate and become fully vested as of the close of the change in control. In addition, he will continue to be eligible for the severance payments set forth above, with such payments to be paid in one lump sum. Mr. Conceicao’s entitlement to these severance payments will cease if he materially breaches the obligations in his non-disclosure agreement, the release of claims or any other obligation he may owe to SGI following termination.

Jennifer Pileggi. Pursuant to Ms. Pileggi’s offer letter, as amended, if within twelve months following a change in control Ms. Pileggi’s employment is terminated without cause or if Ms. Pileggi resigns for good reason and if Ms. Pileggi signs and allows to become effective a release of all claims, then all of Ms. Pileggi’s unvested stock options and restricted stock unit awards will accelerate and become fully vested as of the close of the change in control. In addition, she will be entitled to receive, in lieu of her other severance benefits, severance payments equal to the sum of (i) twelve months of base salary; (ii) the full amount of her annual performance bonus at target; (iii) the prorated amount of her annual performance bonus at target for the year in which the termination occurred; and (iv) twelve months of continued medical benefits for her and for her covered dependents. Ms. Pileggi’s entitlement to these severance payments will cease if she materially breaches the obligations in her non-disclosure agreement, the release of claims or any other obligation she may owe to SGI following termination.

Mekonnen Asrat. Pursuant to Mr. Asrat’s offer letter agreement, if within twelve months following a change in control Mr. Asrat’s employment is terminated without cause or if Mr. Asrat resigns for good reason and if he signs and allows to become effective a release of all claims, then he will be entitled to receive, in lieu of her other severance benefits, (i) severance payments equal to the sum of six months of base salary paid in thirteen equal installments over a period of six months as part of SGI’s normal payroll schedule; and (ii) six months of continued medical benefits for him and for his covered dependents. Mr. Asrat’s entitlement to these severance payments will cease if he materially breaches the obligations in his non-disclosure agreement, the release of claims or any other obligation he may owe to SGI following termination.

Summary of Benefits

The following tables describe the potential payments and benefits upon employment termination or change in control for our current named executive officers, as if their employment had terminated as of June 27, 2014 and as if a change in control had occurred on June 27, 2014, as applicable, based on the assumptions that each person signed an appropriate release and did not breach his or her obligations under their respective agreements. On August 26, 2013, SGI entered into a separation agreement with Mr. Carrozza. In exchange for a general release of any and all existing, future and potential claims against the Company, the Company provided Mr. Carrozza the benefits outlined above under the section entitled, Employment and Severance Agreements. The value of vesting acceleration is based on the closing price of SGI common stock on June 27, 2014 ($9.46) and, with respect to stock options, that price minus the exercise price of these option shares.

Jorge Titinger

Compensation and Benefits	Termination without Cause or Resignation for Good Reason		Change in Control and Termination without Cause or Resignation for Good Reason
Base Salary	$585,000		$585,000
COBRA Premium	$23,418		$23,418
Bonus	$585,000	(1)	$585,000	(1)
Acceleration of Vesting	$1,706,943	(2)	$1,933,104	(3)

(1)	Equal to the full amount of Mr. Titinger’s annual performance bonus target.
(2)	Reflects acceleration of the vesting of 180,438 unvested RSUs and options to purchase 135,417 shares of common stock of SGI.
(3)	Reflects acceleration of the vesting of 204,345 unvested RSUs and options to purchase 135,417 shares of common stock of SGI.

Robert Nikl

Compensation and Benefits	Termination without Cause or Resignation for Good Reason		Change in Control and Termination without Cause or Resignation for Good Reason
Base Salary	$385,000		$385,000
COBRA Premium	$16,173		$16,173
Bonus	$288,750	(1)	$288,750	(1)
Acceleration of Vesting	$663,048	(2)	$755,585	(3)

(1)	Equal to the full amount of Mr. Nikl’s annual performance bonus target.
(2)	Reflects acceleration of the vesting of 45,650 unvested RSUs and options to purchase 59,896 shares of common stock of SGI.
(3)	Reflects acceleration of the vesting of 55,432 unvested RSUs and options to purchase 59,896 shares of common stock of SGI.

Cassio Conceicao

Compensation and Benefits	Termination without Cause or Resignation for Good Reason		Change in Control and Termination without Cause or Resignation for Good Reason
Base Salary	$350,000		$350,000
COBRA Premium	$—		$—
Bonus	$245,000	(1)	$245,000	(1)
Acceleration of Vesting	$661,018	(2)	$884,529	(3)

(1)	Equal to the full amount of Mr. Conceicao’s annual performance bonus target.
(2)	Reflects acceleration of the vesting of 37,125 unvested PRSUs and 32,750 unvested RSU’s.
(3)	Reflects acceleration of the vesting of 55,689 unvested PRSUs and 94,445 unvested RSUs.

Jennifer Pileggi

Compensation and Benefits	Termination without Cause or Resignation for Good Reason	Change in Control and Termination without Cause or Resignation for Good Reason
Base Salary	$157,500	$315,000
COBRA Premium	$3,896	$7,793
Bonus	$—	$157,500	(1)
Acceleration of Vesting	$—	$527,111	(2)

(1)	Equal to the full amount of Ms. Pileggi’s annual performance bonus target.
(2)	Reflects acceleration of the vesting of 20,250 unvested PRSUs, 35,470 unvested RSUs and options to purchase 15,625 shares of common stock of SGI.

Mekonnen Asrat

Compensation and Benefits	Termination without Cause or Resignation for Good Reason	Change in Control and Termination without Cause or Resignation for Good Reason
Base Salary	$120,000	$120,000
COBRA Premium	$12,217	$12,217
Bonus	$—	$—
Acceleration of Vesting	$—	$—

TRANSACTIONS WITH RELATED PERSONS

Certain Relationships and Related-Party Transactions

For the fiscal year ended June 27, 2014, there were no transactions in which SGI was a participant and the amount involved exceeded $120,000 and in which any executive officer, director, 5% beneficial owner of our common stock or member of the immediate family of any of the foregoing had a direct or indirect material interest, except the compensation arrangements described above for our named executive officers and directors and compensation arrangements with our other executive officers not required to be disclosed in this section by the rules and regulations of the SEC.

Policies and Procedures For Review of Related-Party Transactions

In May 2012, the Board approved a revised Related-Person Transactions Policy. Under this policy, any proposed transaction that has been identified as a Related-Person Transaction may be consummated or materially amended only following approval by the Audit Committee. A “Related-Person Transaction” is any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which our company and any Related Person are, were or will be participants in which (a) the amount involved exceeds $120,000 per year and (b) a Related Person has, had or will have a direct or indirect material interest.

For purposes of our policy, a “Related Person” is:

•	any person who is, or at any time since the beginning of our last fiscal year, was, a director or executive officer or a nominee to become a director;

•	a security holder known by us to be the beneficial owner of more than 5% of any class of our voting securities; and

•	an “immediate family member” of any of the foregoing, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of such person, and any person (other than a tenant or employee) sharing the household of such person.

In the event that it is inappropriate for the Audit Committee to review the transaction for reasons of conflict of interest or otherwise, after taking into account possible recusals by Audit Committee members, then the Related-Person Transaction shall be approved by another independent body of the Board of Directors. The Audit Committee or such other committee is referred to in the policy as the Committee. Under this policy, any Related-Person Transaction, if not a Related-Person Transaction when originally consummated, or if not initially identified as a Related-Person Transaction prior to consummation, shall be submitted to the Committee for review and ratification as soon as reasonably practicable. The Committee shall consider whether to ratify and continue, amend and ratify, or terminate or rescind such Related-Person Transaction. In the event that we propose to enter into, or materially amend, a Related-Person Transaction, our management shall present such Related-Person Transaction to the Committee for review, consideration and approval or ratification. The presentation shall include, to the extent reasonably available, a description of:

•	all of the parties thereto;

•	the interests, direct or indirect, of any Related Person in the transaction in sufficient detail so as to enable the Committee to fully assess such interests;

•	a description of the purpose of the transaction;

•	all of the material facts of the proposed Related-Person Transaction, including the proposed aggregate value of such transaction, or, in the case in indebtedness, that amount of principal that would be involved;

•	the benefits to us of the proposed Related-Person Transaction;

•	if applicable, the availability of other sources of comparable products or services;

•	an assessment of whether the proposed Related-Person Transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to employees generally; and

•	management’s recommendation with respect to the proposed Related-Person Transaction.

In the event the Committee is asked to consider whether to ratify an ongoing Related-Person Transaction, in addition to the information identified above, the presentation shall include a description of the extent of work performed and remaining to be performed in connection with the transaction and an assessment of the potential risks and costs of termination of the transaction, and, where appropriate, the possibility of modification of the transaction. The Committee, in approving or rejecting the proposed Related-Person Transaction, shall consider all the relevant facts and circumstances deemed relevant by and available to the Committee, including, but not limited to:

•	the risks, costs and benefits to us;

•	the impact on a director’s independence in the event the Related Person is a director, immediate family member of a director or an entity with which a director is affiliated;

•	the terms of the transaction;

•	the availability of other sources for comparable services or products; and

•	the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

The Committee shall approve only those Related-Person Transactions that, in light of known circumstances, are in, or are not inconsistent with, the best interests of our stockholders and us as the Committee determines in the good faith exercise of its discretion.

Each director and executive officer is responsible for identifying any Related-Person Transaction involving such director or executive officer or his or her affiliates and immediate family members and seek approval from the Committee pursuant to this policy before he or she or, with respect to immediate family members, any of their affiliates, may engage in the transaction.

Prior to the adoption of this policy, all transactions in which our directors or officers had a direct or indirect material interest were fully described to the Board and approved in advance of the transaction.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are SGI’s stockholders will be “householding” the Company’s proxy materials. A single set of Annual Meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of Annual Meeting materials, please notify your broker. Direct your written request to Silicon Graphics International Corp., Attention: Investor Relations, at 900 North McCarthy Blvd., Milpitas, California 95035 or contact SGI Investor Relations at (669) 900-8090. Stockholders who currently receive multiple copies of the Annual Meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.

AVAILABLE INFORMATION

SGI’s Web site may be found at www.sgi.com. SGI makes available free of charge, on or through its Web site, its annual, quarterly and current reports, and any amendments to those reports, as soon as reasonably practicable after electronically filing such reports with the SEC. Stockholders may also obtain a copy of SGI’s Annual Report on Form 10-K, without charge, by written request to the following: Corporate Secretary, Silicon Graphics International Corp., 900 North McCarthy Blvd., Milpitas, California 95035.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

Whether or not you plan to attend the Annual Meeting, please complete, date, sign and promptly return the enclosed proxy card in the enclosed postage paid envelope before the Annual Meeting so that your shares will be represented at the Annual Meeting.

By Order of the Board of Directors,

/s/ Jennifer W. Pileggi
Jennifer W. Pileggi
Corporate Secretary

October 24, 2014

APPENDIX A

SILICON GRAPHICS INTERNATIONAL CORP.

2014 OMNIBUS INCENTIVE PLAN

1.	DEFINED TERMS

Exhibit A, which is incorporated by reference, defines the terms used in the Plan and sets forth certain operational rules related to those terms.

2.	PURPOSE

The Plan has been established to advance the interests of the Company by providing for the grant to Participants of Stock-based and other incentive Awards.

3.	ADMINISTRATION

The Administrator has discretionary authority, subject only to the express provisions of the Plan, to interpret the Plan; determine eligibility for and grant Awards; determine, modify or waive the terms and conditions of any Award; prescribe forms, rules and procedures; and otherwise do all things necessary to carry out the purposes of the Plan. In the case of any Award intended to be eligible for the performance-based compensation exception under Section 162(m), the Administrator will exercise its discretion consistent with qualifying the Award for that exception. Determinations of the Administrator made under the Plan will be conclusive and will bind all parties.

4.	LIMITS ON AWARDS UNDER THE PLAN

(a) Number of Shares. The maximum number of shares of Stock that may be delivered upon satisfaction of Awards under the Plan shall be:

(1) 3,300,000 shares of Stock; plus

(2) any shares of Stock that, as of the date on which this Plan approved by stockholders, are subject to awards outstanding under the Existing Plans that on or after such date cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in nonforfeitable shares of Stock); reduced by

(3) the number of shares of Stock subject to awards granted under the Existing Plans from and after October 1, 2014.

Any shares of Stock issued pursuant to Stock Options or SARs under this Plan (or the Existing Plans) shall be counted against the above limit on a one-for-one basis and any shares of Stock issued pursuant to Awards under this Plan (or the Existing Plans) other than Stock Options or SARs shall be counted against the above limit as 1.5 shares for every one share issued pursuant to such Award.

Shares of Stock underlying Awards which expire or otherwise terminate, or become unexercisable without having been exercised or which are forfeited to or repurchased by the Company due to failure to vest shall again become available for grant under the Plan in accordance with the terms and provisions set forth herein. In addition, the number of shares of Stock delivered in satisfaction of Awards (or awards granted under the Existing Plans) other than Stock Options and SARs shall be determined net of shares of Stock withheld by the Company in satisfaction of tax withholding requirements with respect to the Award and, for the avoidance of doubt, without including any shares of Stock underlying Awards settled in cash or which otherwise expire or become unexercisable without having been exercised or are forfeited to or repurchased by the Company due to failure to vest. Notwithstanding the foregoing, shares of Stock subject to an Award may not again become available for grant under the Plan (and shall not be added to the Plan in respect of awards under the Existing Plans) if such shares are: (i) shares that were subject to a stock-settled SAR (or stock appreciation right under the Existing

Plans) and were not issued upon the net settlement or net exercise of such SAR (or stock appreciation right), (ii) shares delivered to or withheld by the Company to pay the exercise price of a Stock Option (or option under the Existing Plans), (iii) shares delivered to or withheld by the Company to pay the withholding taxes related a Stock Option or SAR (or option or stock appreciation right under the Existing Plans), or (iv) shares repurchased on the open market with the proceeds of a Stock Option (or option under the Existing Plans) exercise. Any shares of Stock that again become available for grant pursuant to this paragraph shall be added back as one share if such shares were subject to Stock Options or SARs granted under the Plan or options or stock appreciation rights granted under the Existing Plans, and as 1.5 shares if such shares were subject to Awards other than Stock Options or SARs granted under the Plan or subject to awards other than options or stock appreciation rights granted under the Existing Plans.

The limits set forth in this Section 4(a) shall be construed to comply with Section 422. Without limiting the generality of the foregoing, no more than 3,300,000 shares of Stock may be issued in satisfaction of the exercise or surrender of ISOs granted under the Plan. To the extent consistent with the requirements of Section 422 and with other applicable legal requirements (including applicable stock exchange requirements), Stock issued under awards of an acquired company that are converted, replaced, or adjusted in connection with the acquisition shall not reduce the number of shares available for Awards under the Plan.

(b) Type of Shares. Stock delivered by the Company under the Plan may be authorized but unissued Stock or previously issued Stock acquired by the Company. No fractional shares of Stock will be delivered under the Plan.

(c) Section 162(m) Limits. The maximum number of shares of Stock for which Stock Options may be granted to any person in any calendar year and the maximum number of shares of Stock subject to SARs granted to any person in any calendar year will each be 1,000,000. The maximum number of shares subject to other Awards granted to any person in any calendar year will be 1,000,000 shares. The maximum amount payable to any person in any year under Cash Awards will be $3,000,000. Notwithstanding the foregoing, in the calendar year in which an individual first becomes employed by the Company (not including any service as a non-employee member of the Board), the maximum number of shares subject to Stock Options, SARs and other Awards granted to such employee and the maximum dollar amount payable to such employee under Cash Awards may be up to two hundred percent (200%) of each of the foregoing limits. The foregoing provisions will be construed in a manner consistent with Section 162(m).

(d) Non-Employee Director Limits. The aggregate number of shares of Stock subject to Awards granted under this Plan during any calendar year to any one non-employee director shall not exceed that number of shares having a fair market value on the date of grant of $300,000; provided, however, that in the calendar year in which a non-employee director first joins the Board or is first designated as Chairman of the Board or Lead Director, the maximum number of shares subject to Awards granted to such non-employee director may be up to two hundred percent (200%) of the number of shares of Stock indicated by the foregoing limit.

5.	ELIGIBILITY AND PARTICIPATION

The Administrator will select Participants from among those Employees and directors of, and consultants and advisors to, the Company or its Affiliates who, in the opinion of the Administrator, are in a position to make a significant contribution to the success of the Company and its Affiliates; provided, that, subject to such express exceptions, if any, as the Administrator may establish, eligibility shall be further limited to those persons as to whom the use of a Form S-8 registration statement is permissible. Eligibility for ISOs is limited to employees of the Company or of a “parent corporation” or “subsidiary corporation” of the Company as those terms are defined in Section 424 of the Code.

6.	RULES APPLICABLE TO AWARDS

(a) All Awards

(1) Award Provisions. The Administrator will determine the terms of all Awards, subject to the limitations provided herein. By accepting (or, under such rules as the Administrator may prescribe, being deemed to have accepted) an Award, the Participant agrees to the terms of the Award and the Plan. Notwithstanding any provision of this Plan to the contrary, awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition may contain terms and conditions that are inconsistent with the terms and conditions specified herein, as determined by the Administrator.

(2) Term of Plan. No Awards may be made after October 16, 2024, but previously granted Awards may continue beyond that date in accordance with their terms.

(3) Transferability. Neither ISOs nor, except as the Administrator otherwise expressly provides in accordance with the second sentence of this Section 6(a)(3), other Awards may be transferred other than by will or by the laws of descent and distribution, and during a Participant’s lifetime ISOs (and, except as the Administrator otherwise expressly provides in accordance with the second sentence of this Section 6(a)(3), other Awards requiring exercise) may be exercised only by the Participant. The Administrator may permit Awards other than ISOs to be transferred by gift, subject to such limitations as the Administrator may impose.

(4) Vesting, Etc. The Administrator may determine the time or times at which an Award will vest or become exercisable and the terms on which an Award requiring exercise will remain exercisable. Without limiting the foregoing, the Administrator may at any time alter the vesting or exercisability of an Award, regardless of any adverse or potentially adverse tax consequences resulting from such alteration. Unless the Administrator expressly provides otherwise, however, the following rules will apply:

(A) Immediately upon the cessation of the Participant’s Employment and except as provided in (B) and (C) below, each Award requiring exercise that is then held by the Participant or by the Participant’s permitted transferees, if any, will cease to be exercisable and will terminate, and all other Awards that are then held by the Participant or by the Participant’s permitted transferees, if any, to the extent not already vested will be forfeited.

(B) Subject to (C) and (D) below, all Stock Options and SARs held by the Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment, to the extent then exercisable, will remain exercisable for the lesser of (i) a period of three months or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(4), and will thereupon terminate.

(C) All Stock Options and SARs held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the Participant’s death, to the extent then exercisable, will remain exercisable for the lesser of (i) the one year period ending with the first anniversary of the Participant’s death or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(4), and will thereupon terminate.

(D) All Stock Options and SARs held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment will immediately terminate upon such cessation of Employment if the Administrator in its sole discretion determines that such cessation of Employment has resulted for reasons which cast such discredit on the Participant as to justify immediate termination of the Award.

(5) Taxes. The delivery, vesting or retention of Stock under an Award is conditioned upon full satisfaction by the Participant of all tax withholding requirements with respect to the Award. The Administrator will prescribe such rules for the withholding of taxes as it deems necessary. The Administrator may, but need not, hold back shares of Stock from an Award or permit a Participant to tender previously owned shares of Stock in satisfaction of tax withholding requirements (but not in excess of the minimum withholding required by law).

(6) Dividend Equivalents, Etc. The Administrator may provide for the payment of amounts in lieu of cash dividends or other cash distributions with respect to Stock subject to an Award other than an Award of Stock Options or SARs, for which dividend equivalents will not be provided. Any entitlement to dividend equivalents or similar entitlements shall be established and administered consistent either with exemption from, or compliance with, the requirements of Section 409A.

(7) Rights Limited. Nothing in the Plan will be construed as giving any person the right to continued employment or service with the Company or its Affiliates, or any rights as a stockholder except as to shares of Stock actually issued under the Plan. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of Employment for any reason, even if the termination is in violation of an obligation of the Company or any Affiliate to the Participant.

(8) Section 162(m). This Section 6(a)(8) applies to any Performance Award intended to qualify as performance-based for the purposes of Section 162(m) other than a Stock Option or SAR. In the case of any Performance Award to which this Section 6(a)(8) applies, the Plan and such Award will be construed to the maximum extent permitted by law in a manner consistent with qualifying the Award for such exception. With respect to such Performance Awards, the Administrator will preestablish, in writing, one or more specific Performance Criteria no later than 90 days after the commencement of the period of service to which the performance relates (or at such earlier time as is required to qualify the Award as performance-based under Section 162(m)). Prior to grant, vesting or payment of the Performance Award, as the case may be, the Administrator will certify whether the applicable Performance Criteria have been attained and such determination will be final and conclusive.

(9) Coordination with Other Plans. Awards under the Plan may be granted in tandem with, or in satisfaction of or substitution for, other Awards under the Plan or awards made under other compensatory plans or programs of the Company or its Affiliates. For example, but without limiting the generality of the foregoing, awards under other compensatory plans or programs of the Company or its Affiliates may be settled in Stock (including, without limitation, Unrestricted Stock) if the Administrator so determines, in which case the shares delivered shall be treated as awarded under the Plan (and shall reduce the number of shares thereafter available under the Plan in accordance with the rules set forth in Section 4). In any case where an award is made under another plan or program of the Company or its Affiliates and such award is intended to qualify for the performance-based compensation exception under Section 162(m), and such award is settled by the delivery of Stock or another Award under the Plan, the applicable Section 162(m) limitations under both the other plan or program and under the Plan shall be applied to the Plan as necessary (as determined by the Administrator) to preserve the availability of the Section 162(m) performance-based compensation exception with respect thereto.

(10) Section 409A. Each Award shall contain such terms as the Administrator determines, and shall be construed and administered, such that the Award either (i) qualifies for an exemption from the requirements of Section 409A, or (ii) satisfies such requirements.

(11) Certain Requirements of Corporate Law. Awards shall be granted and administered consistent with the requirements of applicable Delaware law relating to the issuance of stock and the consideration to be received therefor, and with the applicable requirements of the stock exchanges or other trading systems on which the Stock is listed or entered for trading, in each case as determined by the Administrator.

(b) Awards Requiring Exercise

(1) Time And Manner Of Exercise. Unless the Administrator expressly provides otherwise, an Award requiring exercise by the holder (i.e. a Stock Option or SAR) will not be deemed to have been exercised until the Administrator receives a notice of exercise (in form acceptable to the Administrator), which may be an electronic notice, signed (including electronic signature in form acceptable to the Administrator) by the appropriate person and accompanied by any payment required under the Award. If the Award is exercised by any person other than the Participant, the Administrator may require satisfactory evidence that the person exercising the Award has the right to do so.

(2) Exercise Price. The exercise price (or the base value from which appreciation is to be measured) of each Award requiring exercise shall be 100% (in the case of an ISO granted to a ten-percent shareholder within the meaning of subsection (b)(6) of Section 422, 110%) of the fair market value of the Stock subject to the Award, determined as of the date of grant, or such higher amount as the Administrator may determine in connection with the grant. Other than in connection with a change in the Company’s capitalization (as described in Section 7), the Administrator shall not, without stockholder approval, reduce the exercise price of a previously awarded Stock Option or SAR or other Award requiring exercise, and, at any time when the exercise price of a previously awarded Stock Option, SAR or other Award requiring exercise is above the fair market value of a Share, the Administrator shall not, without stockholder approval, cancel and re-grant or exchange such Award for cash or a new Award with a lower (or no) exercise price. Fair market value shall be determined by the Administrator consistent with the applicable requirements of Section 422 and Section 409A.

(3) Payment Of Exercise Price. Where the exercise of an Award is to be accompanied by payment, payment of the exercise price shall be by cash or check acceptable to the Administrator, or, if so permitted by the Administrator and if legally permissible, (i) through the delivery of unrestricted shares of Stock that have a fair market value equal to the exercise price, subject to such minimum holding period requirements, if any, as the Administrator may prescribe, (ii) through withholding of shares of Stock otherwise issuable under the Award (iii) through a broker-assisted exercise program acceptable to the Administrator, (iv) by other means acceptable to the Administrator, or (v) by any combination of the foregoing permissible forms of payment. The delivery of shares in payment of the exercise price under clause (i) above may be accomplished either by actual delivery or by constructive delivery through attestation of ownership, subject to such rules as the Administrator may prescribe.

(4) Maximum Term. Awards requiring exercise will have a maximum term not to exceed ten (10) years from the date of grant (five (5) years from the date of grant in the case of an ISO granted to a ten-percent shareholder described in Section 6(b)(2) above).

7.	EFFECT OF CERTAIN TRANSACTIONS

(a) Mergers, etc. Except as otherwise provided in an Award or in an employment agreement or written arrangement by and between a Participant and the Company, which has been approved by the Administrator, the following provisions shall apply in the event of a Covered Transaction:

(1) Assumption or Substitution. If the Covered Transaction is one in which there is an acquiring or surviving entity, the Administrator may provide for the assumption of some or all outstanding Awards or for the grant of new awards in substitution therefor by the acquiror or survivor or an affiliate of the acquiror or survivor.

(2) Cash-Out of Awards. If the Covered Transaction is one in which holders of Stock will receive upon consummation a payment (whether cash, non-cash or a combination of the foregoing), then subject to Section 7(a)(5) below the Administrator may provide for payment (a “cash-out”), with respect to some or all Awards or any portion thereof, equal in the case of each affected Award or portion thereof to the excess, if any, of (A) the fair market value of one share of Stock (as determined by the Administrator in its reasonable discretion) times the number of shares of Stock subject to the Award or such portion, over (B) the aggregate exercise or purchase price, if any, under the Award or such portion (in the case of an SAR, the aggregate base value above which appreciation is measured), in each case on such payment terms (which need not be the same as the terms of payment to holders of Stock) and other terms, and subject to such conditions, as the Administrator determines; provided, that the Administrator shall not exercise its discretion under this Section 7(a)(2) with respect to an Award or portion thereof providing for “nonqualified deferred compensation” subject to Section 409A in a manner that would constitute an extension or acceleration of, or other change in, payment terms if such change would be inconsistent with the applicable requirements of Section 409A.

(3) Other Actions. If the Covered Transaction (whether or not there is an acquiring or surviving entity) is one in which there is no assumption, substitution or cash-out, all outstanding Awards requiring exercise will cease to be exercisable and all Awards providing for the future delivery of Stock (including Stock Units and Performance Awards to the extent consisting of Stock Units) shall expire, in each case after such payment or other consideration, if any, as the Administrator deems equitable in the circumstances, as of the effective time of the Covered Transaction.

(4) Termination of Awards Upon Consummation of Covered Transaction. Each Award will terminate upon consummation of the Covered Transaction, other than the following: (i) Awards assumed pursuant to Section 7(a)(1) above; (ii) Awards converted pursuant to the proviso in Section 7(a)(3) above into an ongoing right to receive payment other than Stock; and (iii) outstanding shares of Restricted Stock (which shall be treated in the same manner as other shares of Stock, subject to Section 7(a)(5) below).

(5) Additional Limitations. Any share of Stock and any cash or other property delivered pursuant to Section 7(a)(2) or Section 7(a)(3) above with respect to an Award may, in the discretion of the Administrator, contain such restrictions, if any, as the Administrator deems appropriate to reflect any performance or other vesting conditions to which the Award was subject and that did not lapse (and were not satisfied) in connection with the Covered Transaction. For purposes of the immediately preceding sentence, a cash-out under Section 7(a)(2) above or the acceleration of exercisability of an Award under Section 7(a)(3) above shall not, in and of itself, be treated as the lapsing (or satisfaction) of a performance or other vesting condition. In the case of Restricted Stock that does not vest in connection with the Covered Transaction, the Administrator may require that any amounts delivered, exchanged or otherwise paid in respect of such Stock in connection with the Covered Transaction be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate to carry out the intent of the Plan.

(b) Changes in and Distributions With Respect to Stock

(1) Basic Adjustment Provisions. In the event of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in the Company’s capital structure, the Administrator shall make appropriate and equitable adjustments to the maximum number of shares specified in Section 4(a) that may be delivered under the Plan and to the maximum share limits described in Section 4(c), and shall also make appropriate and equitable adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change (including, if applicable, any Performance Criteria).

(2) Certain Other Adjustments. The Administrator may also make adjustments of the type described in Section 7(b)(1) above to take into account distributions to stockholders other than those provided for in Section 7(a) and 7(b)(1), or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve the value of Awards made hereunder, having due regard for the qualification of ISOs under Section 422, the requirements of Section 409A, and for the performance-based compensation rules of Section 162(m), where applicable.

(3) Continuing Application of Plan Terms. References in the Plan to shares of Stock will be construed to include any stock or securities resulting from an adjustment pursuant to this Section 7.

8.	LEGAL CONDITIONS ON DELIVERY OF STOCK

The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove any restriction from shares of Stock previously delivered under the Plan until: (i) the Company is satisfied that all legal matters in connection with the issuance and delivery of such shares have been addressed and resolved; (ii) if the outstanding Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and (iii) all conditions of the Award have been satisfied or waived. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act. The Company may require that certificates evidencing Stock issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Stock, and the Company may hold the certificates pending lapse of the applicable restrictions.

9.	AMENDMENT AND TERMINATION

The Administrator may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, and may at any time terminate the Plan as to any future grants of Awards; provided, that except as otherwise expressly provided in the Plan the Administrator may not, without the Participant’s consent, alter the terms of an Award so as to affect materially and adversely the Participant’s rights under the Award, unless the Administrator expressly reserved the right to do so at the time of the Award. Any amendments to the Plan shall be conditioned upon stockholder approval only to the extent, if any, such approval is required by law (including the Code and applicable stock exchange requirements), as determined by the Administrator.

10.	OTHER COMPENSATION ARRANGEMENTS

The existence of the Plan or the grant of any Award will not in any way affect the Company’s right to Award a person bonuses or other compensation in addition to Awards under the Plan.

11.	MISCELLANEOUS

(a) Waiver of Jury Trial. By accepting an Award under the Plan, each Participant waives any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan and any Award, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees that any such action, proceedings or counterclaim shall be tried before a court and not before a jury. By accepting an Award under the Plan, each Participant certifies that no officer, representative, or attorney of the Company has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waivers.

(b) Limitation of Liability. Notwithstanding anything to the contrary in the Plan, neither the Company, nor any Affiliate, nor the Administrator, nor any person acting on behalf of the Company, any Affiliate, or the Administrator, shall be liable to any Participant or to the estate or beneficiary of any Participant or to any other holder of an Award by reason of any acceleration of income, or any additional tax (including any interest and penalties), asserted by reason of the failure of an Award to satisfy the requirements of Section 422 or Section 409A or by reason of Section 4999 of the Code, or otherwise asserted with respect to the Award; provided, that nothing in this Section 11(b) shall limit the ability of the Administrator or the Company, in its discretion, to provide by separate express written agreement with a Participant for a gross-up payment or other payment in connection with any such acceleration of income or additional tax.

12.	ESTABLISHMENT OF SUB-PLANS

The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable blue sky, securities or tax laws of various jurisdictions. The Board will establish such sub-plans by adopting supplements to the Plan setting forth (i) such limitations on the Administrator’s discretion under the Plan as the Board deems necessary or desirable and (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board deems necessary or desirable. All supplements adopted by the Board will be deemed to be part of the Plan, but each supplement will apply only to Participants within the affected jurisdiction and the Company will not be required to provide copies of any supplement to Participants in any jurisdiction that is not affected.

13.	GOVERNING LAW

Except as otherwise provided by the express terms of an Award agreement or under a sub-plan described in Section 12, the provisions of the Plan and of Awards under the Plan and all claims or disputes arising out of our based upon the Plan or any Award under the Plan or relating to the subject matter hereof or thereof will be governed by and construed in accordance with the domestic substantive laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

EXHIBIT A

Definition of Terms

The following terms, when used in the Plan, will have the meanings and be subject to the provisions set forth below:

“Administrator”: The Board or, if delegated to the Compensation Committee, the Compensation Committee; except that the Board or Compensation Committee, as applicable, may delegate (i) to one or more of its members (or one or more other members of the Board) such of its duties, powers and responsibilities as it may determine; (ii) to one or more officers of the Company the power to grant rights or options to the extent permitted by Section 157(c) of the Delaware General Corporation Law; and (iii) to such Employees or other persons as it determines such ministerial tasks as it deems appropriate. In the event of any delegation described in the preceding sentence, the term “Administrator” shall include the person or persons so delegated to the extent of such delegation.

“Affiliate”: Any corporation or other entity in which the Company has a substantial direct or indirect equity interest, as determined by the Committee from time to time.

“Award”: Any or a combination of the following:

(i) Stock Options.

(ii) SARs.

(iii) Restricted Stock.

(iv) Unrestricted Stock.

(v) Stock Units, including Restricted Stock Units.

(vi) Performance Awards.

(vii) Cash Awards.

(viii) Awards (other than Awards described in (i) through (vii) above) that are convertible into or otherwise based on Stock.

“Board”: The Board of Directors of the Company.

“Cash Award”: An Award denominated in cash.

“Code”: The U.S. Internal Revenue Code of 1986 as from time to time amended and in effect, or any successor statute as from time to time in effect.

“Compensation Committee”: The Compensation Committee of the Board.

“Company”: Silicon Graphics International Corp., a Delaware corporation.

“Covered Transaction”: Any of (i) a consolidation, merger, or similar transaction or series of related transactions, including a sale or other disposition of stock, in which the Company is not the surviving corporation or which results in the acquisition of all or substantially all of the Company’s then outstanding common stock by a single person or entity or by a group of persons and/or entities acting in concert, (ii) a sale or transfer of all or substantially all the Company’s assets, or (iii) a dissolution or liquidation of the Company. Where a Covered Transaction involves a tender offer that is reasonably expected to be followed by a merger described in clause (i) (as determined by the Administrator), the Covered Transaction shall be deemed to have occurred upon consummation of the tender offer.

“Employee”: Any person who is employed by the Company or an Affiliate.

“Employment”: A Participant’s employment or other service relationship with the Company and its Affiliates. Employment will be deemed to continue, unless the Administrator expressly provides otherwise, so long as the Participant is employed by, or otherwise is providing services in a capacity described in Section 5 to the Company or its Affiliates. If a Participant’s employment or other service relationship is with an Affiliate and that entity ceases to be an Affiliate, the Participant’s Employment will be deemed to have terminated when the entity ceases to be an Affiliate unless the Participant transfers Employment to the Company or its remaining Affiliates. Notwithstanding the foregoing and the definition of “Affiliate” above, in construing the provisions of any Award relating to the payment of “nonqualified deferred compensation” (subject to and not exempt from Section 409A) upon a termination or cessation of Employment, references to termination or cessation of employment, separation from service, retirement or similar or correlative terms shall be construed to require a “separation from service” (as that term is defined in Section 1.409A-1(h) of the Treasury Regulations) from the Company and from all other corporations and trades or businesses, if any, that would be treated as a single “service recipient” with the Company under Section 1.409A-1(h)(3) of the Treasury Regulations. The Company may, but need not, elect in writing, subject to the applicable limitations under Section 409A, any of the special elective rules prescribed in Section 1.409A-1(h) of the Treasury Regulations for purposes of determining whether a “separation from service” has occurred. Any such written election shall be deemed a part of the Plan.

“Existing Plans”: Silicon Graphics International Corp. 2005 Equity Incentive Plan (including, for the avoidance of doubt and without duplication, shares available under the Rackable Systems, Inc. 2002 Stock Option Plan that became available for grant under the Silicon Graphics International Corp. 2005 Equity Incentive Plan) and the Silicon Graphics International Corp. 2005 Non-Employee Directors’ Stock Option Plan.

“ISO”: A Stock Option intended to be an “incentive stock option” within the meaning of Section 422. Each option granted pursuant to the Plan will be treated as providing by its terms that it is to be a non-incentive stock option unless, as of the date of grant, it is expressly designated as an ISO.

“Participant”: A person who is granted an Award under the Plan.

“Performance Award”: An Award subject to Performance Criteria. The Committee in its discretion may grant Performance Awards that are intended to qualify for the performance-based compensation exception under Section 162(m) and Performance Awards that are not intended so to qualify.

“Performance Criteria”: Specified criteria, other than the mere continuation of Employment or the mere passage of time, the satisfaction of which is a condition for the grant, exercisability, vesting, retention or full enjoyment of an Award. For purposes of Awards that are intended to qualify for the performance-based compensation exception under Section 162(m), a Performance Criterion will mean an objectively determinable measure of performance relating to any or any combination of the following (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; operating or gross margin; operating income; net income (before or after taxes); net operating income; net operating income after tax; pre-and after-tax income; pre-tax profit; cash flow, determined in the aggregate or on a per share basis); operating cash flow; sales or revenue targets; increases in revenue or product revenue; bookings; expenses and cost reduction goals; improvement in or attainment of expense or working capital levels; economic value added (or an equivalent metric); debt reduction; implementation or completion of projects or processes; sales of particular products or services; customer acquisition, retention or satisfaction; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings. A Performance Criterion and any targets with respect thereto determined by the Administrator need not be based upon an increase, a positive or improved result or avoidance of loss. To the extent consistent with the requirements for satisfying the performance-based compensation exception under Section 162(m), the Administrator may provide in the case of any Award intended to qualify for such exception that one or more of the Performance Criteria applicable to such Award will be adjusted in an objectively determinable manner to reflect events (for example, but without limitation, acquisitions or dispositions) occurring during the performance period that affect the applicable Performance Criterion or Criteria.

“Plan”: Silicon Graphics International Corp. 2014 Omnibus Incentive Plan as from time to time amended and in effect.

“Restricted Stock”: Stock subject to restrictions requiring that it be redelivered or offered for sale to the Company if specified conditions are not satisfied.

“Restricted Stock Unit”: A Stock Unit that is, or as to which the delivery of Stock or cash in lieu of Stock is, subject to the satisfaction of specified performance or other vesting conditions.

“SAR”: A right entitling the holder upon exercise to receive an amount (payable in cash or in shares of Stock of equivalent value) equal to the excess of the fair market value of the shares of Stock subject to the right over the base value from which appreciation under the SAR is to be measured.

“Section 409A”: Section 409A of the Code.

“Section 422”: Section 422 of the Code.

“Section 162(m)”: Section 162(m) of the Code.

“Stock”: Common Stock of the Company, par value $0.001 per share.

“Stock Option”: An option entitling the holder to acquire shares of Stock upon payment of the exercise price.

“Stock Unit”: An unfunded and unsecured promise, denominated in shares of Stock, to deliver Stock or cash measured by the value of Stock in the future.

“Unrestricted Stock”: Stock not subject to any restrictions under the terms of the Award.

*        *        *

APPENDIX B

SILICON GRAPHICS INTERNATIONAL CORP

2005 EMPLOYEE STOCK PURCHASE PLAN

ADOPTED: JANUARY 12, 2005

APPROVED BY STOCKHOLDERS: APRIL 27, 2005

AS AMENDED BY THE BOARD OF DIRECTORS: OCTOBER 19, 2011

AMENDMENT APPROVED BY STOCKHOLDERS: DECEMBER 2, 2011

AS AMENDED BY THE BOARD OF DIRECTORS: OCTOBER 17, 2014

AMENDMENT APPROVED BY STOCKHOLDERS: [                    ], 2014

1.	GENERAL.

(a) The purpose of the Plan is to provide a means by which Employees of the Company and certain designated Related Corporations may be given an opportunity to purchase shares of the Common Stock of the Company.

(b) The Company seeks to use the Plan in connection with retaining the services of existing Employees, securing and retaining the services of new Employees and providing incentives for such persons to exert maximum efforts for the success of the Company and its Related Corporations.

(c) The Company intends the Plan to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code, and the provisions of the Plan shall be construed in a manner consistent with the requirements of Section 423 of the Code.

(d) The Company intends that the Purchase Rights be considered options issued under an Employee Stock Purchase Plan.

2.	DEFINITIONS.

As used in the Plan, the following definitions shall apply to the capitalized terms indicated below:

(a) “Board” means the Board of Directors of the Company.

(b) “Capitalization Adjustment” has the meaning ascribed to that term in Section 14(a).

(c) “Code” means the Internal Revenue Code of 1986, as amended.

(d) “Committee” means a committee of one (1) or more members of the Board to whom authority has been delegated by the Board in accordance with Section 3(c).

(e) “Common Stock” means the common stock of the Company.

(f) “Company” means Silicon Graphics International Corp., a Delaware corporation.

(g) “Contributions” means the payroll deductions and other additional payments specifically provided for in the Offering that a Participant contributes to fund the exercise of a Purchase Right. A Participant may make additional payments into his or her account, if specifically provided for in the Offering, and then only if the Participant has not already had the maximum permitted amount withheld during the Offering through payroll deductions.

(h) “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii) a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;

(iii) the consummation of a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv) the consummation of a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(i) “Director” means a member of the Board.

(j) “Eligible Employee” means an Employee who meets the requirements set forth in the Offering for eligibility to participate in the Offering, provided that such Employee also meets the requirements for eligibility to participate set forth in the Plan.

(k) “Employee” means any person, including Officers and Directors, who is employed for purposes of Section 423(b)(4) of the Code by the Company or a Related Corporation. However, service solely as a Director, or payment of a fee for such services, shall not cause a Director to be considered an “Employee” for purposes of the Plan.

(l) “Employee Stock Purchase Plan” means a plan that grants Purchase Rights intended to be options issued under an “employee stock purchase plan,” as that term is defined in Section 423(b) of the Code.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(n) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date in question, as reported in The Wall Street Journal or such other source as the Board deems reliable.

(ii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined by the Board in good faith.

(o) “Offering” means the grant of Purchase Rights to purchase shares of Common Stock under the Plan to Eligible Employees.

(p) “Offering Date” means a date selected by the Board for an Offering to commence.

(q) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(r) “Participant” means an Eligible Employee who holds an outstanding Purchase Right granted pursuant to the Plan.

(s) “Plan” means this Silicon Graphics International Corp. 2005 Employee Stock Purchase Plan, as amended.

(t) “Purchase Date” means one or more dates during an Offering established by the Board on which Purchase Rights shall be exercised and as of which purchases of shares of Common Stock shall be carried out in accordance with such Offering. A Purchase Date must be a Trading Day.

(u) “Purchase Period” means a period of time specified within an Offering beginning on the Offering Date or on the next day following a Purchase Date within an Offering and ending on a Purchase Date. An Offering may consist of one or more Purchase Periods.

(v) “Purchase Right” means an option to purchase shares of Common Stock granted pursuant to the Plan.

(w) “Related Corporation” means any “parent corporation” or “subsidiary corporation” of the Company whether now or subsequently established, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(x) “Securities Act” means the Securities Act of 1933, as amended.

(y) “Trading Day” means any day on which the exchange(s) or market(s) on which shares of Common Stock are listed, whether it be an established stock exchange, the Nasdaq National Market, the Nasdaq SmallCap Market or otherwise, is open for trading.

3.	ADMINISTRATION.

(a) The Board shall administer the Plan unless and until the Board delegates administration of the Plan to a Committee, as provided in Section 3(c).

(b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine when and how Purchase Rights to purchase shares of Common Stock shall be granted and the provisions of each Offering of such Purchase Rights (which need not be identical).

(ii) To designate from time to time which Related Corporations of the Company shall be eligible to participate in the Plan.

(iii) To construe and interpret the Plan and Purchase Rights, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iv) To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees who are foreign nationals or employed outside the United States.

(v) To amend the Plan as provided in Section 15.

(vi) Generally, to exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of the Company and its Related Corporations and to carry out the intent that the Plan be treated as an Employee Stock Purchase Plan.

(c) The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(d) All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

4.	SHARES OF COMMON STOCK SUBJECT TO THE PLAN.

(a) Subject to the provisions of Section 14 relating to Capitalization Adjustments, a total of Two Million Three Hundred Eighty-Two Thousand Seven Hundred Nineteen (2,382,719) shares* of the Company’s Common Stock that may be sold pursuant to Purchase Rights is reserved for issuance under this Plan as of October 17, 2014 (*with all stock splits and evergreen increases through such date, including an additional increase approved by the Board as of that date of 2,000,000 shares). In addition, the number of shares of Common Stock available for issuance under the Plan shall automatically increase on January 1st of each year, commencing in 2006 and ending on (and including) January 1, 2014, in an amount equal to the lesser of (i) one percent (1%) of the total number of shares of Common Stock outstanding on December 31st of the preceding calendar year, (ii) four hundred thousand (400,000) shares of Common Stock, or (iii) the greatest number of shares of Common Stock that could be added to the Plan as of such date without causing the number of shares that may be sold pursuant to Purchase Rights under the Plan as of that date to exceed three percent (3%) of the number of shares of Common Stock outstanding on December 31st of the preceding calendar year. Notwithstanding the foregoing, the Board could have acted, prior to the first day of any calendar year, to provide that the scheduled increase in the share reserve for such calendar year shall be a lesser number of shares of Common Stock that would otherwise occur pursuant to the preceding sentence, specifying such lesser number, or that there shall be no increase for that calendar year. For the avoidance of doubt, no additional evergreen share increases shall occur from and after Board and stockholder approval of this amended and restated Plan.

(b) If any Purchase Right granted under the Plan shall for any reason terminate without having been exercised, the shares of Common Stock not purchased under such Purchase Right shall again become available for issuance under the Plan.

(c) The stock purchasable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market.

5.	GRANT OF PURCHASE RIGHTS; OFFERING.

(a) The Board may from time to time grant or provide for the grant of Purchase Rights to purchase shares of Common Stock under the Plan to Eligible Employees in an Offering (consisting of one or more Purchase Periods) on an Offering Date or Offering Dates selected by the Board. Each Offering shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate and consistent with this Plan, which shall comply with the requirement of Section 423(b)(5) of the Code that all Employees granted Purchase Rights shall have the same rights and privileges. The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering shall be effective, which period shall not exceed twenty-seven (27) months beginning with the Offering Date, and the substance of the provisions contained in Sections 6 through 9, inclusive.

(b) If a Participant has more than one Purchase Right outstanding under the Plan, unless he or she otherwise indicates in agreements or notices delivered hereunder: (i) each agreement or notice delivered by that Participant shall be deemed to apply to all of his or her Purchase Rights under the Plan, and (ii) a Purchase Right with a lower exercise price (or an earlier-granted Purchase Right, if different Purchase Rights have identical exercise prices) shall be exercised to the fullest possible extent before a Purchase Right with a higher exercise price (or a later-granted Purchase Right if different Purchase Rights have identical exercise prices) shall be exercised.

(c) The Board shall have the discretion to structure an Offering so that if the Fair Market Value of the shares of Common Stock on the first day of a new Purchase Period within that Offering is less than or equal to the Fair Market Value of the shares of Common Stock on the Offering Date, then (i) that Offering shall terminate immediately, and (ii) the Participants in such terminated Offering shall be automatically enrolled in a new Offering beginning on the first day of such new Purchase Period.

6.	ELIGIBILITY.

(a) Purchase Rights may be granted only to Employees of the Company or, as the Board may designate as provided in Section 3(b), to Employees of a Related Corporation. Except as provided in Section 6(b), an Employee shall not be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee has been in the employ of the Company or the Related Corporation, as the case may be, for such continuous period preceding such Offering Date as the Board may require, but in no event shall the required period of continuous employment be greater than two (2) years. In addition, the Board may provide that no Employee shall be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee’s customary employment with the Company or the Related Corporation is more than twenty (20) hours per week and more than five (5) months per calendar year or such other criteria as the Board may determine consistent with Section 423 of the Code.

(b) The Board may provide that each person who, during the course of an Offering, first becomes an Eligible Employee shall, on a date or dates specified in the Offering which coincides with the day on which such person becomes an Eligible Employee or which occurs thereafter, receive a Purchase Right under that Offering, which Purchase Right shall thereafter be deemed to be a part of that Offering. Such Purchase Right shall have the same characteristics as any Purchase Rights originally granted under that Offering, as described herein, except that:

(i) the date on which such Purchase Right is granted shall be the “ Offering Date” of such Purchase Right for all purposes, including determination of the exercise price of such Purchase Right;

(ii) the period of the Offering with respect to such Purchase Right shall begin on its Offering Date and end coincident with the end of such Offering; and

(iii) the Board may provide that if such person first becomes an Eligible Employee within a specified period of time before the end of the Offering, he or she shall not receive any Purchase Right under that Offering.

(c) No Employee shall be eligible for the grant of any Purchase Rights under the Plan if, immediately after any such Purchase Rights are granted, such Employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Related Corporation. For purposes of this Section 6(c), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any Employee, and stock which such Employee may purchase under all outstanding Purchase Rights and options shall be treated as stock owned by such Employee.

(d) As specified by Section 423(b)(8) of the Code, an Eligible Employee may be granted Purchase Rights under the Plan only if such Purchase Rights, together with any other rights granted under all Employee Stock Purchase Plans of the Company and any Related Corporations, do not permit such Eligible Employee’s rights to purchase stock of the Company or any Related Corporation to accrue at a rate which exceeds twenty five thousand dollars ($25,000) of Fair Market Value of such stock (determined at the time such rights are granted, and which, with respect to the Plan, shall be determined as of their respective Offering Dates) for each calendar year in which such rights are outstanding at any time; for purposes of this limitation, there shall be counted only options to which Section 423 of the Code applies. For purposes of the Plan, an option is “granted” on a Participant’s Offering Date. An option will expire upon the earlier to occur of (i) the termination of a Participant’s participation in the Plan or such Offering, (ii) the grant of an option to such Participant on a subsequent Offering Date, or (iii) the termination of the Offering. This Section 6.4(d) shall be interpreted so as to comply with Section 423(b)(8) of the Code.

(e) Officers of the Company and any designated Related Corporation, if they are otherwise Eligible Employees, shall be eligible to participate in Offerings under the Plan. Notwithstanding the foregoing, the Board may provide in an Offering that Employees who are highly compensated Employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate.

7.	PURCHASE RIGHTS; PURCHASE PRICE.

(a) On each Offering Date, each Eligible Employee, pursuant to an Offering made under the Plan, shall be granted a Purchase Right to purchase up to that number of shares of Common Stock purchasable either with a percentage or with a maximum dollar amount, as designated by the Board, but in either case not exceeding fifteen percent (15%) of such Employee’s earnings (as defined by the Board in each Offering) during the period that begins on the Offering Date (or such later date as the Board determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no later than the end of the Offering.

(b) The Board shall establish one (1) or more Purchase Dates during an Offering as of which Purchase Rights granted pursuant to that Offering shall be exercised and purchases of shares of Common Stock shall be carried out in accordance with such Offering.

(c) In connection with each Offering made under the Plan, the Board may specify a maximum number of shares of Common Stock that may be purchased by any Participant on any Purchase Date during such Offering. In connection with each Offering made under the Plan, the Board may specify a maximum aggregate number of shares of Common Stock that may be purchased by all Participants pursuant to such Offering. In addition, in connection with each Offering that contains more than one Purchase Date, the Board may specify a maximum aggregate number of shares of Common Stock that may be purchased by all Participants on any Purchase Date under the Offering. If the aggregate purchase of shares of Common Stock issuable upon exercise of Purchase Rights granted under the Offering would exceed any such maximum aggregate number, then, in the absence of any Board action otherwise, a pro rata allocation of the shares of Common Stock available shall be made in as nearly a uniform manner as shall be practicable and equitable.

(d) The purchase price of shares of Common Stock acquired pursuant to Purchase Rights shall be not less than the lesser of:

(i) an amount equal to eighty-five percent (85%) of the Fair Market Value of the shares of Common Stock on the Offering Date; or

(ii) an amount equal to eighty-five percent (85%) of the Fair Market Value of the shares of Common Stock on the applicable Purchase Date.

8.	PARTICIPATION; WITHDRAWAL; TERMINATION.

(a) A Participant may elect to authorize payroll deductions pursuant to an Offering under the Plan by completing and delivering to the Company, within the time specified in the Offering, an enrollment form (in such form as the Company may provide). Each such enrollment form shall authorize an amount of Contributions expressed as a percentage of the submitting Participant’s earnings (as defined in each Offering) during the Offering (not to exceed the maximum percentage specified by the Board). Each Participant’s Contributions shall be credited to a bookkeeping account for such Participant under the Plan and shall be deposited with the general funds of the Company except where applicable law requires that Contributions be deposited with a third party. To the extent provided in the Offering, a Participant may begin such Contributions after the beginning of the Offering. To the extent provided in the Offering, a Participant may thereafter reduce (including to zero) or increase his or her Contributions. To the extent specifically provided in the Offering, in addition to making Contributions by payroll deductions, a Participant may make Contributions through the payment by cash or check prior to each Purchase Date of the Offering.

(b) During an Offering, a Participant may cease making Contributions and withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company may provide. Such withdrawal may be elected at any time prior to the end of the Offering, except as provided otherwise in the Offering. Upon such withdrawal from the Offering by a Participant, the Company shall distribute to such Participant all of his or her accumulated Contributions (reduced to the extent, if any, such Contributions have been used to acquire shares of Common Stock for the Participant) under the Offering, and such Participant’s Purchase Right in that Offering shall thereupon terminate. A Participant’s withdrawal from an Offering shall have no effect upon such Participant’s eligibility to participate in any other Offerings under the Plan, but such Participant shall be required to deliver a new enrollment form in order to participate in subsequent Offerings.

(c) Purchase Rights granted pursuant to any Offering under the Plan shall terminate immediately upon a Participant ceasing to be an Employee for any reason or for no reason (subject to any post-employment participation period required by law) or other lack of eligibility. The Company shall distribute to such terminated or otherwise ineligible Employee all of his or her accumulated Contributions (reduced to the extent, if any, such Contributions have been used to acquire shares of Common Stock for the terminated or otherwise ineligible Employee) under the Offering.

(d) Purchase Rights shall not be transferable by a Participant except by will, the laws of descent and distribution, or by a beneficiary designation as provided in Section 13. During a Participant’s lifetime, Purchase Rights shall be exercisable only by such Participant.

(e) Unless otherwise specified in an Offering, the Company shall have no obligation to pay interest on Contributions.

9.	EXERCISE.

(a) On each Purchase Date during an Offering, each Participant’s accumulated Contributions shall be applied to the purchase of shares of Common Stock up to the maximum number of shares of Common Stock permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares shall be issued upon the exercise of Purchase Rights unless specifically provided for in the Offering. Each Participant shall be responsible for payment of all individual tax liabilities arising under the Plan. The shares of Common Stock purchased upon exercise of an option hereunder shall be considered for tax purposes to be sold to the Participant on the Purchase Date. During his or her lifetime, a Participant’s option to purchase shares of Common Stock hereunder is exercisable only by him or her.

(b) If any amount of accumulated Contributions remains in a Participant’s account after the purchase of shares of Common Stock and such remaining amount is less than the amount required to purchase one share of Common Stock on the final Purchase Date of an Offering, then such remaining amount shall be held in such Participant’s account for the purchase of shares of Common Stock under the next Offering under the Plan, unless such Participant withdraws from such next Offering, as provided in Section 8(b), or is not eligible to participate in such Offering, as provided in Section 6, in which case such amount shall be distributed to such Participant after the final Purchase Date, without interest. If the amount of Contributions remaining in a Participant’s account after the purchase of shares of Common Stock is at least equal to the amount required to purchase one (1) whole share of Common Stock on the final Purchase Date of the Offering, then such remaining amount shall be distributed in full to such Participant at the end of the Offering without interest.

(c) No Purchase Rights may be exercised to any extent unless the shares of Common Stock to be issued upon such exercise under the Plan are covered by an effective registration statement pursuant to the Securities Act and the Plan is in material compliance with all applicable federal, state, foreign and other securities and other laws applicable to the Plan. If on a Purchase Date during any Offering hereunder the shares of Common Stock are not so registered or the Plan is not in such compliance, no Purchase Rights or any Offering shall be exercised on such Purchase Date, and the Purchase Date shall be delayed until the shares of Common Stock are subject to such an effective registration statement and the Plan is in such compliance, except that the Purchase Date shall not be delayed more than twelve (12) months and the Purchase Date shall in no event be more than twenty-seven (27) months from the Offering Date. If, on the Purchase Date under any Offering hereunder, as delayed to the maximum extent permissible, the shares of Common Stock are not registered and the Plan is not in such compliance, no Purchase Rights or any Offering shall be exercised and all Contributions accumulated during the Offering (reduced to the extent, if any, such Contributions have been used to acquire shares of Common Stock) shall be distributed to the Participants without interest.

10.	COVENANTS OF THE COMPANY.

The Company shall seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of Common Stock upon exercise of the Purchase Rights. If, after commercially reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Purchase Rights unless and until such authority is obtained.

11.	USE OF PROCEEDS FROM SALES OF COMMON STOCK.

Proceeds from the sale of shares of Common Stock pursuant to Purchase Rights shall constitute general funds of the Company.

12.	RIGHTS AS A STOCKHOLDER.

A Participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, shares of Common Stock subject to Purchase Rights unless and until the Participant’s shares of Common Stock acquired upon exercise of Purchase Rights are recorded in the books of the Company (or its transfer agent).

13.	DESIGNATION OF BENEFICIARY.

(a) A Participant may file a written designation of a beneficiary who is to receive any shares of Common Stock and/or cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to the end of an Offering but prior to delivery to the Participant of such shares of Common Stock or cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death during an Offering. Any such designation shall be on a form provided by or otherwise acceptable to the Company.

(b) The Participant may change such designation of beneficiary at any time by written notice to the Company. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such shares of Common Stock and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares of Common Stock and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

14.	ADJUSTMENTS UPON CHANGES IN COMMON STOCK; CORPORATE TRANSACTIONS.

(a) If any change is made in, or other events occur with respect to, the Common Stock subject to the Plan or subject to any Purchase Right after the effective date of the Plan set forth in Section 17 without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company (each a “Capitalization Adjustment” )), the Plan shall be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan pursuant to Section 4(a), and the outstanding Purchase Rights shall be appropriately adjusted in the class(es), number of shares and purchase limits of such outstanding Purchase Rights. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (Notwithstanding the foregoing, the conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.)

(b) In the event of a Corporate Transaction, then: (i) any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue Purchase Rights outstanding under the Plan or may substitute similar rights (including a right to acquire the same consideration paid to the stockholders in the Corporate Transaction) for those outstanding under the Plan, or (ii) if any surviving or acquiring corporation (or its parent company) does not assume or continue such Purchase Rights or does not substitute similar rights for Purchase Rights outstanding under the Plan, then the Participants’ accumulated Contributions shall be used to purchase shares of Common Stock within ten (10) business days prior to the Corporate Transaction under the ongoing Offering, and the Participants’ Purchase Rights under the ongoing Offering shall terminate immediately after such purchase.

(c) In the event of the proposed liquidation or dissolution of the Company, the Offering will terminate immediately prior to the consummation of such proposed transaction, unless otherwise provided by the Board in its sole discretion, and all outstanding options shall automatically terminate and the amounts of all payroll deductions and/or other contributions will be refunded without interest to the Participants.

15.	AMENDMENT OF THE PLAN.

(a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 14(a) relating to Capitalization Adjustments and except as to amendments solely to benefit the administration of the Plan, to take account of a change in legislation or to obtain or maintain favorable tax, exchange control or regulatory treatment for Participants or the Company or any Related Corporation, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary for the Plan to satisfy the requirements of Section 423 of the Code or other applicable laws or regulations.

(b) It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Employee Stock Purchase Plans and/or to bring the Plan and/or Purchase Rights into compliance therewith.

(c) The rights and obligations under any Purchase Rights granted before amendment of the Plan shall not be impaired by any amendment of the Plan except: (i) with the consent of the person to whom such Purchase Rights were granted, or (ii) as necessary to comply with any laws or regulations (including, without limitation, the provisions of the Code and the regulations promulgated thereunder relating to Employee Stock Purchase Plans).

16.	TERMINATION OR SUSPENSION OF THE PLAN.

(a) The Board in its sole discretion may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate at the time that all of the shares of Common Stock reserved for issuance under the Plan, as increased and/or adjusted from time to time, have been issued under the terms of the Plan. No Purchase Rights may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) Any benefits, privileges, entitlements and obligations under any Purchase Rights while the Plan is in effect shall not be impaired by suspension or termination of the Plan except (i) as expressly provided in the Plan or with the consent of the person to whom such Purchase Rights were granted, (ii) as necessary to comply with any laws, regulations or listing requirements, or (iii) as necessary to ensure that the Plan and/or Purchase Rights comply with the requirements of Section 423 of the Code. Notwithstanding the foregoing, if the Company’s accountants advise the Company that the accounting treatment of purchases under the Plan will change or has changed in a manner that the Company determines is detrimental to its best interests, then the Company may, in its discretion, take any or all of the following actions: (i) terminate each Offering hereunder that is then ongoing as of the next Purchase Date (after the purchase of Common Stock on such Purchase Date) under such Offering; (ii) set a new Purchase Date for each ongoing Offering and terminate such Offerings after the purchase of Common Stock on such Purchase Date; (iii) amend the Plan and the ongoing Offering so that such Offering will no longer have an accounting treatment that is detrimental to the Company’s best interests and (iv) terminate each ongoing Offering and refund any Contributions (reduced to the extent, if any, such Contributions have been used to acquire shares of Common Stock) without interest to the participants.

17.	EFFECTIVE DATE OF PLAN.

This amendment and restatement of the Plan shall be effective on the date it is adopted by the Board, but no Purchase Rights shall be exercised under this amendment and restatement of the Plan unless and until it has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date this amendment and restatement of the Plan is adopted by the Board.

18.	MISCELLANEOUS PROVISIONS.

(a) The Plan and Offering do not constitute an employment contract. Nothing in the Plan or in the Offering shall in any way alter the at will nature of a Participant’s employment or be deemed to create in any way whatsoever any obligation on the part of any Participant to continue in the employ of the Company or a Related Corporation, or on the part of the Company or a Related Corporation to continue the employment of a Participant.

(b) The provisions of the Plan shall be governed by the laws of the State of Delaware without resort to that state’s conflicts of laws rules.

SILICON GRAPHICS INTERNATIONAL CORP. 900 N. MCCARTHY BOULEVARD MILPITAS, CA 95035

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS DETACH

AND RETURN THIS PORTION ONLY

— — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — —

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

		For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
		All	All	Except
The Board of Directors recommends you vote
FOR the following:

1.	Election of Directors	☐	☐	☐
Nominees

01 Ronald D. Verdoorn	02 Charles M. Boesenberg	03 Gary A. Griffiths	04 Michael W. Hagee	05 Douglas R. King
06 Hagi Schwartz	07 Jorge L. Titinger

The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5.		For	Against	Abstain

2.	To approve the adoption of the Company’s 2014 Omnibus Incentive Plan.	☐	☐	☐

3.	To approve the Company’s Amended and Restated Employee Stock Purchase Plan	☐	☐	☐

4.

To ratify the selection by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 26, 2015.

		☐	☐	☐

5.	To approve a non-binding, advisory resolution on executive compensation.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3, 4 AND 5 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign.

If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com.

— — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — —

SILICON GRAPHICS INTERNATIONAL CORP.

Annual Meeting of Stockholders

December 9, 2014 9:00 AM

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoints Robert J. Nikl and Jennifer W. Pileggi, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of SILICON GRAPHICS

INTERNATIONAL CORP. that the stockholder(s) is/are entitled to vote at the Annual Meeting of stockholder(s) to be held at 9:00 AM on December 9, 2014 at our executive offices located at 900 North McCarthy Blvd., Milpitas, California 95035, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side